                      SCHEDULE 14A INFORMATION

                           (Rule 14a-101)
              INFORMATION REQUIRED IN PROXY STATEMENT


                      SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934
                         (Amendment No.   )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       HEARTLAND BANCSHARES, INC.
            (Name of Registrant as Specified in Its Charter)

    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies:
          COMMON STOCK, $0.01 PAR VALUE
     2) Aggregate number of securities to which transaction applies:
          832,833 OUTSTANDING SHARES PLUS 17,528 SHARES PURSUANT TO CANCELLATION OF OPTIONS
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          $15.75 PER SHARE FOR 832,833 OUTSTANDING SHARES
          $1.75 PER SHARE FOR 17,528 SHARES PURSUANT TO
          CANCELLATION OF OPTIONS
     4) Proposed maximum aggregate value of transaction:  $13,147,794
     5) Total fee paid:  $3,655.09

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

              [Heartland Bancshares, Inc. letterhead]


                          March ____, 1999




Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Heartland Bancshares, Inc. (The "Company") to be held at __________________________________________,
______________________, Herrin, Illinois, on _____________,
___________________, 1999 at __:__ _.m.

     At the Special Meeting, the shareholders of the Company will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 23, 1998 (the "Agreement"), pursuant to which the Company will be acquired by means of the merger of Banterra Acquisitionco, Inc., a wholly owned subsidiary of Banterra Corp., with and into the Company (the "Merger"). Upon consummation of the Merger, (i) each share of the Company's common stock will be converted into the right to receive $15.75 in cash and (ii) each holder of a fully vested option to acquire the Company's common stock will be entitled to receive $1.75 in cash multiplied by the number of shares covered in the option, all as more fully described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement.

     THE BOARD OF DIRECTORS OF THE COMPANY CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED THE AGREEMENT AS BEING IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT. AN ABSTENTION OR FAILURE TO VOTE IS THE EQUIVALENT OF VOTING AGAINST THE PROPOSED ACQUISITION.

     Your vote is important, regardless of the number of shares you own. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. This will NOT prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

                            Sincerely,



                            Roger O. Hileman
                            President and Chief Executive Officer

     ** PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME **


PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
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

----------------------------------------------------------------------------
                      HEARTLAND BANCSHARES, INC.
                        318 SOUTH PARK AVENUE
                     HERRIN, ILLINOIS 62948-3604
                           (618) 942-7373
----------------------------------------------------------------------------
              NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD ON ________________, 1999

----------------------------------------------------------------------------

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Heartland Bancshares, Inc. (the "Company") will be held at _______________________, _______________________, Herrin, Illinois,
on ___________, _______________, 1999 at _____:_____ __.m., local time for the purpose of considering and acting upon the following proposals:

1. The approval of an Agreement and Plan of Merger, dated as of December 23, 1998 (the "Agreement"), by and among Banterra Corp. ("Banterra"), Banterra Acquisitionco, Inc. ("Acquisitionco") and the Company, pursuant to which: (i) the Company will be acquired by Banterra by means of the merger of Acquisitionco, a wholly owned subsidiary of Banterra, with and into the Company (the "Merger") with the Company as the surviving corporation; (ii) each share of the Company's common stock, $0.01 par value per share (the "Common Stock"), will be converted into the right to receive $15.75 in cash; and (iii) each holder of an option to acquire Common Stock will be entitled to receive $1.75 in cash multiplied by the number of shares covered by the option, under such terms and conditions as are described in detail in the enclosed Proxy Statement.

2. The transaction of such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Enclosed are the following items relating to the Special Meeting and the Merger: (1) Proxy Statement; (2) Proxy Card; and (3) a pre-addressed return envelope for the Proxy Card.

     Any action may be taken on any of the foregoing proposals at the Special Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned. Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March ____, 1999 as the record date for determination of the shareholders entitled to notice of and to vote at the Special Meeting.

     Pursuant to Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983, as amended, each holder of the Company's Common Stock will have the right to dissent from the Agreement and to demand a determination of the fair value of such shareholder's shares in the event the Agreement is approved and the Merger consummated.

     You are requested to complete and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Special Meeting in person.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              ____________________________________________
                              Secretary
Herrin, Illinois
______________, 1999


PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
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

                     HEARTLAND BANCSHARES, INC.
                       318 SOUTH PARK AVENUE
                    HERRIN, ILLINOIS  62948-3604

                         -----------------
                          PROXY STATEMENT
                         -----------------

                  SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD ON _______________, 1999

                            INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Heartland Bancshares, Inc. (the "Company") to be used at a Special Meeting of Shareholders (the "Special Meeting") to be held at _______________________________,
_____________________________, Herrin, Illinois on ______________,
_________________, 1999 at ____:____ __.m., local time, and at any adjournment or postponement thereof. At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of December 23, 1998 (the "Agreement"), by and among Banterra Corp. ("Banterra"), Banterra Acquisitionco, Inc. ("Acquisitionco") and the Company, pursuant to which the Company will be acquired by Banterra by means of the merger of Acquisitionco, a wholly owned subsidiary of Banterra, with and into the Company (the "Merger") with the Company as the surviving corporation. Only shareholders of record as of the close of business on March ____, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. The accompanying Notice of Special Meeting and this Proxy Statement, together with the enclosed proxy card, are being mailed to shareholders of record on or about _______________, 1999.

      The Agreement provides for the acquisition of the Company by Banterra by means of the Merger. The Company will be the surviving corporation of the Merger (the "Surviving Corporation") and as a result of the Merger will become a wholly owned subsidiary of Banterra. At the effective time of the Merger (the "Effective Time"), each share of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), outstanding immediately prior thereto (other than (i) treasury shares, (ii) shares of Common Stock that are forfeitable and/or not fully vested and (iii) shares the holders of which have perfected dissenters' rights of appraisal ("Dissenting Shares")) will be cancelled and converted into the right to receive a cash payment from Banterra equal to $15.75 (the "Merger Consideration"). The last sale price for the Common Stock as reported in the National Daily Quotation System "Pink Sheets" on December 18, 1998, the last business day prior to the announcement of the signing of the Agreement on which a sale occurred, was $12.25 per share. The last reported sale price of the Common Stock on ______________, 1999, the latest practicable date prior to the mailing of this Proxy Statement, was $__________ per share. In addition, at the Effective Time, all outstanding options issued pursuant to the Heartland Bancshares, Inc. 1996 Stock Option and Incentive Plan (the "Option Plan") that are outstanding and fully vested as of the Effective Time (the "Issued Options") will be cancelled, and, in consideration for such cancellation, each holder of an Issued Option will be paid $1.75 multiplied by the number of shares of Common Stock covered by such Issued Option (the "Option Consideration"). THE BOARD OF DIRECTORS BELIEVES THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY'S SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AGREEMENT.

      ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT WITH RESPECT TO BANTERRA AND ITS SUBSIDIARIES AND ACQUISITIONCO HAS BEEN SUPPLIED BY BANTERRA, AND ALL INFORMATION WITH RESPECT TO THE COMPANY AND HEARTLAND NATIONAL BANK (THE "BANK") HAS BEEN SUPPLIED BY THE COMPANY.


PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
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

----------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
----------------------------------------------------------------------------

       ** PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME **

            SHAREHOLDERS WILL BE GIVEN DETAILED INSTRUCTIONS FOR
               SURRENDERING THEIR STOCK CERTIFICATES AS SOON
             AS PRACTICABLE AFTER THE MERGER BECOMES EFFECTIVE.



PRELIMINARY PROXY MATERIALS
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

                     TABLE OF CONTENTS


SUMMARY                                                    3
SELECTED CONSOLIDATED FINANCIAL DATA OF HEARTLAND
 BANCSHARES, INC.                                          8
MEETING INFORMATION                                        9
   Date, Time and Place                                    9
   Voting Rights                                           9
   Voting and Revocation of Proxies                        9
   Solicitation of Proxies                                 9
TERMS OF THE PROPOSED MERGER                              10
   General                                                10
   Business of Heartland Bancshares, Inc.                 10
   Business of Banterra Corp.                             11
   Business of Banterra Acquisitionco, Inc.               11
   Background of and Reasons for the Merger;
    Board Recommendations                                 11
   Recommendation of the Board of Directors; Reasons
    for the Merger                                        13
   Opinion of Trident Financial Corporation               14
   Vote Required                                          19
   Dissenters' Rights                                     19
   Description of the Merger                              20
   Exchange of Stock Certificates and Settlement of
    Issued Options                                        21
   Effective Time                                         21
   Conditions to the Merger                               21
   Conduct of Business Pending the Merger                 22
   No Solicitation                                        24
   Representations and Warranties of the Company          25
   Representations, Warranties and Covenants of Banterra
    and Acquisitionco                                     25
   Termination of the Agreement; Termination Fee          25
   Waiver and Amendment                                   27
   Expenses                                               27
   Effect on Employees and Certain Employee Benefit
    Plans                                                 27
   Interests of Certain Persons in the Merger             27
   Certain Material Federal Income Tax Consequences       29
   Accounting Treatment                                   30
   Regulatory Approvals                                   30
HEARTLAND BANCSHARES, INC.                                31
   General                                                31
   Lending Activities                                     31
   Investment Activities                                  42
   Deposit Activity and Other Sources of Funds            46
   Subsidiary Activities                                  48
   Performance Ratios                                     48
   Competition                                            49
   Employees                                              49
   Properties                                             49
SUPERVISION AND REGULATION                                50
   General                                                50
   Certain Transactions with Affiliates                   50
   Payment of Dividends                                   50
   Capital Adequacy                                       50
   Support of the Bank                                    51
FIRREA and FDICIA                                         51
   Depositor Preference Statute                           52
   FDIC Insurance Assessments                             52
   Interstate Banking and Other Recent Legislation        52
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS                      53
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL
 OWNERS                                                   66
MARKET FOR THE COMMON STOCK AND DIVIDENDS                 68
INDEPENDENT ACCOUNTANTS                                   68
OTHER MATTERS                                             68
SHAREHOLDER PROPOSALS                                     68
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                70

ANNEXES

   Annex A - Opinion of Trident Financial
    Corporation                                          A-1
   Annex B - Dissenters' Rights Statute                  B-1

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                              SUMMARY

      The following is a brief summary of certain information regarding the proposed Merger and related information contained elsewhere in this Proxy Statement. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement. Each shareholder is urged to read this Proxy Statement in its entirety before casting his or her vote.

INFORMATION RELATING TO THE SPECIAL MEETING

      The Special Meeting of Shareholders will be held on ____________, ______________, 1999 at ____:____ __.m., local time, at
____________________________, ______________________________, Herrin,
Illinois. At the Special Meeting, shareholders will be asked to consider and vote upon a proposal to approve the Agreement pursuant to which the Company will be acquired by Banterra by means of the merger of Acquisitionco with and into the Company. Only shareholders of record as of the close of business on March ____, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. See "Meeting Information."

      APPROVAL OF THE AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE COMPANY'S COMMON STOCK.

THE MERGER

      The Agreement provides for the acquisition of the Company by Banterra by means of the Merger in accordance with the provisions of the Agreement and applicable provisions of Illinois law. The Company will be the Surviving Corporation and, as a result of the Merger, will be a wholly owned subsidiary of Banterra. The Agreement has been approved and adopted by the Board of Directors of both the Company, Banterra and Acquisitionco.
At the Effective Time, each share of Common Stock outstanding immediately prior thereto (other than (i) treasury shares, (ii) shares of Common Stock that are forfeitable and/or not fully vested and (iii) shares the holders of which have perfected dissenters' rights of approval ("Dissenting Shares")) will be cancelled and converted into the right to receive a cash payment from Banterra equal to $15.75 (the "Merger Consideration"). In addition, all of the outstanding options issued pursuant to the Heartland Bancshares, Inc. 1996 Stock Option and Incentive Plan (the "Option Plan") that are outstanding and fully vested as of the Effective Time (the "Issued
Options") will be cancelled, and each holder thereof will be paid an amount equal to $1.75 multiplied by the number of shares of Common Stock covered by such Issued Options (the "Option Consideration").

      The Merger Consideration and Option Consideration were determined in negotiations between the Company and Banterra with the assistance of the Company's financial advisor. For a general discussion of these negotiations, the factors considered by the Board of Directors of the Company in evaluating the Merger and the basis for the opinion of the Company's financial advisor that the Merger Consideration is fair to shareholders from a financial point of view, see "Terms of the Proposed Merger -- Background of the Merger," "-- Recommendation of the Board of Directors; Reasons for the Merger" and "-- Opinion of Trident Financial Corporation."

BUSINESS OF HEARTLAND BANCSHARES, INC.

      The Company, an Illinois corporation, was organized in 1996 to serve as the holding company for the Bank. The Company's principal business is that of overseeing the business of the Bank. The Company has no significant assets other than its investment in the Bank, a loan to the Company's employee stock ownership plan (the "ESOP") and certain cash and cash equivalents and investment securities. At December 31, 1998, on a consolidated basis, the Company had total assets of $63.3 million, total loans of $36.4 million, total investment

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
and mortgage-backed securities of $11.3 million, total deposits of $51.4 million and shareholders' equity of $11.3 million.

      The Bank is a national banking association operating through offices in Herrin and Carterville, Illinois, serving Williamson, Franklin and Jackson Counties in southeastern Illinois. The principal business of the Bank historically has consisted of attracting deposits from the general public and investing these deposits in loans secured by first mortgages on single-family residences in the Bank's market area. The Bank derives its income principally from interest earned on loans and, to a lesser extent, interest earned on mortgage-backed and related securities and investment securities and noninterest income. Funds for these activities are provided principally by operating revenues, deposits and repayments of outstanding loans and mortgage-backed and related securities.

      The Bank is the successor to First Federal Savings and Loan Association of Herrin (the "Association"). The Association converted to a national banking association (the "Bank Conversion") immediately following its conversion to stock form (the "Stock Conversion" and, together with the Bank Conversion, the "Conversion") which was consummated on June 28, 1996. As part of the Stock Conversion, the Association became a wholly owned subsidiary of the Company, which acquired all of the Association's newly issued capital stock with the proceeds from a public offering of the Company's Common Stock.

      As a bank holding company, the Company is registered with, and subject to regulation and examination by, the Board of Governors of the Federal Reserve System (the "Federal Reserve"). The Bank is subject to comprehensive examination, supervision and regulation by the Office of the Comptroller of the Currency (the "OCC"). Because the Bank was formerly chartered as a savings association, the Bank's deposits are insured by the Savings Association Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (the "FDIC") up to the applicable limits for each depositor.

      The executive offices of the Company are located at 318 South Park Avenue, Herrin, Illinois 62948-3604 and its main telephone number is (618) 942-7373.

BUSINESS OF BANTERRA CORP.

      Banterra, an Illinois corporation, was organized in 1981 to serve as the holding company for its banking subsidiary, Banterra Bank. At December 31, 1998, on a consolidated basis, Banterra and Banterra Bank had total assets of $549.1 million, total deposits of $500.0 million and total shareholders' equity of $54.2 million.

      Banterra Bank, which operates 14 banking offices in Illinois and Kentucky, is engaged in the general banking business of accepting funds for deposit, making loans, renting safe deposit boxes and performing such other banking services as are usual and customary of banks of similar size and character.

      The business of Banterra consists primarily of the ownership, supervision and control of Banterra Bank and Banterra Bank's wholly owned subsidiary, Banterra Insurance, Inc. ("Banterra Insurance"). In addition to customary banking services, Banterra Bank provides mortgage loan servicing and offers lending through its Small Business Lending Center. Banterra Insurance offers all lines of insurance, mutual funds and fixed and variable annuities.

      The executive offices of Banterra are located at U.S. Route 45 South, Eldorado, Illinois 62930, and its main telephone number is (618) 273-9346.

BUSINESS OF BANTERRA ACQUISITIONCO, INC.

      Acquisitionco is an Illinois corporation and a wholly owned subsidiary of Banterra. Acquisitionco has conducted no business operations and was formed solely to consummate the Merger.

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      The executive offices of Acquisitionco are located at U.S. Route 45
South, Eldorado, Illinois  62930, and its main telephone number is (618)
273-9346.

RECOMMENDATION OF THE BOARD OF DIRECTORS; VOTE REQUIRED

      The Board of Directors of the Company has unanimously approved the Agreement and determined that the Merger is in the best interests of the Company and its shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT. See "Terms of the Proposed Merger -- Recommendation of the Board of Directors; Reasons for the Merger." Approval of the Agreement requires the affirmative vote of at least two-thirds of the shares of Common Stock outstanding. Concurrent with the execution of the Agreement, all of the directors of the Company executed voting agreements obligating them to vote their shares of Common Stock in favor of approval of the Agreement. As of the Record Date, directors and executive officers of the Company and their affiliates were the beneficial owners of ____________ shares, or ______%, of the Common Stock outstanding at that date. See "Terms of the Proposed Merger -- Vote Required" and "-- Voting Agreements."

CONDITIONS TO THE MERGER

      The Agreement sets forth a number of conditions which must be satisfied before the Merger may be consummated, including the approval of the Agreement by the requisite vote of the shareholders of the Company and the receipt of all governmental approvals required by the Agreement. An application for approval of the Merger has been submitted to the Federal Reserve. No assurance can be given that such application will be approved or that it will not be approved on terms or conditions that may require an amendment to the Agreement. No amendment made after Company shareholders have approved the Agreement may reduce either the amount or form of the Merger Consideration or the Option Consideration.

      If shareholder approval of the Agreement is not obtained, none of the transactions contemplated thereby, including the Merger, will be consummated. While no definitive plans have been formulated as to what course of action would be pursued in the event shareholder approval is not obtained, the Board of Directors presently intends to continue the operation of the Company as an independent entity.

      The Merger also is subject to a number of other conditions set forth in the Agreement.

EXCHANGE OF STOCK CERTIFICATES

      It is currently anticipated that Illinois Stock Transfer Company will serve as Exchange Agent (the "Exchange Agent"). No later than five business days after the closing date of the merger (the "Closing Date"), the Exchange Agent will send a notice and a form of letter of transmittal ("Letter of Transmittal") to each holder of certificate(s) which immediately prior to the Effective Time represented shares of Common Stock and to each holder of an Issued Option, advising them of the terms of the exchange and the procedures for surrendering such certificate(s) in exchange for the Merger Consideration or the Option Consideration. Upon receipt of the certificate(s) and properly completed Letters of Transmittal, the Exchange Agent will make the appropriate cash payment. See "Terms of the Proposed Merger -- Exchange of Stock Certificates and Settlement of Issued Options."

      PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

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

OPINION OF FINANCIAL ADVISOR

      The Board of Directors retained Trident Financial Corporation ("Trident") to render financial advisory services to the Company and requested that Trident render its opinion with respect to the fairness, from a financial point of view, to the Company's shareholders of the consideration to be received in the Merger. Trident rendered its opinion to the Board on December 23, 1998 that, from a financial point of view, the consideration to be offered in the Merger was fair to the shareholders of the Company (the "Opinion"). The Opinion has been updated and confirmed as of the date of this Proxy Statement. The Opinion sets forth a description of the assumptions made and matters considered by Trident and contains certain limitations and qualifications. A copy of the Opinion is attached as Annex A hereto, and the description set forth herein is qualified in its entirety by reference to the attached Opinion. For additional information, see "Terms of the Proposed Merger -- Opinion of Trident Financial Corporation" and the Opinion attached hereto as Annex A.

NO SOLICITATION

      The Agreement provides that none of the Company or its subsidiaries will authorize or permit any of their respective officers, directors, employees or agents to, directly or indirectly, solicit, initiate or encourage or (subject to the Board's fiduciary duties as advised by counsel) hold discussions or negotiations with or provide any information to any person in connection with any proposal from any person for the acquisition of all or any substantial portion of the business, assets, shares of Common Stock or other securities of the Company or the Bank, or any merger of the Company or the Bank with any person. The Company is obligated to promptly inform Banterra of its receipt of any such proposal or inquiry concerning such proposal, the substance of such proposal or inquiry and the identity of such person.

      The Agreement further provides that, in certain circumstances, the Company would be obligated to pay to Banterra a termination fee equal to $450,000 if the Agreement is terminated by Banterra due to the occurrence of any of the following events: (i) any person or group of persons (other than Banterra and its affiliates) shall have acquired, or have the right to acquire, thirty-five percent (35%) or more of the outstanding shares of Common Stock; (ii) the expiration date of a tender or exchange offer by any person or group of persons (other than Banterra and its affiliates) to purchase or acquire securities of the Company if upon consummation of such offer, such person or group of persons would own, control or acquire the right to acquire more than thirty-five percent (35%) of the issued and outstanding shares of Common Stock; or (iii) the entry by the Company into a definitive agreement with a person or group of persons (other than Banterra and its affiliates) for such person or group of persons to acquire, merge or consolidate with the Company or to acquire all or substantially all of the Company's assets or more than thirty-five percent (35%) of the outstanding shares of Common Stock. Such termination fee would be in full satisfaction of all obligations or liability of the Company under the Agreement.

      The foregoing provisions may have the effect of discouraging competing offers to acquire or merge with the Company. See "Terms of the Proposed Merger -- No Solicitation."

TERMINATION OF THE AGREEMENT

      The Agreement may be terminated at any time before the Effective Time, whether before or after approval by the shareholders of the Company, in a number of circumstances, including the following (as used herein, the term "Party" shall mean the Company and the Bank, on the one hand, and Banterra and Acquisitionco, on the other hand, and the term "Parties" shall mean the Company, the Bank, Banterra and Acquisitionco): (i) by written agreement of the Parties; (ii) at the election of either Party if the closing of the Merger (the "Closing") shall not have occurred on or before September 23, 1999, unless the failure to so close is due to the failure of the Party seeking to terminate to perform or observe such Party's covenants and agreements contained in the Agreement; (iii) by the non-breaching Party in the event that there is a breach in any of the

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representations and warranties or a material breach of any of the agreements of the other Party which breach is not cured within 30 days after written notice to cure such breach is given to the breaching Party;
(iv) by either Party in the event any of the conditions of either Party are not satisfied or waived on or prior to the Closing Date and any applicable cure period has lapsed; (v) the final denial by any applicable regulatory authority of any required regulatory application; (vi) by either Party if the shareholders of the Company do not approve the Agreement; (vii) by Banterra if the Board of Directors of the Company should have failed to recommend approval of the Agreement or have withdrawn or modified in an adverse manner its recommendation; and (viii) by Banterra in the event certain third parties should acquire, or have the right to acquire, 35% or more of the outstanding shares of Common Stock. In the event the Agreement is terminated by Banterra, the Company may be obligated to pay a termination fee to Banterra. For additional information, see "Terms of the Proposed Merger -- Termination of the Agreement; Termination Fee."

DISSENTERS' RIGHTS

      Under Illinois law, dissenters' rights of appraisal are available to shareholders of the Company who comply with the statutory procedures for requesting appraisal in connection with the Merger. AMONG OTHER REQUIREMENTS, SHAREHOLDERS WISHING TO EXERCISE THEIR RIGHTS OF APPRAISAL MUST MAKE A WRITTEN DEMAND FOR APPRAISAL PRIOR TO THE TAKING OF A VOTE ON THE AGREEMENT. A VOTE AGAINST THE MERGER DOES NOT CONSTITUTE SUCH A WRITTEN DEMAND. SHAREHOLDERS WHO RETURN AN EXECUTED BLANK PROXY WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE AGREEMENT AND THEREBY TO HAVE WAIVED THEIR DISSENTERS' RIGHTS OF APPRAISAL. See "Terms of the Proposed Merger -- Dissenters' Rights."

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      All shareholders should read carefully the discussion in "Terms of the Proposed Merger -- Certain Material Federal Income Tax Consequences" and other sections of this Proxy Statement. Shareholders are urged to consult their own tax advisors as to the specific consequences to them of the Merger under applicable tax laws.

      The receipt of cash by a shareholder of the Company in exchange for shares of the Common Stock pursuant to the Merger will be a taxable transaction to such shareholder for federal income tax purposes. In general, a shareholder who receives cash in the Merger in exchange for such shareholder's shares of Common Stock will recognize gain or loss equal to the difference, if any, between (i) the cash payment of $15.75 per share received from Banterra in exchange for the shares of the Common Stock and
(ii) the shareholder's tax basis in such shares of Common Stock. See "Terms of the Proposed Merger -- Certain Material Federal Income Tax Consequences."

ACCOUNTING TREATMENT

      The Company has been advised by Banterra that the Merger will be accounted for under the purchase method of accounting as required by Accounting Principles Board Opinion No. 16 Business Combinations. See "Terms of the Proposed Merger -- Accounting Treatment."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      Certain members of the Company's Board of Directors and its officers and employees have interests in the Merger in addition to their interests as shareholders of the Company generally. These interests include, among others, provisions in the Agreement relating to liability insurance and indemnification, severance payments and other employee benefit matters. The Agreement provides that Roger Hileman will become entitled to a change in control payment under his current employment agreement as a result of the Merger. See "Terms of the Proposed Merger -- Interests of Certain Persons in the Merger" and "-- Effect on Employees and Certain Employee Benefit Plans."

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

  SELECTED CONSOLIDATED FINANCIAL DATA OF HEARTLAND BANCSHARES, INC.

      The following table presents selected consolidated financial information for the Company at the dates and for the periods indicated. This information is derived from and should be read in conjunction with the Company's consolidated financial statements and the notes thereto contained elsewhere in this Proxy Statement.


                                                             AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                               -----------------------------------------------------------------
                                                 1998          1997         1996<F2>       1995<F2>     1994<F2>
                                                 ----          ----         --------       --------     --------
                                                                      (DOLLARS IN THOUSANDS)
FINANCIAL CONDITION DATA (END OF PERIOD):
Assets                                        $ 63,325       $ 67,461       $ 65,856       $ 61,309     $ 59,032
Loans receivable, net                           36,382         46,307         41,466         35,060       27,294
Cash and interest-bearing deposits in other
 depository institutions                        13,581          5,065          2,165          5,244        6,238
Investments securities                           6,432          7,341         11,138          9,222       13,274
Mortgage-backed securities                       4,912          6,986          9,477         10,463       10,930
Deposits                                        51,417         54,022         52,832         55,632       53,600
Total shareholders' equity                      11,295         12,145         12,616          4,750        4,803

OPERATING DATA:
Interest income                               $  4,447       $  4,738       $  4,431       $  4,007     $  3,835
Interest expense                                 2,547          2,665          2,719          2,629        2,353
Net interest income                              1,900          2,073          1,712          1,378        1,482
Provision for loan losses                          106            156              5            200           --
Net interest income after provision for
 loan losses                                     1,794          1,917          1,707          1,178        1,482
Other income                                       187            194            211            233          271
Other expense                                    2,213          1,893          1,841          1,213        1,002
Income before income taxes                        (232)           218             77            198          751
Income tax expense (benefit)                       (99)            55           (452)           495          284
Net income (loss)                                 (133)           163            529           (297)         467

PERFORMANCE RATIOS:
Return on average assets                         (0.21)%         0.24%          0.81%         (0.50)%       0.78%
Return on average equity                         (1.14)          1.33           5.69          (5.87)        9.76
Net interest margin                               2.95           3.10           2.62           2.25         2.46
Interest rate spread                              2.34           2.41           2.16           2.11         2.31
Dividend payout ratio <F1>                     (179.70)        200.00          30.43            N/A          N/A
Ratio of average interest-earning assets
 to average interest-bearing liabilities        118.60x        119.63x        113.33x        106.47x      106.21x

ASSET QUALITY RATIOS:
Nonperforming assets to total assets              1.24%          1.27%          0.95%          0.93%        0.26%
90-day past-due loans to total loans              1.36           1.34           1.19           1.63         0.56
Allowance for loan losses to total loans          1.02           0.86           0.72           0.86         0.36
Allowance for loan losses to 90-day past-due
 loans                                           75.46          64.62          60.85          52.63        65.36
Net charge-offs to average loans outstanding      0.21           0.12           0.01             --           --

CAPITAL RATIOS:
Average equity to average assets                 18.03          18.35          14.20           8.48         7.94
Tangible capital (Bank only)                     15.65          14.48          14.71           7.72         8.35
Core capital (Bank only)                         15.65          14.48          14.71           7.72         8.35
Total risk-based capital (Bank only)             31.55          28.12          32.04          20.52        25.27

PER SHARE DATA:
Basic earnings per share                      $   (.17)      $   0.20       $   0.45       $    N/A     $    N/A
Dividends per share                                .30            .40            .20            N/A          N/A
Book value per share <F1>                        12.27          12.59          14.39            N/A          N/A

-------------
<F1> For purposes of this calculation, it is assumed that all options have been exercised and shares held by the Company's management recognition plans (the "MRP") and the ESOP are treated as fully vested and outstanding.

<F2> The above data reflects the operations of the Association only for periods prior to June 28, 1996 (the date of Conversion). Prior to that date, no stock was outstanding.

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                        MEETING INFORMATION

DATE, TIME AND PLACE

      The Special Meeting will be held on ___________, _______________, 1999 at ____:____ __.m., local time, at _____________________________,
________________________, Herrin, Illinois.

VOTING RIGHTS

      The securities entitled to vote at the Special Meeting consist of the Common Stock. Shareholders of record as of the close of business on the Record Date are entitled to one vote for each share of Common Stock then held. The presence, either in person or by proxy, of at least one-third of the outstanding Common Stock is required for a quorum. As of the Record Date, the Company had ___________ shares of Common Stock issued and outstanding, including shares held by certain employee benefit plans of the Company and the Bank. At that date, such shares were held of record by approximately ___________ shareholders.

VOTING AND REVOCATION OF PROXIES

      SHARES OF THE COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE PROXIES OR, IF NO INSTRUCTIONS ARE INDICATED, WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT. The proxy confers discretionary authority on the persons named therein to vote with respect to matters incident to the conduct of the Special Meeting. If any other business is presented at the Special Meeting or any adjournment or postponement thereof, properly executed proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. In the event there are insufficient votes represented, in person or by proxy, at the Special Meeting to approve the Agreement, the persons named as proxies may vote for one or more adjournments of the Special Meeting to permit solicitation of additional proxies; provided, however, that no proxy which is voted against the Agreement will be voted in favor of such adjournment. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker "non-votes," however, will be treated as shares present for purposes of determining whether a quorum is present.

      Shareholders who execute proxies in the form solicited hereby will retain the right to revoke their proxies at any time before the Special Meeting. A shareholder may revoke a proxy by filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of the Company at the Company's main office address at any time before the Special Meeting. Shareholders also may revoke proxies by delivering a duly executed proxy bearing a later date to the Inspector of Election at the Special Meeting or by attending the Special Meeting and casting a contrary vote. The presence of a shareholder at the Special Meeting alone will not automatically revoke the shareholder's proxy.

SOLICITATION OF PROXIES

      The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail. In addition to solicitations by mail, proxies also may be solicited by officers and regular employees of the Company and its subsidiaries personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

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                    TERMS OF THE PROPOSED MERGER

      The following description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement. The Company, upon written or oral request, will furnish a copy of the Agreement, without charge, to any person who receives a copy of this Proxy Statement. Such requests should be directed to Roger O. Hileman, at the Company's main office at 318 South Park Avenue, Herrin, Illinois 62948-3604.

GENERAL

      On December 23, 1998, the Company, Banterra and Acquisitionco entered into the Agreement, which provides for the acquisition of the Company by Banterra by means of the Merger, with the Company surviving the Merger and thereupon becoming a wholly owned subsidiary of Banterra. Pursuant to the Agreement, subject to the satisfaction or waiver of certain conditions precedent, including receipt of all required regulatory approvals, the approval by the holders of the Common Stock and the satisfaction or waiver of a number of other conditions, each outstanding share of the Company's Common Stock (other than (i) treasury shares, (ii) shares of Common Stock that are forfeitable and/or not fully vested,
(iii) Dissenting Shares and (iv) shares awarded pursuant to the MRP which are not fully vested as of the Closing Date) will be converted into the right to receive $15.75 in cash. In addition, each holder of Issued Options will be entitled to receive $1.75 in cash multiplied by the number of shares covered by such Issued Options. See "-- Description of the Merger."

      The aggregate purchase price to be paid by Banterra for the Common Stock in the Merger is approximately $13.1 million (including the cash-out of Issued Options). Banterra has represented that it will have the financial capability at the Effective Time of the Merger to pay for the shares of Common Stock pursuant to the Agreement.

      APPROVAL OF THE AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF ALL VOTES ENTITLED TO BE CAST BY THE HOLDERS OF THE COMMON STOCK.

BUSINESS OF HEARTLAND BANCSHARES, INC.

      The Company was organized to serve as the holding company for the Bank. The Company's principal business is that of overseeing the business of the Bank. The Company has no significant assets other than its investment in the Bank, a loan to the Company's ESOP and certain cash and cash equivalents and investment securities. At December 31, 1998, on a consolidated basis, the Company had total assets of $63.3 million, total loans of $36.4 million, total investment and mortgage-backed securities of $11.3 million, total deposits of $51.4 million and shareholders' equity of $11.3 million.

      The Bank is a national banking association operating through offices in Herrin and Carterville, Illinois, serving Williamson, Franklin and Jackson Counties in southeastern Illinois. The principal business of the Bank historically has consisted of attracting deposits from the general public and investing these deposits in loans secured by first mortgages on single-family residences in the Bank's market area. The Bank derives its income principally from interest earned on loans and, to a lesser extent, interest earned on mortgage-backed and related securities and investment securities and noninterest income. Funds for these activities are provided principally by operating revenues, deposits and repayments of outstanding loans and mortgage-backed and related securities.

      The Bank maintains offices in Herrin and Carterville, Illinois, both located in Williamson County. There are 3,000 residences in Herrin and approximately 23,000 occupied housing units in Williamson County. The median housing price in Herrin is $43,000.00. The Bank

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also serves Jackson and Franklin Counties, which have similar characteristics.

      The Bank is the successor to the Association. The Association converted to a national banking association immediately following its conversion to stock form, which was consummated on June 28, 1996. As part of the Stock Conversion, the Association became a wholly owned subsidiary of the Company which acquired all of the Association's newly issued capital stock with the proceeds from a public offering of the Company's Common Stock.

      As a bank holding company, the Company is registered with, and subject to regulation and examination by, the Federal Reserve. The Bank is subject to comprehensive examination, supervision, and regulation by the OCC. Because the Bank was formerly chartered as a savings association, the Bank's deposits are insured by the SAIF of the FDIC up to the applicable limits for each depositor.

      The executive offices of the Company are located at 318 South Park Avenue, Herrin, Illinois 62948-3604, and its main telephone number is (618) 942-7373.

BUSINESS OF BANTERRA CORP.

      Banterra, an Illinois corporation, was organized in 1981 to serve as the holding company for Banterra Bank. At December 31, 1998, on a consolidated basis, Banterra and Banterra Bank had total assets of $549.1 million, total deposits of $500.0 million and total shareholders' equity of $54.2 million.

      Banterra Bank, which operates 14 banking offices in Illinois and Kentucky, is engaged in the general banking business of accepting funds for deposit, making loans, renting safe deposit boxes and performing such other banking services as are usual and customary of banks of similar size and character.

      The business of Banterra consists primarily of the ownership, supervision and control of Banterra Bank and Banterra Insurance. In addition to customary banking services, Banterra Bank provides mortgage loan servicing and offers lending through its Small Business Lending Center. Banterra Insurance offers all lines of insurance, mutual funds and fixed and variable annuities.

      The executive offices of Banterra are located at U.S. Route 45 South, Eldorado, Illinois 62930, and its main telephone number is (618) 273-9346.

BUSINESS OF BANTERRA ACQUISITIONCO, INC.

      Acquisitionco is an Illinois corporation and wholly owned subsidiary of Banterra. Acquisitionco has conducted no business operations and was formed solely to consummate the Merger.

      The executive offices of Acquisitionco are located at U.S. Route 45 South, Eldorado, Illinois 62930, and its main telephone number is (618) 273-9346.

BACKGROUND OF THE MERGER

      On June 28, 1996, First Federal Savings and Loan Association of Herrin converted from a federal mutual savings and loan association to a federal stock savings and loan association and then to a national banking association known as Heartland National Bank. Simultaneously, the Company was formed to act as the holding company of the Bank.

      Prior to the 1997 Annual Meeting of Shareholders, held April 24, 1997, Mr. Barrett Rochman proposed himself and Mr. Chuck Decker as nominees for the Board of Directors and also proposed a resolution

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

calling on the Board, among other things, to examine the feasibility of a sale of the Company. Messrs. Rochman and Decker were not elected and resolution was defeated.

      During 1997 and early 1998, representatives of the Company met informally with representatives of Banterra several times to discuss Banterra's interest in acquiring the Company. A purchase price for the Common Stock of the Company was not discussed at that time. The representatives of the Company communicated the discussions with Banterra to the Board of Directors of the Company.

      During February and March 1998, the Board retained Ferguson & Company, a nationally recognized bank consulting firm, to assist the Board in preparing a strategic plan to look at the Company's long range prospects and to devise a plan to achieve a higher rate of return and a lower cost of funds. After a review of the plan, the Board determined that the Company would not be able to achieve an acceptable rate of return based on the excess capital position of the Company.

      In connection with the 1998 Annual Meeting of Shareholders, held May
7, 1998, Mr. Rochman solicited proxies in opposition to the Board of Directors. He proposed himself and Mr. David Burns as nominees for the Board of Directors and also proposed a resolution calling on the Board, among other things, to engage the services of an investment banking firm or other appropriate consultant that specializes in financial institutions to make recommendations to the Board of Directors as to specific actions designed to improve earnings and enhance shareholder value.

      In connection with the voting at the 1998 Annual Meeting, the Board of Directors invoked Article XIV of the Company's Articles of Incorporation. Article XIV prohibits the acquisition of more than 10% of any class of equity security within five years of the conversion (without the approval of the Company's Board of Directors). Pursuant to this action, shares for which Mr. Rochman held proxies were disqualified. As a result, a lawsuit was filed against the Company challenging the Board's decision to invoke Article XIV.

      In June 1998, the Board decided to retain an independent financial advisor to advise it with regard to strategic alternatives. Accordingly, the Company engaged Trident to perform a valuation analysis of the Company in an acquisition context. On July 15, 1998, Trident presented its valuation report to the Board of Directors. Based on Trident's report, the Board decided to solicit offers for the acquisition of the Company.

      The Board of Directors authorized Trident to explore the interest of certain financial institutions in engaging in discussions concerning a possible acquisition and, in conjunction therewith, to prepare and provide an information statement regarding the Company to certain institutions. Several institutions expressed an interest in conducting discussions with the Company. The most favorable responses came from Banterra and one other bank. After further discussion, the Board decided to focus on completing a transaction with Banterra.

      During late 1998, Banterra and the Company had several discussions concerning the possible purchase price for the Common Stock of the Company. It was ultimately agreed that Banterra would acquire the Common Stock of the Company for a purchase price of $15.75 per share.

      In November 1998, the lawsuit against the Company challenging the application of Article XIV at the 1998 Annual Meeting of Shareholders was settled prior to trial. Pursuant to the Settlement



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Agreement, Mr. Rochman, Mr. Burns and Mr. James Cripps were appointed to newly created positions on the Board of Directors.

      On December 23, 1998, a definitive agreement was reached between Banterra and the Company. At that time, the Board of Directors held a meeting at which it reviewed the terms of the Agreement. Representatives of Trident and the Company's legal counsel were available for questions. The Board considered, among other things, the following: (a) the value and medium of payment being offered the Company's shareholders by Banterra in relation to the book value and earnings per share of the Company's Common Stock; (b) information concerning the business and financial condition of Banterra; (c) the competitive environment for financial institutions generally; (d) the financial terms of other recent business combinations in the local financial services industry; (e) the fact that the consideration to be received in the Merger by the Company's shareholders reflected a premium for the Company's Common Stock over the values at which it has recently traded in the market; and (f) the Opinion from Trident that the consideration to be received in the Merger is fair to the shareholders of the Company from a financial point of view. No one item was deemed more important than any other item. In light of the foregoing factors, the Board of Directors of the Company unanimously approved the Agreement and the Merger. The Agreement was executed by the parties on December 23, 1998.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

      THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT. In determining that the Merger is in the best interests of the Company's shareholders, the Board of Directors, in consultation with its legal and financial advisors, considered numerous factors including, but not limited to, the following:

      (i) The value being offered the Company's shareholders by Banterra in relation to the market value, book value and earnings per share of the Common Stock prior to announcement of the Merger. The Board of Directors believes that the Merger Consideration to be received by shareholders will provide the Company's shareholders with an immediate premium for their shares.

      (ii) The future business prospects for the Company as an independent bank holding company; the competitive environment for financial institutions generally and for bank holding companies in its market area.

      (iii) The financial terms of other recent comparable business combinations in the financial services industry.

      (iv) The solicitation and negotiation process preceding the Agreement. The terms of the Merger reflect extensive arm's length negotiations between the parties after a thorough canvass of the market. The Board of Directors believes that the financial institutions most likely to bid on the Company were identified and given an opportunity to express their interest in an affiliation before negotiations with Banterra began.

      (v) The value of the Merger Consideration in relation to anticipated returns to shareholders through continued operation as an independent entity. With the assistance of its financial advisor, the Board of Directors has analyzed a variety of operating strategies as an independent entity, including continued operation of the Company in its current manner. In each case considered, however, the expected returns to shareholders from implementation of these strategies after a three-year period were lower than the Merger Consideration.

      (vi) The opinion of the Company's financial advisor that the consideration to be received by the Company's shareholders is fair to such shareholders from a financial point of view. In determining whether to enter into the Agreement, the Board of Directors has received an opinion from its financial advisor that the Merger Consideration was fair to shareholders from a financial point of view. The Company's financial advisor has confirmed this opinion as of the date of mailing of this Proxy Statement. See "-- Opinion of Financial Advisor."

      In its deliberations, the Board of Directors discussed a variety of other matters related to the Merger but believes that the foregoing factors represent the material factors considered in the Board's collective

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

determination that the Merger is in the best interest of the Company's shareholders. The Board of Directors did not quantify or otherwise attempt to assign relative weights to the factors considered in making its determination and does not believe that any single factor discussed above was given greater weight than any other factor. Having considered all of the foregoing, however, the Board of Directors determined that the Merger is in the best interest of shareholders and unanimously recommends that shareholders vote for the proposal to approve the Agreement.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO APPROVE THE
AGREEMENT.

OPINION OF TRIDENT FINANCIAL CORPORATION

      The Company retained Trident to act as its financial advisor and to render a fairness opinion in connection with a possible merger. In June 1998, Trident was engaged to perform a valuation analysis of the Company in an acquisition context and to advise the Board of Directors with regard to strategic alternatives. On July 15, 1998, Trident presented its valuation report (the "Valuation Report") to the Board of Directors.

      On December 23, 1998, Trident met with the Company's Board of Directors to review the proposed terms of the Agreement. At that time, Trident presented a report (the "Fairness Opinion Report") to the Company's Board of Directors summarizing the financial terms of the Merger and providing updated market information with respect to thrift mergers and acquisitions. In its analyses, even though the Bank operates under a commercial bank charter, Trident chose to compare the Company to a thrift due to the fact that the Company's balance sheet and profitability more resembled that of a thrift. In addition, Trident rendered its written Opinion to the Company's Board of Directors to the effect that, as of that date, the consideration to be received by the Company's shareholders pursuant to the Agreement was fair to them from a financial point of view. The financial fairness standard employed by Trident in rendering its Opinion was whether such consideration was within the range of the economic values of consideration that companies having the characteristics of the Company and Banterra might negotiate in comparable circumstances, not whether the consideration proposed in the Agreement is at or approaching the higher end of such range.

      Trident confirmed and delivered its Opinion to the Company's Board of Directors as of the date of this Proxy Statement that the consideration to be received by the shareholders of the Company in the Merger is fair from a financial point of view, as of such date. A copy of the Opinion, which sets forth certain assumptions made, matters considered and limitations on the reviews undertaken, is attached to this Proxy Statement as Annex A. Trident has consented to the inclusion of such Opinion and summaries of the Valuation Report and Fairness Opinion Report in this Proxy Statement.

      TRIDENT'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF THE COMPANY AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE COMPANY'S SHAREHOLDERS BASED ON CONDITIONS AS THEY EXISTED AND COULD BE EVALUATED AS OF THE DATE OF THE OPINION. TRIDENT'S OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY COMPANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING, NOR DOES TRIDENT'S OPINION ADDRESS THE UNDERLYING BUSINESS DECISION TO EFFECT THE MERGER. THIS SUMMARY OF TRIDENT'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A. SHAREHOLDERS ARE URGED TO READ TRIDENT'S OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE AND MATTERS CONSIDERED AND THE LIMITS ON THE REVIEW UNDERTAKEN IN RENDERING SUCH OPINION.


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      In connection with rendering its Opinion, Trident reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) this Proxy Statement; (iii) certain publicly available information concerning the Company, including the audited financial statements of the Company for each of the years in the four-year period ended December 31, 1998; (iv) certain other internal information, primarily financial in nature, concerning the business and operations of the Company furnished to Trident by the Company for purposes of Trident's analysis; (v) information with respect to the trading market for the Company Common Stock; (vi) certain publicly available information with respect to other companies that Trident believed to be comparable to the Company and the trading markets for such other companies' securities; and (vii) certain publicly available information concerning the nature and terms of other transactions that Trident considered relevant to its inquiry. Trident also met with certain officers and employees of the Company to discuss the foregoing, as well as other matters which it believed relevant to its inquiry. No limitations were imposed by either the Company or its Board or management with respect to the investigation made or procedures followed by Trident.

      In its review and analysis and in arriving at its Opinion, Trident assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it by the Company, or that was publicly available, the accuracy of the representations and warranties of the officers and the employees of the Company with whom Trident held discussions and the accuracy of the representations and warranties of the Company in the Agreement, and did not attempt independently to verify any such information. Trident further assumed that there are no conditions in the regulatory approvals of the Agreement that will have a material adverse effect upon the contemplated economic benefits of the Merger. The financial information provided to Trident by the Company was of the type normally produced by the management of the Company and reviewed by the Company's Board of Directors at its regular meetings and the Board and management of the Company have represented to Trident that they have no reason to believe that Trident's reliance thereon was unreasonable. The Company's Board, however, did not specifically review the information, assumptions and other information provided by management to Trident for accuracy and completeness. Trident did not conduct a physical inspection of the properties or facilities of the Company, nor did they make or obtain any independent evaluations or appraisals of any of such properties or facilities.

      In conducting its analyses and arriving at its Opinion as expressed herein, Trident considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following:
(i) the historical and current financial condition and results of operations of the Company, including interest income, interest expense, net interest income, net interest margin, interest sensitivity, non-interest expense, earnings, dividends, book value, return on assets, return on equity, capitalization, the amount and type of non-performing assets and the reserve for loan losses; (ii) the business prospects of the Company;
(iii) the economy in the Company's market area; (iv) the historical and current market for the Common Stock and for the equity securities of certain other companies that Trident believed to be comparable to the Company; and (v) the nature and terms of certain other acquisition transactions that Trident believed to be relevant. Trident also took into account its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its experience in connection with similar transactions, and its knowledge of securities valuation generally. Trident's Opinion necessarily was based upon conditions in existence and subject to evaluation on the respective dates of its Opinion. Trident's Opinion is, in any event, limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Common Stock in the Merger and does not address the Company's underlying business decision to effect the Merger.

      The summaries set forth below reflect all the material analysis, factors and assumptions considered by Trident and the material valuation methodologies used by Trident in arriving at its Opinion as to fairness described above. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial or summary description. Trident believes that its analyses and the summary set forth below must be considered as a whole, and that selecting portions of its analyses without considering all of the analyses, or reviewing the summary without considering all factors and analyses, would create an incomplete view of the processes underlying the

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analyses set forth in Trident's reports and its Opinion.  Therefore, the ranges of valuations resulting from any single analysis described below should not be taken to be Trident's view of the actual value of the Company or the combined company. In performing its analyses, Trident made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The results of the specific analyses performed by Trident may differ from the Company's actual values or actual future results as a result of changing economic conditions, changes in company strategy and policies, as well as a number of other factors. Such individual analyses were prepared to provide valuation guidance solely as part of Trident's overall valuation analysis and the determination of the fairness of the consideration to be paid to the Company's shareholders. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Trident's Opinion and presentations to the Company's Board of Directors were among the many factors taken into consideration by the Company's Board of Directors in making its determination to approve the Agreement.

      Trident met or engaged in discussions with the Board of Directors of the Company at various times between June 1998 and December 1998 to present analyses contained in a series of reports that serve as the basis for Trident's Opinion. Two key reports presented by Trident were the Valuation Report dated July 15, 1998 and the Fairness Opinion Report dated December 23, 1998. The following is a brief summary of the Valuation Report presented by Trident to the Board of Directors of the Company on July 15, 1998:

           Financial Analysis of the Company. Trident examined the Company's financial performance for the period December 31, 1994 through March 31, 1998 by analyzing the composition of its balance sheet, adjusting and normalizing its earnings and calculating a variety of operating and financial ratios for the Company. Trident compared the Company's deposit market share with other financial institutions operating in the same market. Trident also studied the trading market for the Company Common Stock and reviewed the performance of the Standard and Poor's Index as well as indices of actively-traded banks and thrifts during the last twelve months.

           Peer Group Analysis. Trident evaluated the Company's strengths and weaknesses by comparing the financial performance of the Company to that of the following groups of stock thrift institutions based on regulatory financial information as of December 31, 1997: (i) all U.S. thrifts; (ii) Illinois thrifts;
      (iii) Midwest thrifts; (iv) U.S. thrifts of similar size ($40 to $100 million of assets); and (v) Midwest thrifts of similar size. This analysis compared a number of the Company's historical financial ratios to those of the peer groups, including, but not limited to: (i) balance sheet composition; (ii) key ratios; (iii) income and expense ratios for the trailing four quarters, the most recent quarter, and the most recent calendar year; (iv) historical ROAA and ROAE; and (v) asset, loan, deposit and equity growth rates for selected periods.

           State of the Market.   Trident reviewed the current and
      historical trading market for thrift and bank equities, and current and historical trends in the acquisition markets for banks and thrifts. Trident focused on the acquisition market for thrifts with particular attention to the segments of the market which it believed to be the most relevant to the Company, such as thrifts of similar size and profitability, thrifts with similar capital structures and asset quality and thrifts located in the same geographic region.

           Control Valuation of the Company Common Stock.   Trident
      estimated the fair market value of the Company Common Stock in a merger. In valuing the Company Common Stock, Trident utilized the income approach, the asset approach and the market approach, and then reconciled the values derived therefrom.

           Trident used an income method in its valuation of the Company by capitalizing adjusted earnings for the three months ended March 31,1998. Prior to capitalizing earnings, Trident took into account the Company's significant level of excess capital. Trident estimated that the Company only

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      required 7.00% capital to operate the Bank.  Therefore, Trident isolated the excess capital (the amount in excess of 7.00%) and adjusted the earnings base for the income associated with this excess capital at a pre-tax yield of 5.50% (3.58% after-tax). The base earnings were then annualized and adjusted to exclude non-recurring income and expenses, plus merger cost saving of 40% to 60% as a result of an assumed acquisition of the Company (the "normalized earnings"). The normalized earnings were capitalized at rates between 11% and 15%, to reflect earnings growth rates between 0% and 4%. The capitalization rates chosen were estimates of the required rates of return for holders or prospective holders of shares of financial institutions similar to the Company, based on a number of factors, including prevailing interest rates, the pricing ratios of publicly traded financial institutions, the financial condition and operating results of the Company, as well as well as Trident's general knowledge of valuation, the securities markets and acquisition values in mergers of other financial institutions. Trident adjusted the resulting values to reflect the cost of terminating certain long-term contracts and benefit plans, and certain merger-related expenses, and added back the excess capital identified earlier. Using the income approach, Trident established a reference range of $13.25 to $16.75 per share.

           The asset approach considers the market value of a company's assets and liabilities, as well as any intangible value the Company may have. Trident estimated the Company's net asset value by adjusting the carrying value of its assets and liabilities to reflect current market values. In addition, Trident adjusted the Company's net asset value for the impact of terminating certain benefit plans and other merger-related expenses. Based on the adjustments discussed above, Trident estimated the Company's fully diluted net asset value to be approximately $12.1 million, or $12.98 per share. After determining the Company's net asset value, Trident added an intangible premium to reflect the estimated value of its customer relationships. Based on intangible ("core deposit") premiums observed in the market for thrift acquisitions, as well as Trident's knowledge of the Company, Trident applied premiums equal to 4% and 10% of core deposits to the Company's estimated fully-diluted net asset value. Using the asset approach, Trident established a reference range of $15.00 to $18.00 per share.

           In the market approach, Trident analyzed certain median pricing ratios (e.g., price to book value, price to tangible book value, price to reported earnings, price to assets and the premium paid over tangible book value as a percentage of core deposits) resulting from selected completed thrift merger transactions, as well as recently announced pending transactions. In applying the market approach, Trident considered the pricing ratios for the following groups of thrift merger transactions: (i) all pending thrift merger transactions (55 transactions); (ii) all pending thrift mergers announced during the 90 days prior to June 30, 1998 (the date of the market data) (23 transactions); (iii) all thrift mergers announced since 1/1/97 involving thrifts located in the Midwest region (13 transactions); (iv) all thrift mergers announced since 1/1/97 involving thrifts located in Illinois (7 transactions);
      (v) all thrift mergers announced since 1/1/97 in which the target thrift had assets between $50 million and $100 million (24 transactions); (vi) all thrift mergers announced since 1/1/97 in which the aggregate consideration was between $10 million and $25 million (23 transactions); (vii) all thrift mergers announced since 1/1/97 in which the target thrift had a return on assets of between 0.00% and 0.40% (12 transactions); (viii) all thrift mergers announced since 1/1/97 in which the target thrift had a return on equity of between 0% and 4% (12 transactions); and (ix) all thrift mergers announced since 1/1/97 in which the target thrift had a tangible equity to assets ratio of between 15% and 25% (9 transactions). Trident also considered the pricing ratios for 11 pending or completed thrift merger transactions in which the target thrift was of similar size and capital structure as the Company, and in which the target thrift had similar profitability and asset quality. Trident then compared a number of financial ratios for the Company to those of the target thrift institutions.

           Based on the Company's financial condition and results of operations, as well as other factors, relative to the groups of thrift mergers noted above, Trident chose ranges of pricing ratios to apply to the Company. Trident chose price to book value ratios of 115% to 140%, resulting in per share values of

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      $16.25 to $19.75; price to tangible book value ratios of 115% to
      140%, also resulting in per share values of $16.25 to $19.75; and price to assets ratios of 21% to 27%, resulting in per share values of $16.00 to $20.50. Price to earnings ratios were not meaningful due to the Company's low profitability. Based on these derived ranges of value, Trident established a reference range of $16.25 to $19.75 per share using the market approach.

           Trident then reviewed the results from the three approaches, and after consideration of all relevant facts, reconciled the acquisition values generated by each approach and determined a final range for the acquisition value of the Company of $16.00 to $19.00 per share. Trident did not apply specific weights to the results under any of the three methods, but Trident gave greater consideration to the asset and market approaches, which better reflect specific adjustments and considerations unique to the Company.

           Strategic Alternatives. Trident presented a list of the pros and cons of various strategic alternatives open to the Company, including (i) remaining independent and (ii) merging with a larger financial institution. Trident projected future trading prices and acquisition values for the Company Common Stock based on the Company's business plan. Trident also compared the present values and rates of return for remaining independent with the expected present value and rate of return that might be realized in a merger transaction.

           Prospective Acquirors. Trident presented the Company with a list of other financial institutions with operations in the Midwest that it believed to be prospective acquirors. These prospective acquirors were categorized based on Trident's perceived level of interest from the prospective acquiror and "fit" with the Company.

      The following is a summary of the Fairness Opinion Report presented to the Board of Directors of the Company on December 23, 1998:

           Process. Trident briefly reviewed the process that lead to the Agreement. Trident presented a list of the financial institutions that were contacted regarding a possible business combination with the Company.

           Recent Developments. Trident reviewed changes in the trading market and the acquisition market for thrift institutions since the Valuation Report. Trident outlined changes in the composition of the Company's balance sheet and financial performance since the Valuation Report. Trident discussed the impact of changes in market conditions and changes in the Company's financial condition on the valuation range for the Company Common Stock presented in the Valuation Report. Although the Merger Consideration is less than the valuation range, given the changes in the market, the financial condition of the Company and the indications of value received from other potential acquirors, Trident confirmed that the consideration to be received by the shareholders of the Company in the Merger is fair from a financial point of view.

           Summary of Proposed Transaction. Trident presented a summary of the financial terms of the Merger and reviewed a timetable estimating the time and events necessary to close the deal.

      Trident reported that during its investigation, Trident did not discover any conditions that would prevent it from rendering its fairness opinion to the Company's Board of Directors. As discussed above, Trident relied, without independent verification, upon the accuracy and completeness of all of the financial and other information provided by the Company.

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      Trident, as part of its investment banking business, is
continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwriting and valuations for corporate and other purposes. Trident has extensive experience with the valuation of financial institutions. Trident Securities Inc., an affiliate of Trident, served as the Company's sales agent in its mutual-to-stock conversion in 1996, and received total fees and commissions of $186,899 for that transaction. In addition, in the ordinary course of business, Trident Securities Inc. may trade the securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. The Board of Directors selected Trident as its financial advisor because of its previous experience with Trident, because Trident is a nationally recognized investment banking firm specializing in financial institutions and because of its substantial experience in transactions similar to the Merger. Trident is not affiliated with the Company or Banterra.

      For its services as financial advisor, the Company paid Trident $15,000 to perform a valuation of the Company and to advise the Board of Directors with regard to strategic alternatives. The Company paid Trident a fee of $25,000 upon execution of the Agreement. An additional fee equal to 2.0% of the aggregate merger consideration, less $40,000, will be payable to Trident upon consummation of the Merger (a balance due of approximately $222,956 based on the total merger consideration and the aforementioned fee structure). The Company also has agreed to reimburse Trident for its reasonable out-of-pocket expenses and to indemnify Trident against certain liabilities, including certain liabilities under federal securities laws.

VOTE REQUIRED

      Under Illinois law, approval of the Agreement requires the affirmative vote of at least two-thirds of the outstanding shares of Common Stock of the Company. Pursuant to the terms of the Agreement, all of the directors of the Company executed voting agreements obligating them to vote all of the shares beneficially owned by them in favor of the proposal to approve the Agreement. As of the Record Date, _______ shares, or _______% of the Common Stock outstanding at that date, were covered by such voting agreements.

DISSENTERS' RIGHTS

      Each holder of the Company's Common Stock has the right to dissent from the Merger and receive the fair value of such shares of the Company's Common Stock in cash if the shareholder follows the procedures set forth in the Illinois Business Corporation Act of 1983, as amended (the "IBCA"), included as Annex B hereto and the material provisions of which are summarized below. Pursuant to the IBCA, a holder of the Company's Common Stock may dissent and the Company, as the surviving corporation, will pay to such shareholder the fair value of such shareholder's shares of the Company's Common Stock, exclusive of any appreciation or depreciation in anticipation of the Merger, as of immediately before the consummation of the Merger, if such shareholder (1) files with the Company prior to the vote being taken a written demand for payment for his or her shares if the Merger is consummated and (2) does not vote in favor of the Merger. The Exchange Agent will include notice of the Effective Date in its letter to all shareholders of the Company notifying them of the procedures to exchange their shares for the cash payment due to such shareholders pursuant to the Agreement. Such letter shall be sent promptly following the Effective Date. Within 10 days after the shareholders' vote is effective or 30 days after the shareholder delivers to the Company the written demand for payment, whichever is later, the Company shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the Company as to the estimated fair value of the shares, the Company's latest balance sheet as of the end of a fiscal year ended not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the Company of the certificate or certificates, or other evidence of ownership, with respect to the shares. A VOTE AGAINST THE MERGER, WHETHER BY PROXY OR IN PERSON, WILL NOT, BY

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ITSELF, BE REGARDED AS A WRITTEN DEMAND FOR PAYMENT FOR PURPOSES OF
ASSERTING DISSENTERS' RIGHTS.

      Upon consummation of the Merger, the Company shall pay to each dissenter who transmits to the Exchange Agent the certificate or other evidence of ownership of the shares the amount the Company estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares or in the Company.

      If the dissenting shareholder does not agree with the opinion of the Company as to the estimated fair value of the shares or the amount of interest due, the dissenting shareholder must, within 30 days from the delivery of the Company's statement of value, notify the Company in writing of the shareholder's estimated fair value and interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the Company. If, within 60 days from delivery to the Company of the shareholder notification of estimate of fair value of shares and interest due, the Company and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the Company shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the Company is located, requesting the court to determine the fair value of the shares and interest due. The "fair value" determined by the court may be more or less than the amount offered to the Company's shareholders under the Agreement. The judgment shall be payable only upon, and simultaneously with, the surrender to the Company of the certificate or certificates representing said shares of the Company Common Stock. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares or in the Company.

      THE FOREGOING SUMMARY OF THE PROVISIONS REGARDING DISSENTERS' RIGHTS UNDER THE IBCA IS QUALIFIED IN ITS ENTIRETY BY THE COMPLETE TEXT OF THE IBCA WHICH IS ATTACHED HERETO AS ANNEX B.

      Shareholders who are interested in perfecting dissenters' rights pursuant to the IBCA in connection with the Merger should consult with their counsel for advice as to the procedures required to be followed.

DESCRIPTION OF THE MERGER

      Subject to the terms of the Agreement, Banterra will acquire the Company through the Merger in accordance with the Agreement and applicable provisions of Illinois law. The Company shall be the Surviving Corporation and, as a result of the Merger, will become a wholly owned subsidiary of Banterra. The Merger will become effective and the separate corporate existence of Acquisitionco shall cease at the Effective Time. Each share of Common Stock outstanding immediately prior to the Effective Time (other than (i) treasury shares, (ii) shares of Common Stock that are forfeitable and/or not fully vested and (iii) Dissenting Shares) shall, by virtue of the Merger and without any further action by the holder thereof, be cancelled and converted into and represent the right to receive the Merger Consideration. In addition, at the Effective Time, each Issued Option will be cancelled, and each holder thereof will receive the Option Consideration. Each share of common stock, $1.00 par value per share, of Acquisitionco (the "Acquisitionco Common Stock") which is issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger, be converted into and become one validly issued and outstanding share of common stock of the Surviving Corporation. Following the Effective Time, there shall be no further registration or transfer on the records of the Company of shares of Common Stock which were outstanding immediately prior to the Effective
Time.

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EXCHANGE OF STOCK CERTIFICATES AND SETTLEMENT OF ISSUED OPTIONS

      It is currently anticipated that Illinois Stock Transfer Company will act as Exchange Agent to make payment of the Merger Consideration and the Option Consideration to each holder of shares of Common Stock or Issued Options (the "Option Certificates") who surrenders the certificate for such shares of Common Stock or the Option Certificate representing issued Options, as the case may be, together with a duly executed Letter of Transmittal (which the Exchange Agent will mail not later than five business days after the Effective Time to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented issued and outstanding shares of Common Stock or Issued Options). On or before the Effective Time, Banterra shall cause to be deposited with the Exchange Agent an amount of immediately available funds equal to the aggregate Merger Consideration and the aggregate Option Consideration. The Exchange Agent will not be required to deliver the consideration to which a holder of shares of Common Stock or a holder of Issued Options is entitled until the holder surrenders his or her certificates representing such shares or Issued Options or an appropriate affidavit of loss and indemnity agreement and/or bond as may be required by Banterra. If any payment for shares of Common Stock is to be made in a name other than that in which the certificate for such shares is registered, it shall be a condition of such payment that the certificate shall be properly endorsed in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock outstanding immediately prior to the Effective Time and any such shares presented for transfer after the Effective Time shall be cancelled and exchanged for the Merger Consideration or the Option Consideration. No interest shall accrue on the Merger Consideration or the Option Consideration after the Effective Time.

      PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

EFFECTIVE TIME

      The Effective Time shall be upon the issuance of a Certificate of Merger by the Secretary of State of the State of Illinois, which the parties will use their best efforts to cause to occur on the Closing Date. Assuming that the Agreement is approved by the Company's shareholders, the Merger will remain subject to a number of conditions, including the receipt of required regulatory approvals. See "-- Regulatory Approvals."

CONDITIONS TO THE MERGER

      The obligations of the Company, Banterra and Acquisitionco to consummate the Merger are subject to the satisfaction of a number of conditions on or before Closing, including the following: (i) the approval of the Agreement by the shareholders of the Company; (ii) receipt of all requisite regulatory approvals, consents, orders, approvals and clearances required by law for the consummation of the transactions contemplated by the Agreement and the expiration of all applicable waiting periods; (iii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the transactions contemplated by the Agreement shall be in effect, nor shall any proceeding by any regulatory agency or other person seeking any of the foregoing be pending, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; (iv) the representations and warranties of each Party as set forth in the Agreement shall be correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any such representations and warranties made only as of a specified date which shall be true and correct as of such date); (v) prior to the Closing, each Party shall have in all material respects performed all

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material obligations and complied with all material agreements required to be performed by it by the Closing; and (vi) each Party shall have received from counsel for the other Party the required legal opinion in the form specified in the Agreement and each Party shall have received from the other Party all documents required to be received from them on or prior to the Closing Date, all in form and substance reasonably satisfactory to such Party. In addition, the obligations of the Company also are contingent upon Banterra depositing, or causing to be deposited, the aggregate Merger Consideration and the aggregate Option Consideration with the Exchange Agent.

      The obligations of Banterra also are contingent upon the following:
(i) Banterra shall have received the environmental reports required by the Agreement, and shall not have elected, pursuant to the Agreement, to terminate and cancel the Agreement; (ii) Banterra shall have reasonably determined, in good faith, that there has not been any change in the financial condition, the results of operations or the business of the Company and its subsidiaries that would have, or has had, since the date of the Agreement, a material adverse effect on the Company; (iii) all of the agreements entered into between Banterra and all of the holders of Issued Options (the "Option Consideration Agreements") shall be in full force and effect; and (iv) Banterra shall have received information from Foley & Lardner concerning the matters upon which Foley & Lardner currently represents the Company in form and substance acceptable to Banterra.

      Pursuant to the Agreement, any Party to the Agreement may in writing waive the obligations to it of any other Party to the Agreement. Additionally, the Agreement may be amended in writing by all the parties to the Agreement. However, no amendment made after the Company shareholders have approved the Agreement may alter or change the Merger Consideration or the Option Consideration. See "-- Waiver and Amendment."

CONDUCT OF BUSINESS PENDING THE MERGER

      The Company has agreed that it will, and will cause each of its subsidiaries to, conduct its respective business in the ordinary course and preserve its respective business intact. Specifically, the Company and each of its subsidiaries may not do any of the following without the prior written consent of Banterra (which consent will not be unreasonably withheld): (i) issue, cause to be issued or agree to issue any shares of its capital stock or any options, warrants or other rights to subscribe for or purchase shares of its capital stock or any securities convertible or exchangeable into shares of its capital stock other than the issuance of shares of Common Stock by the Company upon the exercise of Issued Options;
(ii) declare or pay any dividend; (iii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock or effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize the Company or any subsidiary of the Company; (iv) amend its Articles of Incorporation or Bylaws; (v) grant any increase, other than ordinary increases consistent with past practices, in the compensation payable or to become payable to officers or salaried employees, grant any options except as required by law, contract or as previously disclosed to Banterra, adopt or make any change in any bonus, insurance, pension or other employee benefit plan, agreement, payment or arrangement applicable to any officer or salaried employee; (vi) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others, except in the ordinary course of business; (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit in principal amounts in excess of $150,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $150,000 (excluding for this purpose any accrued interest or overdrafts) unless the amount of any additional loan, letter of credit or advance is no greater than $50,000 and is made to an existing borrower whose indebtedness currently exceeds $150,000, provided that such borrower is not on a watchlist of the Company or its subsidiaries or has any credit classified for regulatory purposes; (viii) purchase or otherwise acquire any investment security for its own account, except in a manner and pursuant to policies consistent with past practice; (ix) increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner and pursuant to policies consistent with past practices; (x) enter into any agreement, contract or commitment out of the ordinary course of business that requires an annual payment in excess of
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Dollars ($10,000); (xi) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; (xii) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to the Company or any of its subsidiaries or any claims which the Company or any of its subsidiaries may possess, or waive any material rights with respect thereto; (xiii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than in the ordinary course of business and other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to the Company or any of its subsidiaries; (xiv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that the Company and its subsidiaries shall not be required to obtain such a report with respect to single-family, nonagricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; (xv) commit any act or fail to do any act which would cause a breach of any agreement, contract or commitment and which would have a material adverse effect on the Company;
(xvi) except as may be necessary to comply with Year 2000 requirements in an amount not to exceed Ten Thousand Dollars ($10,000) or as may otherwise be approved in writing by Banterra, purchase any real or personal property or make any other capital expenditure, except in a manner and pursuant to policies consistent with past practice; (xvii) take any action which would materially and adversely effect or delay the ability of either Banterra or the Company to obtain any necessary approvals of any regulatory agency or other governmental authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under the Agreement; (xviii) violate any law, statute, rule, governmental regulation or order, which violation would have a material adverse effect on the Company; or (xix) change accounting principles or practices, or the method of applying such principles or practices, except as required by generally accepted accounting principles.

      The Company also has agreed that it and its subsidiaries will do all of the following: (i) refrain from engaging in any transaction or taking any action that would render untrue any of the representations and warranties contained in the Agreement, except as otherwise contemplated by the Agreement or with respect to such representations and warranties that speak only as of the date of the Agreement; (ii) promptly notify Banterra in writing of the occurrence of any matter or event known to and directly involving the Company (other than those affecting the banking industry as a whole) that would have, either individually or in the aggregate, a material adverse effect on the Company; (iii) promptly notify Banterra in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition that would constitute a breach of any of its representations and warranties contained in the Agreement and use its best efforts to prevent or promptly remedy the same; (iv) cause the Agreement to be submitted to its shareholders for approval at a special meeting and, in connection therewith, prepare and mail this Proxy Statement which shall contain the recommendation of the Board of Directors that the Agreement be approved, subject to compliance with its fiduciary duties as advised by counsel; (v) use its best efforts to obtain all necessary consents with respect to all interests of the Company and its subsidiaries in any material leases, licenses, contracts, instruments and rights which require the consent of another person for their transfer or assumption pursuant to the Merger, if any; (vi) use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under the Agreement and to effect the Merger and the other transactions contemplated thereby and to effect the transition and integration of the business and operations of the Company and its subsidiaries with the business and operations of Banterra and its subsidiaries; (vii) furnish to Banterra in a timely manner all information, data and documents in the possession of the Company or its subsidiaries requested by Banterra as may be required to obtain any necessary regulatory or other approvals of the Merger and otherwise cooperate fully with Banterra to carry out the purpose and intent of the Agreement; (viii) provide to Banterra, as soon as reasonably practical, but not later than sixty (60) days after the date of the Agreement, a report of a phase one environmental investigation on all real property owned.

      The Company has further undertaken to do all of the following: (i) permit representatives of Banterra and its accountants reasonable access to its property to and to make available to Banterra all books, documents,

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papers, records and computer systems documentation and files relating to its assets, stock ownership, properties, operations, obligations and liabilities, employee benefit plans and any other business activities or prospects in which Banterra may have a reasonable and legitimate interest in furtherance of the transactions contemplated by the Agreement; (ii) upon the request of Banterra, cause the Bank to enter into a merger agreement, subject to the conditions of the Agreement with Banterra Bank and take all other actions and cooperate with Banterra in causing such merger to be effected; (iii) enter into a separate plan of merger or certificate of merger for purposes of any filing requirement of Illinois law; (iv) as of the date of the Agreement, cause all of its directors and their spouses, with one exception, to enter into voting agreements concurrent with the execution of the Agreement, obligating them to vote all shares of Common Stock beneficially owned or controlled by them in favor of approval of the Agreement; (v) if requested by Banterra, arrange a meeting between Banterra and Gray Hunter Stenn LLP, the Company's independent auditors, to review and discuss the Company's financial statements; (vi) consult with and reasonably cooperate with Banterra with respect to the determination of the amount of and timing for recognizing all expenses of the Merger and any restructuring charges, provided that, in no event is the Company obligated to take any such action unless and until Banterra and Acquisitionco acknowledge in writing that all conditions precedent to the obligations of Banterra and Acquisitionco under the Agreement have been met and provide written waiver of any termination right they may have under the Agreement;
(vii) cause all of the holders of Issued Options to enter into the Option Consideration Agreements; (viii) pursue resolution or settlement of certain pending litigation; (ix) use its best efforts to promptly recover from its insurer for any legal fees and expenses incurred in connection with the settlement of the lawsuit filed on behalf of Barrett Rochman; and (ix) from and after the date of the Agreement to the Effective Time, maintain and keep all of the Company's employee benefit plans fully funded, and, to the extent any such benefit plan may not be fully or adequately funded, to make such contributions as are necessary to fully fund any such inadequately funded benefit plan, including payments to the ESOP, as may be required.

NO SOLICITATION

      The Agreement provides that none of the Company or its subsidiaries will authorize or permit any of their respective officers, directors, employees or agents to, directly or indirectly, solicit, initiate or encourage or (subject to the board's fiduciary duties as advised by counsel) hold discussions or negotiations with or provide any information to any person in connection with any proposal from any person for the acquisition of all or any substantial portion of the business, assets, shares of Common Stock or other securities of the Company or the Bank or any merger of the Company or the Bank with any person. The Company is obligated to promptly inform Banterra of its receipt of any such proposal or inquiry concerning such proposal, the substance of such proposal or inquiry and the identity of such person.

      The Agreement further provides that the Company would be obligated to pay to Banterra a termination fee equal to $450,000 if the Agreement is terminated by Banterra due to the occurrence of any of the following events: (i) any person or group of persons (other than Banterra and its affiliates) shall have acquired, or have the right to acquire, thirty-five percent (35%) or more of the outstanding shares of Common Stock; (ii) the expiration date of a tender or exchange offer by any person or group of persons (other than Banterra and its affiliates) to purchase or acquire securities of the Company if, upon consummation of such offer, such person or group of persons would own, control or acquire the right to acquire more than thirty-five percent (35%) of the issued and outstanding shares of Common Stock; or (iii) the entry by the Company into a definitive agreement with a person or group of persons (other than Banterra and its affiliates) for such person or group of persons to acquire, merge or consolidate with the Company or to acquire all or substantially all of the Company's assets or more than thirty-five percent (35%) of the outstanding shares of Common Stock. Such termination fee would be in full satisfaction of all obligations or liability of the Company under the Agreement.

      The foregoing provisions may have the effect of discouraging competing offers to acquire or merge with the Company.


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REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company has made certain representations and warranties to Banterra with respect to, among other things, the following: (i) organization and capital stock; (ii) authority with respect to the Agreement; (iii) subsidiaries; (iv) financial statements; (v) the absence of certain changes or events; (vi) regulatory enforcement matters; (vii) certain tax matters; (viii) litigation and related matters; (ix) employment agreements; (x) regulatory and securities filings; (xi) employee matters and ERISA; (xii) title to properties and insurance; (xiii) environmental matters; (xiv) compliance with laws; (xv) brokers' or finders' fees; (xvi) non-banking activities of the Company and its subsidiaries; (xvii) trust administration; (xviii) Year 2000; (xix) material contracts and agreements;
(xx) the absence of any undisclosed liabilities; (xxi) the truth and accuracy of the statements with respect to the Company contained in this Proxy Statement and in other regulatory filings in connection with the transactions contemplated by the Agreement; (xxii) the inapplicability of certain state antitakeover laws; (xxiii) fair lending compliance and the Community Reinvestment Act; (xxiv) the loan portfolio; (xxv) interest rate risk management instruments; (xxvi) interim events; and (xxvii) the absence of any fact or circumstance reasonably likely to prevent the consummation of the Merger.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF BANTERRA AND ACQUISITIONCO

      Banterra and Acquisitionco have made certain representations and warranties to the Company with respect to, among other things, the following: (i) organization and capital stock; (ii) authority with respect to the Agreement; (iii) subsidiaries; (iv) Banterra's financial information; (v) the absence of certain changes; (vi) litigation; (vii) regulatory reports; (viii) compliance with laws; (ix) the truth and accuracy of the information furnished or to be furnished to the Company by Banterra or Acquisitionco in connection with this Proxy Statement or any other regulatory filing in connection with the transactions contemplated by the Agreement; (x) regulatory enforcement matters; (xi) the inapplicability of certain state antitakeover laws; (xii) the absence of any undisclosed liabilities; (xiii) the Community Reinvestment Act; (xiv) the absence of any fact or circumstance likely to prevent the consummation of the Merger;
(xv) the availability of sufficient funds to pay the aggregate Merger Consideration and Option Consideration; and (xvi) compliance with capital adequacy guidelines.

      Banterra and Acquisitionco also have agreed to the following: (i) Banterra shall file all regulatory applications required in order to consummate the Merger, including, but not limited to, the necessary applications for the prior approval of the Federal Reserve and the OTS;
(ii) Banterra shall keep the Company reasonably informed as to the status of all regulatory applications and, at least five business days prior to filing, to provide copies of such applications to the Company and its counsel for review and comment; (iii) Banterra shall refrain from engaging in any transaction or taking any action that would render untrue any of its representations and warranties contained in the Agreement (except for any such representations and warranties made only as of a specified date) without the prior written consent of the Company; (iv) Banterra shall give prompt written notice to the Company in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date of the Agreement) of any of its representations or agreements contained or referred to in the Agreement and to use its best efforts to prevent or promptly remedy the same; and (v) Banterra and Acquisitionco shall use their respective best efforts to perform and fulfill all conditions and obligations on their part to be performed or fulfilled under the Agreement and to effect the Merger in accordance with the terms and conditions of the Agreement.

TERMINATION OF THE AGREEMENT; TERMINATION FEE

      Pursuant to its terms, the Agreement may be terminated by the Parties in the following circumstances, regardless of whether approval of the Agreement by the shareholders of the Company has been previously obtained: (i) by the mutual written agreement of Banterra and the Company
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Date; (ii) by the non-breaching Party in the event that there is a breach in any of the representations and warranties or a material breach of any of the agreements of Banterra or the Company, which breach is not cured within 30 days after written notice to cure such breach is given to the breaching Party by the non-breaching Party; (iii) by Banterra for a period of 15 days after receipt of any reasonable estimate indicating that any costs associated with the remediation of any environmental problems would exceed $100,000; (iv) by either Party in the event any of the conditions to the obligations of such Party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period has lapsed; (v) in the event that any regulatory application filed pursuant to the Agreement should be finally denied or disapproved by the respective regulatory authority, or not obtained from the respective regulatory authority on or before the date which is nine months following the date of the Agreement, provided, however, that (A) a request for additional information or undertaking by Banterra, as a condition for approval, shall not be deemed to be a denial or disapproval so long as Banterra diligently provides the requested information or undertaking and (B) in the event that an application is denied pending an appeal, petition for review or similar such act on the part of Banterra, then the application shall be deemed denied unless Banterra prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval;
(vi) by Banterra if its Board of Directors shall have reasonably determined in good faith that any of the requisite regulatory approvals imposes a burdensome condition, not later than five days after receipt by Banterra of notice of the imposition of such burdensome condition from the applicable regulatory agency (unless an appeal of such determination is being pursued by Banterra, in which event the foregoing notice may be given within 30 days of the termination of any such appeal by Banterra or the denial of such appeal by the appropriate regulatory agency); (vii) by either Party if the Agreement is not approved by the requisite vote of the shareholders of the Company at the Special Meeting; (viii) by Banterra if the Company's Board of Directors shall have failed to approve or recommend the Agreement or the Merger, or shall have withdrawn or modified in any manner adverse to Banterra its approval or recommendation of the Agreement or the Merger, or shall have resolved or publicly announced an intention to do either of the foregoing; (ix) by Banterra in the event that the Company or any of its subsidiaries shall, after the date of the Agreement, become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with a regulatory agency which would have a material adverse effect on the Company; (x) by the Company in the event that Banterra or any of its subsidiaries shall, after the date of the Agreement, become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with a regulatory agency which would have a material adverse effect on Banterra; (xi) by either Party if the Closing Date does not occur on or prior to nine months from the date of the Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate the Agreement to perform or observe the covenants and agreements of such Party set forth in the Agreement; and (xii) by Banterra in the event (A) any person or group of persons (other than Banterra and its affiliates) shall have acquired, or have the right to acquire, thirty-five percent (35%) or more of the outstanding shares of Common Stock; (B) the expiration date of a tender or exchange offer by any person or group of persons (other than Banterra and its affiliates) to purchase or acquire securities of the Company if, upon consummation of such offer, such person or group of persons would own, control or acquire the right to acquire more than thirty-five percent (35%) of the issued and outstanding shares of Common Stock; or (C) the entry by the Company into a definitive agreement with a person or group of persons (other than Banterra and its affiliates) for such person or group of persons to acquire, merge or consolidate with the Company or to acquire all or substantially all of the Company's assets or more than thirty-five percent (35%) of the outstanding shares of Common Stock (collectively, a "Third Party Transaction").

      The Agreement provides that, in the event the Agreement is terminated by Banterra due to (i) a material breach of the Agreement by the Company that has not been cured or (ii) the failure of the shareholders of the Company to approve the Agreement at the Special Meeting, the Company would be obligated to pay, within 10 days of its receipt of a written demand therefor, a termination fee of $150,000 as liquidated damages, in lieu of all remedies at law or in equity and in full satisfaction of all obligations or liabilities under the Agreement. In the

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event the Agreement is terminated by Banterra due to the occurrence of a
Third Party Transaction, the required termination fee would be $450,000.

WAIVER AND AMENDMENT

      The conditions of the Agreement which may be waived may only be waived by notice to the other Party waiving such condition. The Agreement may be amended or modified by the Parties at any time before or after shareholder approval of the Agreement; provided, however, that after any such approval no such amendment or modification may alter the amount or change the form of the Merger Consideration or Option Consideration.

EXPENSES

      The Agreement provides that each Party shall bear and pay all expenses incurred by it in connection with the transactions contemplated by the Agreement.

EFFECT ON EMPLOYEES AND CERTAIN EMPLOYEE BENEFIT PLANS

      Severance. The Agreement provides that Banterra will provide to any employee of the Company or its subsidiaries whose employment is terminated at the Effective Time or within six months thereafter severance pay in an amount equal to one week's salary for each full year of employment by the Company or its subsidiaries, with a minimum of four (4) weeks severance pay and a maximum of ten (10) weeks severance pay, plus any accrued vacation pay, subject to certain restrictions. No severance pay will be paid to any employee of the Company whose employment is terminated at the Effective Time if such employee was offered employment by Banterra or its subsidiaries that involved such employee's place of employment being his or her current place of employment, Marion, Illinois, or Carbondale, Illinois, and that is at a comparable compensation level and level of responsibility to his or her previous position with the Company or its subsidiaries.

      Outplacement Assistance. Banterra has agreed to provide customary out placement assistance, in an amount not to exceed $500 per employee, and continued health insurance (as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA")) to any employee of the Company or its subsidiaries whose employment is terminated at the Effective Time.

      Employee Benefit Plans. At the Effective Time, all existing employee benefit plans of the Company and its subsidiaries will be terminated. Each employee of the Company and its subsidiaries who becomes an employee of Banterra or its subsidiaries after the Effective Time will be eligible to participate in employee benefit plans of Banterra which are substantially similar in coverage and benefits to those available to similarly situated employees of Banterra if such employees meet the eligibility requirements for such plans. For the purposes of participation in and vesting of benefits under all such plans, employees of the Company and its subsidiaries will be given service credit for all of their service with the Company, the Bank or any of their respective subsidiaries. Such employees and/or covered dependents will not be subject to pre-existing conditions exclusions to the extent permitted by such plans.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      Certain members of the Boards of Directors and management of the Company and the Bank may be deemed to have certain interests in the Merger in addition to their interests as shareholders of the Company generally. The Board of Directors of the Company was aware of these interests and considered them, among other matters, in unanimously approving the Agreement and the transactions contemplated thereby. See
"-- Recommendation of the Board of Directors; Reasons for the Merger."

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      Change in Control Payment.  Mr. Roger Hileman is party to employment agreements with the Company and the Bank that provide for a severance payment upon the occurrence of certain events, including termination of his employment under such agreements following a change in control of the Company or the Bank. The Agreement provides that the employment of Mr. Hileman will be terminated at the Effective Time and that the Bank shall make the payment to which Mr. Hileman is entitled under his employment agreements upon a change in control. It is currently anticipated that Mr. Hileman will be entitled to a severance payment under his current employment agreements in the approximate amount of $310,000. Mr. Hileman has agreed to serve as a vice president and mortgage loan lender for Banterra Bank at a salary of $50,000 per year following the Merger.

      Stock Options. Pursuant to the Agreement, at the Effective Time, each holder of an Issued Option will receive, in consideration for his or her agreement to surrender such Issued Option, an amount determined by multiplying $1.75 by the number of shares of Common Stock subject to such Issued Option. The amount each director and executive officer of the Company is expected to receive in exchange for the cancellation of his or her Issued Options outstanding as of the Record Date is as follows:

                                                            NUMBER OF SHARES    NET REALIZABLE
                                                               UNDERLYING       VALUE OF ISSUED
   NAME                      POSITION                        ISSUED OPTIONS        OPTIONS
   ----                      --------                       ----------------    ---------------
   Roger O. Hileman          Director, President and Chief        8,768            $15,344
                                Executive Officer
   Paul R. Calcaterra        Director                             1,752              3,066
   B. D. Cross               Director                             1,752              3,066
   Charles E. Stevens        Director                             1,752              3,066
   James C. Walker           Director                             1,752              3,066
   Randall A. Youngblood     Director                             1,752              3,066

      Employee Stock Ownership Plan. On or before the Effective Time, the Company shall take all steps reasonably necessary to cause the ESOP to be terminated as of the Effective Time. Upon its termination, the assets of the ESOP will be distributed to its participants in accordance with the terms of the plan. Based on his current interest in the ESOP, Mr. Hileman is expected to receive an ESOP distribution of approximately $____________.

      Insurance; Indemnification. Banterra has agreed that, for a period of three years after the Effective Time, it will use its reasonable best efforts to maintain the current policies of directors' and officers' liability insurance maintained by the Company (provided that Banterra may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time); provided, however, that in no event shall Banterra be obligated to expend a total amount in excess of $53,100 in order to maintain or provide insurance coverage (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Banterra shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable but in no event shall the cost of such insurance exceed the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, Banterra may request the Company to, and the Company shall, purchase insurance coverage, on such terms and conditions as shall be acceptable to Banterra, extending for a period of three (3) years the Company's directors' and officers' liability insurance coverage in effect as of the date of the Agreement (covering past or future claims with respect to periods before the Effective Time) and such coverage shall satisfy Banterra's obligations under the Agreement.

      Banterra has also agreed that, for a period of six (6) years after the Effective Time, Banterra shall, or shall cause Banterra Bank to, indemnify, defend and hold harmless each person who is now, or who has been at any time before the date of the Agreement or who becomes before the Effective Time, an officer or director of the Company, the Bank or any of their respective subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Banterra, which
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unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company, the Bank or any of their subsidiaries if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or at or after, the Effective Time, to the fullest extent permitted under applicable state or federal law in effect as of the date of the Agreement or as amended applicable to a time before the Effective Time and under the Company's and the Bank's key corporate documents. Banterra has also agreed to pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law in effect as of the date of the Agreement or as amended applicable to a time before the Effective Time upon receipt of an undertaking to repay such advance payments if he shall be adjudicated or determined to be not entitled to indemnification. In the event of any such Claim (whether arising before or after the Effective Time), (1) Banterra shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption Banterra shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Banterra elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between Banterra and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Banterra shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties,
(2) Banterra shall be obligated to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received, (3) Banterra shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which
(x) he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company, the Bank or any subsidiary or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith in the reasonable belief that his action was in the best interests of the Company, the Bank or any subsidiary. In the event that either Banterra or Banterra Bank or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Banterra shall assume the obligations set forth in the Agreement.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is a general summary of the material United States federal income tax ("federal income tax") consequences of participating in the Merger and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to participate in the Merger. The discussion does not address all aspects of federal income taxation that may be applicable to shareholders in light of their status or personal investment circumstances, nor does it address the federal income tax consequences of the Merger that are applicable to shareholders subject to special federal income tax treatment including (without limitation) foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons who acquired their shares of Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold their shares of Common Stock as part of a "straddle," "hedge" or "conversion transaction." In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws, or the effect of any federal tax laws other than those pertaining to the federal income tax. AS A RESULT, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER.

                           -29-
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY

      For federal income tax purposes, the receipt of cash by a shareholder of the Company in exchange for shares of the Common Stock pursuant to the Merger will constitute a taxable transaction to such shareholder. In general, a shareholder who receives cash in the Merger in exchange for such shareholder's shares of Common Stock will recognize gain or loss equal to the difference, if any, between (i) the sum of the cash payment of $15.75 per share received from Banterra in exchange for the shares of the Common Stock and (ii) the shareholder's tax basis in such Common Stock. Any gain or loss will be treated as capital gain or loss if the Common Stock exchanged was held as a capital asset in the hands of the shareholder.

      The cash payments due to the holders of the Common Stock upon the exchange thereof pursuant to the Merger (other than certain exempt entities and persons) will be subject to a backup withholding tax at the rate of 31% unless certain requirements are met. Generally, the Exchange Agent will be required to deduct and withhold the tax in the following circumstances: (i) the shareholder fails to furnish a taxpayer identification number ("TIN") to the Exchange Agent or fails to certify under penalty of perjury that such TIN is correct; (ii) the Internal Revenue Service ("IRS") notifies the Exchange Agent that the TIN furnished by the shareholder is incorrect;
(iii) the IRS notifies the Exchange Agent that the shareholder has failed to report interest, dividends or original issue discount in the past; or
(iv) there has been a failure by the shareholder to certify under penalty of perjury that such shareholder is not subject to the backup withholding tax. Any amounts withheld by the Exchange Agent in collection of the backup withholding tax will reduce the federal income tax liability of the shareholders from whom such tax was withheld. The TIN of an individual shareholder is that shareholder's Social Security number.

      No ruling has been or will be requested from the IRS as to any of the tax effects of any of the transactions discussed in this Proxy Statement to shareholders of the Company, and no opinion of counsel has been or will be rendered to the Company's shareholders with respect to any of the tax effects of the Merger to the Company's shareholders.

ACCOUNTING TREATMENT

      The Company has been advised by Banterra that the transaction will be accounted for under the purchase method of accounting as required by Accounting Principles Board Opinion No. 16 Business Combinations.

REGULATORY APPROVALS

      Consummation of the Merger is subject to the receipt of all regulatory approvals required for the completion of the Merger. The Merger must be approved by the Federal Reserve. An application for approval of the Merger has been submitted to the Federal Reserve. No assurance can be given that such application will be approved or that it will not be approved on terms or conditions that may require an amendment to the Agreement. No amendment made after Company shareholders have approved the Agreement may reduce either the amount or form of the Merger Consideration or the Option Consideration.


                              - 30 -
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

                     HEARTLAND BANCSHARES, INC.

GENERAL

      The Company. The Company was incorporated under the laws of the State of Illinois in January 1996 at the direction of the Board of Directors of First Federal Savings and Loan Association of Herrin for the purpose of serving first as a savings institution holding company for the Association upon its conversion from mutual to stock form, and then as a bank holding company upon the subsequent conversion of the Association to a national banking association known as Heartland National Bank. On June 28, 1996, the Conversion and the Bank Conversion were consummated and the Company completed its initial public offering of the Common Stock. A total of 876,875 shares were sold at $10.00 per share. Net proceeds from the offering, after deducting expenses and the funds necessary to fund the Company's ESOP, amounted to approximately $7.4 million. Unless otherwise stated herein, references to the Bank refer to the Bank and its predecessor, the Association. The Company is registered with and subject to the regulation and supervision of the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

      The Company's principal business is overseeing the business of the Bank and investing the portion of the net proceeds from its initial public offering retained by it. The Company has no significant assets other than its investment in the Bank, a loan to the ESOP and certain cash and cash equivalents and investment securities. Accordingly, the information set forth herein relates primarily to the Bank. At December 31, 1998, the Company had consolidated total assets of $63.3 million, total loans of $36.4 million, total investment and mortgage-backed securities of $11.3 million, total deposits of $51.4 million and total shareholders' equity of $11.3 million.

      The Company's executive offices are located at 318 South Park
Avenue, Herrin, Illinois 62948-3604, and its main telephone number is (618) 942-7373.

      The Bank. The principal business of the Bank historically has consisted of attracting deposits from the general public and investing these deposits in loans secured by first mortgages on single-family residences in its market area. At December 31, 1998, one- to four-family residential mortgage loans comprised 77.00% of the Bank's total loan portfolio. The Bank derives its income principally from interest earned on loans and, to a lesser extent, interest earned on mortgage-backed and related securities and investment securities and noninterest income. Funds for these activities are provided principally by operating revenues, deposits and repayments of outstanding loans and mortgage-backed and related securities.

      The Bank's deposits are insured by the SAIF up to the applicable limits for each depositor. The Bank is subject to comprehensive examination, supervision and regulation by the OCC and the FDIC. This regulation is intended primarily for the protection of depositors. The Bank is a member of the Federal Reserve Bank of St. Louis and the Federal Home Loan Bank of Chicago.

LENDING ACTIVITIES

      General. The Bank's gross loan portfolio totaled $37.0 million at December 31, 1998, representing 58.40% of the Company's total assets at that date. It is the Bank's policy to concentrate its lending within the counties of Williamson, Jackson and Franklin located in southeastern Illinois. At December 31, 1998, $28.5 million, or 77.00%, of the Bank's total loan portfolio, consisted of one- to four-family, residential mortgage loans. At December 31, 1998, other loans secured by real estate included multi-family residential real estate loans, which amounted to $1.0 million, or 2.78%, of the Bank's total loan portfolio, church loans, which amounted to $1.7 million, or 4.52%, of the Bank's total loan portfolio, commercial real estate loans which amounted to $3.2 million, or 8.57%, of the Bank's gross loan portfolio and construction loans which amounted to $653,000, or 1.77%, of the Bank's gross loan portfolio.

                              - 31 -
PRELIMINARY PROXY MATERIALS
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

      The Bank also is active in the origination of consumer loans, which primarily consist of loans secured by savings deposits, home improvement loans, automobile loans and personal loans. Consumer loans amounted to $2.0 million, or 5.36%, of the Bank's total loan portfolio at December 31, 1998.

      Loan Portfolio Composition. The following table sets forth selected data relating to the composition of the Bank's loan portfolio by type of loan at the dates indicated. At December 31, 1998, the Bank had no concentrations of loans exceeding 10% of total loans other than as disclosed below.

                                                   AT DECEMBER 31,
                                     --------------------------------------------
                                             1998                     1997
                                     -------------------      -------------------
                                     AMOUNT          %        AMOUNT          %
                                     ------          -        ------          -
                                               (DOLLARS IN THOUSANDS)
Type of Loan:
Real estate loans:
 One- to four-family residential     $28,475       77.00%     $37,546       79.62%
 Multi-family residential              1,028        2.78        1,433        3.04
 Construction                            653        1.77          381        0.81
 Church                                1,671        4.52        1,735        3.68
 Commercial                            3,171        8.57        3,140        6.66
                                     -------      ------      -------      ------
   Total real estate loans           $34,998       94.64      $44,235       93.81
                                     -------      ------      -------      ------

Consumer loans:
 Automobiles                             466        1.26          508        1.08
 Savings account                         384        1.04          477        1.01
 Home improvement                        848        2.29          779        1.65
 Other                                   284         .77        1,157        2.45
                                     -------      ------      -------      ------
   Total consumer loans                1,982        5.36        2,921        6.19
                                     -------      ------      -------      ------

   Total gross loans                 $36,980      100.00%      47,156      100.00%
                                     -------      ======      -------      ======

Less:
 Loans in process                        182                      375
 Deferred service charge                  44                       74
 Allowance for loan losses               372                      400
                                     -------                  -------
   Total                             $36,382                  $46,307
                                     =======                  =======

Loan Maturity Schedule

      The following table sets forth certain information at December 31, 1998 regarding the dollar amount of loans maturing in the Bank's portfolio based on their contractual terms to maturity, including scheduled repayments of principal. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. The table does not include any estimate of prepayments which significantly shorten the average life of all mortgage loans and may cause the Bank's repayment experience to differ from that shown below.

                              - 32 -
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
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

                                                    DUE AFTER
                                  DUE DURING THE    1 THROUGH         DUE AFTER
                                    YEAR ENDING   5 YEARS AFTER     5 YEARS AFTER
                                    DECEMBER 31,   DECEMBER 31,      DECEMBER 31,
                                       1999            1998             1998            TOTAL
                                  --------------  -------------     -------------      -------
                                                           (IN THOUSANDS)
One- to four-family residential       $6,437          $7,459          $14,579          $28,475
Multi-family residential                 188              --              840            1,028
Construction                             653              --               --              653
Church                                   249             505              917            1,671
Commercial                               163           1,056             2033            3,252
Consumer                                 638             898              365            1,901
                                      ------          ------          -------          -------
Total                                 $8,328          $9,918          $18,734          $36,980
                                      ======          ======          =======          =======


     The next table sets forth at December 31, 1998, the dollar amount of all loans due one year or more after December 31, 1998 which have predetermined interest rates and have floating or adjustable interest rates.

                                  PREDETERMINED        FLOATING OR
                                      RATE           ADJUSTABLE RATES
                                  -------------      ----------------
                                            (IN THOUSANDS)
One- to four-family residential      $15,598              $6,440
Multi-family residential                 840                  --
Construction                              --                  --
Church                                 1,347                  75
Commercial                             2,309                 780
Consumer                               1,263                  --
                                     -------              ------
    Total                            $21,357              $7,295
                                     =======              ======

     Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Bank the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decreases when current mortgage loan market rates are substantially lower than rates on existing mortgage loans.

     Originations, Purchases and Sales of Loans. The Bank generally has authority to originate and purchase loans secured by real estate located throughout the United States. Consistent with its emphasis on being a community-oriented financial institution, the Bank concentrates its lending activities in its market area.

                              - 33 -
PRELIMINARY PROXY MATERIALS
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

     The following table sets forth certain information with respect to the Bank's loan originations for the periods indicated. There were nine fixed rate mortgage loans totaling $510,000 that were originated into the secondary market during 1998.

                                        YEAR ENDED DECEMBER 31,
                                       ------------------------
                                       1998                1997
                                       ----                ----
                                            (IN THOUSANDS)
Loans originated:
Real estate loans:
 One- to four-family residential      $2,773              $9,253
 Multi-family residential                 --                 420
 Construction                            629               1,539
 Church                                   --                 795
 Commercial                              445               1,705
Consumer loans                         1,874               2,823
                                      ------             -------
 Total loans originated               $5,721             $16,535
                                      ======             =======

     The Bank's loan originations are derived from a number of sources, including referrals by realtors, depositors and borrowers, as well as walk-in customers. The Bank's solicitation programs consist of advertisements in local media, in addition to occasional participation in various community organizations and events. Real estate loans are originated by the Bank's loan officers. All of the Bank's loan officers are salaried, and the Bank does not compensate loan officers on a commission basis for loans originated. Loan applications are accepted at each of the Bank's offices.

     Loan Underwriting Policies. The Bank's lending activities are subject to the Bank's written, non-discriminatory underwriting standards and to loan origination procedures prescribed by the Bank's Board of Directors and its management. Detailed loan applications are obtained to determine the borrower's ability to repay, and the more significant items on these applications are verified through the use of credit reports, financial statements and confirmations. Property valuations are performed by appraisers approved by the Bank's Board of Directors. All residential real estate loans and all consumer loans in excess of an individual loan officer's approval authority must be approved by the Bank's Loan Committee, which consists of the President of the Bank and two other directors. All multi-family real estate loans and commercial real estate loans must be approved by the full Board of Directors. Individual officers of the Bank have been granted authority by the Board of Directors to approve consumer loans up to varying specified dollar amounts, depending upon the type of loan.

     Currently, applications for fixed-rate, single-family real estate loans are underwritten and documented in accordance with the standards of the Federal Home Loan Mortgage Corporation ("FHLMC") and the Federal National Mortgage Association ("FNMA"). Prior to October 1994, however, the Bank did not use FHLMC and FNMA documents to close its loans. It is the Bank's policy to record a lien on the real estate securing the loan and to obtain title insurance or a lawyer's opinion of title which insures that the property is free of prior encumbrances. Borrowers also must obtain hazard insurance policies prior to closing and, when the property is in a flood plain as designated by the Department of Housing and Urban Development, paid flood insurance policies. Earthquake insurance also is required on all real estate loans except land loans. Mine subsidence insurance also is required when the property securing the loan is located in an area that has been determined to be undermined.

     Federal regulations require that all appraisals performed in connection with federally related transactions must be performed by state-certified or state-licensed appraisers. Federally related transactions are defined to include real estate-related financial transactions which the OCC regulates, and would include mortgages made by the Bank. Appraisals by state-certified appraisers will be required for all such transactions

                              - 34 -
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY
having a value of $1.0 million or more. The OCC is authorized to determine other circumstances in which appraisals must be performed by state-certified appraisers. The OCC has adopted regulations requiring that all real estate-related financial transactions engaged in by national banking associations having a transaction value of $250,000 or more, other than those involving appraisals of one- to four-family residential properties, require an appraisal performed by a state-certified appraiser. One- to four-family residential property financing may require an appraisal by a state-certified appraiser if the amount involved exceeds $1.0 million or the financing involves a "complex" one- to four-family property appraisal. Exceptions are made for financings in which the transaction value is $250,000 or less or when the lien is not necessary security. Illinois currently has a certification program in effect. It is the policy of the Bank that appraisals be obtained in connection with all loans for the purchase of real estate or to refinance real estate loans where the existing mortgage is held by a party other than the Bank.

     The Bank is permitted to lend up to 95% of the appraised value of the real property securing a mortgage loan. The Bank is required by federal regulations to obtain private mortgage insurance on that portion of the principal amount of any loan that is 80% or greater of the appraised value of the property. The Bank will make a single-family residential mortgage loan with a loan-to-value ratio of up to 95% and to require private mortgage insurance for loan amounts in excess of 80%. The maximum loan-to-value ratio permitted on land loans is 50%. The Bank generally limits the loan-to-value ratio on commercial and multi-family real estate mortgage loans to 70%.

     Under applicable law, with certain limited exceptions, loans and extensions of credit by a national banking association to a person outstanding at one time shall not exceed 15% of the institution's unimpaired capital and surplus. Loans and extensions of credit fully secured by readily marketable collateral may comprise an additional 10% of unimpaired capital and surplus. The Bank's loans to one borrower were limited to $1.5 million at December 31, 1998. At December 31, 1998, the Bank had no lending relationships in excess of the loans-to-one-borrower limit. At December 31, 1998, the Bank's largest loan was a $567,000 loan to a local law firm and the Bank's next four largest loans ranged from $410,000 to $522,000. All five loans were current and continued to perform in accordance with their terms at December 31, 1998.

     Interest rates charged by the Bank on loans are affected principally by competitive factors, the demand for such loans and the supply of funds available for lending purposes. These factors are, in turn, affected by general economic conditions, monetary policies of the federal government, including the Federal Reserve, legislative tax policies and government budgetary matters.

     One- to Four-Family Residential Real Estate Lending. The Bank historically has been and continues to be an originator of one- to four-family, residential real estate loans in its primary market area. At December 31, 1998, one- to four-family, residential mortgage loans, totaled $28.5 million, or 77.00%, of the Bank's total loan portfolio.

     The Bank originates both fixed rate and adjustable rate mortgage loans. The Bank offers fixed rate mortgage loans with terms of up to 20 years. All fixed rate mortgage loans are sold in the secondary market. The Bank originates one and three-year adjustable rate loans with terms of up to 30 years. Since October 1994, the adjustable rate loans originated by the Bank are indexed to the one or three-year Treasury Bill rate, adjusted for constant maturity. Approximately $10.8 million of the Bank's adjustable rate loans at December 31, 1998 were tied to this index. Rate adjustments on one-year adjustable rate loans are limited to a maximum of two percentage points per adjustment and six percentage points over the life of the loan. Rate adjustments on three-year adjustable rate loans are limited to a maximum of three percentage points per adjustment and six percentage points over the life of the loan.

     Adjustable rate loans originated prior to October 1994 were indexed to the FHLB Average Interest Rate Paid on Previously Occupied Homes. Changes in this index generally lag changes in other indices. Interest rates

                              - 35 -
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
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
on such loans are not adjusted based upon an increment over such rate but adjust based upon the changes in such rate, subject to floors and ceilings on the rate. As of December 31, 1998, approximately $2.9 million of the Bank's adjustable rate loans had been originated in accordance with these terms.

     The retention of adjustable-rate mortgage loans in the Bank's loan portfolio helps reduce the Bank's exposure to changes in interest rates. However, there are unquantifiable credit risks resulting from potential increased costs to the borrower as a result of repricing of adjustable-rate mortgage loans. It is possible that during periods of rising interest rates, the risk of default on adjustable-rate and short-term or callable fixed-rate mortgage loans may increase due to the upward adjustment of interest cost to the borrower. Accordingly, there can be no assurance that yields on the Bank's adjustable-rate mortgages will adjust sufficiently to compensate for increases in the Bank's cost of funds.

     Multi-Family and Commercial Real Estate Lending. The Bank's multi-family residential loan portfolio consists primarily of loans secured by small apartment buildings. The Bank's commercial real estate loan portfolio consists primarily of loans to finance the acquisition of small retail establishments and distribution centers. Such loans generally range in size from $3,000 to $567,000. At December 31, 1998, the Bank had $1.0 million of multi-family residential loans and $3.2 million of commercial real estate loans, which amounted to 2.78% and 8.57%, respectively, of the Bank's total loan portfolio at such date. Multi-family and commercial real estate loans are generally underwritten with loan-to-value ratios of up to 70% of the lesser of the appraised value or the purchase price of the property. Generally, such loans are made for ten-year terms and may provide for a balloon payment at the end of such term. The maximum term for these types of loans is 20 years. Because of the inherently greater risk involved in this type of lending, the Bank generally limits its multi-family and commercial real estate lending to borrowers within its market area with which it has had prior experience.

     Multi-family residential and commercial real estate lending entails significant additional risks as compared with single-family residential property lending. Multi-family residential and commercial real estate loans typically involve large loan balances to single borrowers or groups of related borrowers. The payment experience on such loans typically is dependent on the successful operation of the real estate project. These risks can be significantly impacted by supply and demand conditions in the market for office and retail and residential space, and, as such, may be subject to a greater extent to adverse conditions in the economy generally. To minimize these risks, the Bank generally limits itself to its market area or to borrowers with which it has prior experience or who are otherwise well known to the Bank. It has been the Bank's policy to obtain annual financial statements of the project for which commercial and multi-family residential real estate loans are made. In addition, in the case of commercial mortgage loans made to a partnership or a corporation, the Bank seeks, whenever possible, to obtain personal guarantees and annual financial statements of the principals of the partnership or corporation.

     Church Lending. The Bank's loan portfolio includes a number of real estate loans made to finance the construction or acquisition of church properties located in the Bank's market area. At December 31, 1998, the Bank had eight church loans aggregating approximately $1.7 million, the largest of which had a balance outstanding of $522,000. Such loans are generally originated on a fixed rate basis at a rate approximately 0.5% higher than the fixed rate charged on one- to four-family residential real estate loans. The maximum term on church loans is generally 15 years.

     Construction Lending. On a limited basis, the Bank also offers construction loans to qualified borrowers for construction of single-family residences in the Bank's market area. Typically, the Bank limits its construction lending to individuals who are building their primary residences or to a limited number of local builders with whom the Bank has substantial experience for the construction of a maximum of two one- to four-family residential properties. These loans generally provide for a six-month construction period with only interest being paid during such time and convert to a permanent loan at the end of the construction period. Construction loans are underwritten in accordance with the same standards as the Bank's mortgages on existing

                             - 36 -
PRELIMINARY PROXY MATERIALS
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
properties. Construction loans generally have a maximum loan-to-value ratio of 80% of the appraised value of the property on an "as completed basis." Borrowers must satisfy all credit requirements which would apply to the Bank's permanent mortgage loan financing for the subject property.

     Construction financing generally is considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, the Bank may be required to advance funds beyond the amount originally committed to permit completion of the development. If the estimate of value proves to be inaccurate, the Bank may be confronted, at or prior to the maturity of the loan, with a project having a value which is insufficient to assure full repayment. The ability of a developer to sell developed lots or completed dwelling units will depend on, among other things, demand, pricing, availability of comparable properties and economic conditions. The Bank has sought to minimize this risk by limiting construction lending to qualified borrowers in the Bank's market area and by limiting the aggregate amount of outstanding construction loans. At December 31, 1998, construction loans amounted to $653,000, or 1.77%, of the Bank's loan portfolio.

     Consumer Lending. The consumer loans originated by the Bank include loans secured by savings deposits, home improvement loans, automobile
loans, home equity loans, unsecured loans and personal loans.   At December
31, 1998, consumer loans totaled $2.0 million, or 5.36%, of the Bank's total loan portfolio.

     Automobile loans are secured by both new and used cars and, depending on the creditworthiness of the borrower, may be made for up to 90% of the dealer's invoice plus destination and local charges, or, with respect to used automobiles, the loan value as published by the National Automobile Dealers Association. New cars are financed for a period of up to five years, while used cars are financed for up to four and one-half years depending on the age of the vehicle. Collision insurance is required for all automobile loans. At December 31, 1998, automobile loans totaled $466,000, or 1.26%, of the Bank's total loan portfolio.

     Home improvement loans generally are made on the security of residences on which the Bank holds the first mortgage. The maximum size of home improvement loans is 85% of the "as completed" appraised value of the residence, less the outstanding principal of the first mortgage, and have terms of up to 10 years. The Bank also participates in the Federal Housing Authority ("FHA") Title I Home Improvement loan program. Such loans must be to finance only certain types of improvements up to a maximum loan size of $7,500. The FHA guarantees 90% of the principal amount of each such loan. Home improvement loans generally are made on a fixed-rate basis. At December 31, 1998, home improvement loans amounted to $848,000, or 2.29%, of the Bank's total loan portfolio.

     The Bank makes deposit account loans for up to 90% of the depositor's deposit account balance. The interest rate is normally 2% above the rate paid on the deposit account, and the account must be pledged as collateral to secure the loan. Interest generally is billed on a quarterly basis. At December 31, 1998, loans on deposit accounts totaled $384,000, or 1.04%, of the Bank's total loan portfolio.

     Consumer lending affords the Bank the opportunity to earn yields higher than those obtainable on single-family residential lending or agricultural lending. However, consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans which are unsecured or secured by rapidly depreciable assets such as automobiles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer and credit card loan collections are dependent on the borrower's

                              - 37 -
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

continuing financial stability, and thus are more likely to be adversely affected by events such as job loss, divorce, illness or personal bankruptcy.

     Loan Fees and Servicing. In addition to interest earned on loans, the Bank receives fees in connection with late payments and for miscellaneous services related to its loans. During 1998, the Bank began charging a $250 loan origination fee on all loans. The Bank generally does not service loans for others and has earned minimal income from this activity.

     Nonperforming Loans and Other Problem Assets. It is management's policy to continually monitor its loan portfolio to anticipate and address potential and actual delinquencies. When a borrower fails to make a payment on a loan, the Bank takes immediate steps to have the delinquency cured and the loan restored to current status. All loans originated since October 1994 provide that a late fee of 5% of principal and interest due will be due after a payment is 15 days delinquent. Loans originated prior to October 1994 provided that no late fee would be assessed until a payment was 40 days or more delinquent, at which time a late fee was assessed equal to 5% of principal and interest. As a matter of policy, the Bank will contact the borrower after a payment is 45 days delinquent. Computer generated notices are sent out prior to this time. If payment is not promptly received, the borrower is contacted again, and efforts are made to formulate an affirmative plan to cure the delinquency. Generally, after any loan is delinquent 90 days or more, formal legal proceedings are commenced to collect amounts owed.

     Loans generally are placed on nonaccrual status if the loan becomes past due more than 90 days, except in instances where in management's judgment there is no doubt as to full collectibility of principal and interest, or management concludes that payment in full is not likely. Consumer loans are generally charged off, or any expected loss is reserved for, after they become more than 120 days past due. All other loans are charged off when management concludes that they are uncollectible.

     Real estate acquired by the Bank as a result of foreclosure is classified as real estate acquired through foreclosure until such time as it is sold. When such property is acquired, it is recorded at the lower of cost or its fair value less estimated selling costs. Any required write-down of the loan to its fair value less estimated selling costs upon foreclosure is charged against the allowance for loan losses.

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     The following table sets forth information with respect to the
Bank's nonperforming assets at the dates indicated. There were no restructured loans within the meaning of Statement of Financial Accounting Standard No. 15.

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                          1998           1997
                                                          ----           ----
                                                        (DOLLARS IN THOUSANDS)
Loans accounted for on a nonaccrual basis:<F1>
Real estate loans:
 One- to four-family residential                         $ 478          $ 534
 Multi-family residential                                   --             --
 Church                                                     --             --
 Commercial                                                 --             --
Commercial                                                  --             --
Consumer                                                    --             85
                                                         -----          -----
 Total                                                   $ 478          $ 619
                                                         =====          =====

Accruing loans which are contractually
 past due 90 days or more:
 Real estate:
   Residential                                           $  --          $  --
   Commercial                                               --             --
 Consumer                                                   15             --
                                                         -----          -----
   Total                                                    15             --
                                                         -----          -----
    Total nonperforming loans                            $ 493          $ 619
                                                         =====          =====

Percentage of total loans                                 1.36%          1.34%
Other nonperforming assets<F2>                           $ 293          $ 239

-----------
<F1> Non-accrual status denotes loans on which, in the opinion of management, the collection of additional interest is unlikely. Payments received on a nonaccrual loan are either applied to the outstanding principal balance or recorded as interest income, depending on management's assessment of the collectibility of the loan.

<F2> Other nonperforming assets represents property acquired by the Bank through foreclosure. This property is carried at the lower of its fair market value or the principal balance of the related loan, whichever is lower.

     At December 31, 1998, nonaccrual loans amounted to $478,000 as compared to $619,000 at December 31, 1997. The residential nonaccrual loans consisted of 12 single-family home loans with outstanding balances at December 31, 1998 ranging from $10,000 to $58,000. Consumer nonaccrual loans at December 31, 1998 were $0 as compared to $85,000 at December 31, 1997. The decrease in total nonaccrual loans was due to increased collection efforts.

     During the year ended December 31, 1998, gross interest income of $13,000 would have been recorded on loans accounted for on a nonaccrual basis if the loans had been current throughout the respective periods. There were no restructured loans during the periods.

     At December 31, 1998, there were no loans which were not currently classified as non-accrual, 90 days past due or restructured but where known information about possible credit problems of borrowers causes management to have serious concerns as to the ability of the borrowers to comply with present loan repayment terms and may result in disclosure as non-accrual, 90 days past due or restructured.

     Real estate acquired through foreclosure is initially recorded at the lower of cost (net loan receivable balance at date of foreclosure) or fair value less estimated selling costs. Fair value is defined as the amount in

                              - 39 -
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
cash or cash-equivalent value of other consideration that a real estate parcel would yield in a current sale between a willing buyer and a willing seller, as measured by market transactions. If a market does not exist, fair value of the item is estimated based on selling prices of similar items in active markets or, if there are no active markets for similar items, by discounting a forecast of expected cash flows at a rate commensurate with the risk involved. Fair value is generally determined through an appraisal at the time of foreclosure. The Bank records a valuation allowance for estimated selling costs of the property immediately after foreclosure. Subsequent to foreclosure, real estate acquired through foreclosure is periodically evaluated by management and an allowance for loss is established if the estimated fair value of the property, less estimated costs to sell, declines. At December 31, 1998, the Bank had $293,000 in estate owned, consisting of five single-family residences and one parcel of property consisting of various lots in a subdivision in Murphysboro, Illinois.

     Federal regulations require national banking associations to classify their assets on the basis of quality on a regular basis. An asset is classified as substandard if it is determined to be inadequately protected by the current retained earnings and paying capacity of the obligor or of the collateral pledged, if any. An asset is classified as doubtful if full collection is highly questionable or improbable. An asset is classified as loss if it is considered uncollectible, even if a partial recovery could be expected in the future. The regulations also provide for a special mention designation, described as assets which do not currently expose a national bank to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require a national bank to establish general allowances for loan losses. If an asset or portion thereof is classified as loss, a national bank must either establish a specific allowance for loss in the amount of the portion of the asset classified as loss, or charge off such amount. Federal examiners may disagree with a bank's classifications. If a bank does not agree with an examiner's classification of an asset, it may appeal this determination to the District Manager of the OCC. The Bank regularly reviews its assets to determine whether any assets require classification or re-classification. At December 31, 1998, the Bank had $1,200,000 in classified assets, which consisted of $1,200,000 in assets classified as substandard and no assets classified as loss.

     Allowance for Loan Losses. In originating loans, the Bank recognizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. It is management's policy to maintain an adequate allowance for loan losses based on, among other things, the Bank's and the industry's historical loan loss experience, evaluation of economic conditions, regular reviews of delinquencies and loan portfolio quality and evolving standards imposed by federal bank examiners. The Bank increases its allowance for loan losses by charging provisions for loan losses against the Bank's income. During the year ended December 31, 1998, the Bank made a $106,000 provision to the allowance for loan losses on the basis of management's assessment of the level of risk in the loan portfolio. Among other factors, management believed that this amount was warranted because of charges made against the reserve during 1998 as well as the risks posed by the Bank's overall loan portfolio.

     Management will continue to actively monitor the Bank's asset quality and allowance for loan losses. Management will charge off loans and properties acquired in settlement of loans against the allowances for losses on such loans and such properties when appropriate and will provide specific loss allowances when necessary. Although management believes it uses the best information available to make determinations with respect to the allowances for losses and believes such allowances are adequate, future adjustments may be necessary if economic conditions differ substantially from the economic conditions in the assumptions used in making the initial determinations.

     The Bank's methodology for establishing the allowance for loan losses takes into consideration probable losses that have been identified in connection with specific assets as well as losses that have not been identified but can be expected to occur. Management conducts regular reviews of the Bank's assets and

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evaluates the need to establish allowances on the basis of this review.
Assets reviewed include nonaccrual loans, accruing loans 90 days or more delinquent, loans modified in troubled debt restructurings and real estate owned, as well as any additional classified loans or loans not failing within any of the above categories but where known information about possible credit problems of borrowers causes management to have serious concerns as to the ability of the borrowers to comply with loan repayment terms and may result in disclosure of the loans as nonaccrual, 90 days past due or restructured. Allowances are established by the Board of Directors on a quarterly basis based on an assessment of risk in the Bank's assets taking into consideration the composition and quality of the portfolio, delinquency trends, current charge-off and loss experience, loan concentrations, the state of the real estate market, regulatory reviews conducted in the regulatory examination process and economic conditions generally. Additional provisions for losses on loans are made in order to bring the allowance to a level deemed adequate. Specific reserves will be provided for individual assets, or portions of assets, when ultimate collection is considered improbable by management based on the current payment status of the assets and the fair value of the security. At the date of foreclosure or other repossession or at the date the Bank determines a property is an "in-substance foreclosed" property, the Bank would transfer the property to real estate acquired in settlement of loans at the lower of cost or fair value less estimated selling costs. Any portion of the outstanding loan balance in excess of fair value less estimated selling costs would be charged off against the allowance for loan losses. If, upon ultimate disposition of the property, net sales proceeds exceed the net carrying value of the property, a gain on sale of real estate would be recorded.

     OCC policy requires maintenance of an adequate allowance for loan and lease losses and an effective loan review system. This policy includes an arithmetic formula for checking the reasonableness of an institution's allowance for loan loss estimate compared to the average loss experience of the industry as a whole. Examiners will review an institution's allowance for loan losses and compare it against the sum of the following: (i) up to 60% of the portfolio that is classified doubtful; (ii) up to 25% of the portfolio that is classified as substandard; and (iii) for the portions of the portfolio that have not been classified (including those loans designated as special mention), estimated credit losses over the upcoming 12 months given the facts and circumstances as of the evaluation date.
This amount is considered neither a "floor" nor a "safe harbor" of the level of allowance for loan losses an institution should maintain, but examiners will view a shortfall relative to the amount as an indication that they should review management's policy on allocating these allowances to determine whether it is reasonable based on all relevant factors.

     The following table sets forth an analysis of the Bank's allowance for loan losses for the periods indicated. There were $141,000 of loans charged off during 1998.

                                            YEAR ENDED DECEMBER 31,
                                            -----------------------
                                              1998           1997
                                              ----           ----
                                             (DOLLARS IN THOUSANDS)
  Balance at beginning of period             $ 400          $ 300
  Charge-offs                                 (141)           (60)
  Recoveries                                     7              4
  Provision for loan losses                    106            156
                                             -----          -----
  Balance at end of period                   $ 372          $ 400
                                             =====          =====
  Ratio of net charge-offs to average
   loans outstanding during the period        0.32%          0.12%

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     The following table allocates the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

                                                  AT DECEMBER 31,
                                   ---------------------------------------------
                                           1998                     1997
                                   --------------------     --------------------
                                            PERCENT OF               PERCENT OF
                                             LOANS IN                 LOANS IN
                                            CATEGORY TO              CATEGORY TO
                                   AMOUNT   TOTAL LOANS     AMOUNT   TOTAL LOANS
                                   ------   -----------     ------   -----------
                                                     (DOLLARS
                                                   IN THOUSANDS)
Real estate - mortgage:
  One- to four-family residential   $286       77.00%        $318       79.62%
  Multi-family residential            10        2.78           12        3.04
  Construction                         7        1.77            3        0.81
  Church                              17        4.52           15        3.68
  Commercial                          32        8.57           27        6.66
Consumer                              20        5.36           25        6.19
                                    ----      ------         ----      ------
  Total allowance for loan losses   $372      100.00%        $400      100.00%
                                    ====      ======         ====      ======

INVESTMENT ACTIVITIES

     The Bank is permitted under federal law to make certain investments, including investments in securities issued by various federal agencies and state and municipal governments, deposits at the FHLB of Chicago, mortgage-backed and related securities, certificates of deposits in federally insured institutions, certain bankers' acceptances and federal funds. It also may invest, subject to certain limitations, in commercial paper having one of the two highest investment ratings of a nationally recognized credit rating agency, and certain other types of corporate debt securities and mutual funds. Federal regulations require the Bank to maintain an investment in FHLB and Federal Reserve stock and a minimum amount of liquid assets which may be invested in cash and specified securities.

     The investment policy of the Company and the Bank currently allows for investment in various types of mortgage-backed and related securities, liquid assets, including United States Government and Agency securities, time deposits at the FHLB of Chicago, certificates of deposit or bankers' acceptances at other federally insured depository institutions subject to certain limitations, and obligations of states and political subdivisions. Generally, the objectives of the Bank's investment policy are to (i) maximize returns, (ii) provide and maintain liquidity within the guidelines of OCC regulations, (iii) maintain a balance of high-quality, diversified investments to minimize risk, (iv) provide collateral for pledging requirements, (v) serve as a counter-cyclical balance to the loan portfolio, (vi) manage interest rate risk, and (vii) insure compliance with all regulatory requirements. In accordance with the investment policy, at December 31, 1998, the Company and the Bank had investments in U.S. Government and agency notes, obligations of state and political subdivisions, interest-earning deposits and certificates of deposit and FHLB of Chicago stock and Federal Reserve stock.

     Mortgage-Backed and Related Securities. Mortgage-backed securities represent a participation interest in a pool of single-family or multi-family mortgages, the principal and interest payments on which are passed from the mortgage originators through intermediaries that pool and repackage the participation interest in the form of securities to investors such as the Bank. Such intermediaries may include quasi-governmental agencies such as GNMA, which are guaranteed as the payment of principal and interest by the U.S. Government, and FHLMC and FNMA, which are guaranteed by those agencies only. Mortgage-backed securities generally increase the quality of the Bank's assets by virtue of the guarantees that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of the Bank.

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     Mortgage-backed securities typically are issued with stated
principal amounts and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have similar maturities. The underlying pool of mortgages can be composed of either fixed-rate or adjustable-rate mortgage loans. Mortgage-backed securities generally are referred to as mortgage participation certificates or pass-through certificates. As a result, the interest rate risk characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security is equal to the life of the underlying mortgages.

     The actual maturity of a mortgage-backed security varies, depending on when the mortgagors prepay or repay the underlying mortgages. Prepayments of the underlying mortgages may shorten the life of the investment, thereby adversely affecting its yield to maturity and the related market value of the mortgage-backed security. The yield is based upon the interest income and the amortization of the premium or accretion of the discount related to the mortgage-backed security. Premiums and discounts on mortgage-backed securities are amortized or accredited over the estimated term of the securities using a level yield method. The prepayment assumptions used to determine the amortization period for premiums and discounts can significantly affect the yield of the mortgage-backed security, and these assumptions are reviewed periodically to reflect the actual prepayment. The actual prepayments of the underlying mortgages depend on many factors, including the type of mortgage, the coupon rate, the age of the mortgages, the geographical location of the underlying real estate collateralizing the mortgages and general levels of market interest rates. The difference between the interest rates on the underlying mortgages and the prevailing mortgage interest rates is an important determinant in the rate of prepayments. During periods of falling mortgage interest rates, prepayments generally increase, and, conversely, during periods of rising mortgage interest rates, prepayments generally decrease. If the coupon rate of the underlying mortgage significantly exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgages. Prepayment experience is more difficult to estimate for adjustable-rate mortgage-backed securities.

     Mortgage-related securities are typically issued by a special purpose entity, which may be organized in a variety of legal forms, such as a trust, a corporation or a partnership. The entity aggregates pools of pass-through securities, which are used to collateralize the mortgage-related securities. Once combined, the cash flows can be divided into "tranches" or "classes" of individual securities, thereby creating more predictable average lives for each security than the underlying pass-through pools. Accordingly, under this security structure, all principal paydowns from the various mortgage pools are allocated to a mortgage-related securities' class or classes structured to have priority until it has been paid off. These securities generally have fixed interest rates, and, as a result, changes in interest rates generally would affect the market value and possibly the prepayment rates of such securities.

     Some mortgage-related securities instruments are like traditional debt instruments due to their stated principal amounts and traditionally defined interest rate terms. Purchasers of certain other mortgage-related securities instruments are entitled to the excess, if any, of the issuer's cash flows. These mortgage-related securities instruments may include instruments designated as residual interest and are riskier in that they could result in the loss of a portion of the original investment. Cash flows from residual interests are very sensitive to prepayments and, thus, contain a high degree of interest rate risk.

     The Bank's mortgage-backed and related securities portfolio consists primarily of seasoned fixed-rate and adjustable rate mortgage-backed and related securities. The Bank makes such investments in order to manage cash flow, diversify assets and obtain yield.

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     The following table sets forth the carrying value of the Company's investments on a consolidated basis at the dates indicated.

                                              AT DECEMBER 31,
                                          ----------------------
                                          1998              1997
                                          ----              ----
                                              (IN THOUSANDS)
 Securities available for sale:<F1>
   U.S. Government and agency and
     municipal securities               $ 1,145           $ 1,714
   Collateral mortgage obligations           --                --
   Mortgage-backed securities               661             1,249

 Securities held to maturity:
   U.S. government and agency and
     municipal securities                 5,287             5,627
   Mortgage-backed securities             4,251             5,737
                                         ------            ------
     Total investment securities         11,344            14,327

 Cash and cash equivalents               10,220             3,319
 Certificates of deposit                  1,379                95
 FHLB and FRB stock                         539               577
                                        -------           -------
     Total investments                  $23,482           $18,318
                                        =======           =======

-----------
(1) The carrying value of securities available for sale is the market value.

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

     The following table sets forth information in the scheduled maturities, amortized cost, market values and average yields for the Company's investment and mortgage-backed securities portfolio at December 31, 1998.

                                        ONE YEAR OR LESS        ONE TO FIVE YEARS         FIVE TO TEN YEARS
                                      --------------------     --------------------     ---------------------
                                      CARRYING     AVERAGE     CARRYING     AVERAGE     CARRYING      AVERAGE
                                        VALUE       YIELD        VALUE       YIELD        VALUE        YIELD
                                      -----------------------------------------------------------------------
Securities available for sale:
 U.S. government, agency and
   municipal securities                $  252        6.34%      $  893        6.14%        $ --           --%
 Mortgage-backed securities               532        6.87          129        6.91           --           --

Securities held to maturity:
 U.S. government, agency and
   municipal securities                 3,704        5.45        1,358        6.17          225         5.38
 Mortgage-backed securities                --          --        2,649        6.01          548         6.94
                                       ------                   ------                     ----

Total                                  $4,488        5.67       $5,029%       6.10         $773         6.48
                                       ======                   ======                     ====

                                       MORE THAN TEN YEARS        TOTAL INVESTMENT PORTFOLIO
                                      --------------------     ---------------------------------
                                      CARRYING     AVERAGE     CARRYING      MARKET      AVERAGE
                                        VALUE       YIELD        VALUE       VALUE        YIELD
                                      ----------------------------------------------------------
Securities available for sale:
 U.S. government, agency and
   municipal securities                $   --          --%     $ 1,145     $ 1,145         6.18%
 Mortgage-backed securities                --          --          661         661         6.18

Securities held to maturity:
 U.S. government, agency and
   municipal securities                    --          --        5,287       5,320         5.63
 Mortgage-backed securities             1,054        7.45        4,251       4,285         6.49
                                       ------                  -------     -------

Total                                  $1,054        7.45      $11,344     $11,411         6.08%
                                       ======                  =======     =======

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DEPOSIT ACTIVITY AND OTHER SOURCES OF FUNDS

     General. Deposits are the primary source of the Bank's funds for lending, investment activities and general operational purposes. In addition to deposits, the Bank derives funds from loan principal and interest repayments, maturities of investment securities and mortgage-backed and related securities and interest payments thereon. Although loan repayments are a relatively stable source of funds, deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds, or on a longer term basis for general operational purposes.

     Deposits. The Bank attracts deposits principally from within its market area by offering a variety of deposit instruments, including checking accounts, NOW accounts, regular savings accounts, Individual Retirement Accounts, and certificates of deposit which range in maturity from 90 days to three years. Deposit terms vary according to the minimum balance required, the length of time the funds must remain on deposit and the interest rate. Maturities, terms, service fees and withdrawal penalties for its deposit accounts are established by the Bank on a periodic basis. The Bank reviews its deposit mix and pricing on a weekly basis. In determining the characteristics of its deposit accounts, the Bank considers the rates offered by competing institutions, funds acquisition and liquidity requirements, growth goals and federal regulations. Management believes it prices its deposits comparably to rates offered by its competitors. The Bank does not accept brokered deposits.

     The Bank competes for deposits with other institutions in its market areas by offering deposit instruments that are competitively priced and by providing customer service through convenient and attractive offices, knowledgeable and efficient staff and hours of service that meet customers' needs. Substantially all of the Bank's depositors are Illinois residents.

     Savings deposits in the Company on a consolidated basis at December 31, 1998 were represented by the various types of savings programs described below.

     INTEREST          MINIMUM                                      MINIMUM        BALANCES        PERCENTAGE OF
       RATE              TERM                 CATEGORY              AMOUNT       IN THOUSANDS      TOTAL SAVINGS
     --------          -------                --------              -------      ------------      -------------
     N/A%              None           Non-interest bearing accounts     N/A        $ 1,042              2.03%
     3.84-4.23         None           Passbook accounts             $ 10.00          7,222             14.04
     2.83-3.33         None           NOW accounts                    50.00          7,669             14.92
     4.08              12 Month       Christmas Club                   5.00             10               .02

                                      Certificates of Deposit

     4.30-4.32         91 days        Fixed-term, fixed-rate          2,500            441               .86
     4.74-4.82         6 month        Fixed-term, fixed-rate          2,500          3,708              7.21
     5.30-5.37         12 month       Fixed-term, fixed-rate            500          7,413             14.42
     5.73-5.77         18 month       Fixed-term, fixed-rate            500          5,822             11.32
     5.86-5.91         30 month       Fixed-term, fixed-rate            500          6,364             12.38
     5.60-5.98         36 month       Fixed-term, fixed-rate            500            863              1.68
     5.95-6.05         48 month       Fixed-term, fixed-rate            500            402               .78
     5.43-5.79         60 month       Fixed-term, fixed-rate            500            614              1.19
     6.04-6.26         72 month       Fixed-term, fixed-rate            500          1,095              2.13
     6.49-6.85         96 month       Fixed-term, fixed-rate            500          1,393              2.71
     5.80-5.93         IRAs           Fixed-term, fixed-rate            100          3,292              6.40
     4.29-5.97         Variable       Fixed-term, fixed-rate        100,000          4,007              7.79
     5.98              36 month<F1>   Fixed-term, adjustable-rate     5,000             60               .12
                                                                                   -------            ------
                                                                                   $51,417            100.00%
                                                                                   =======            ======

-----------
<F1> Customer has option at any time during term of certificate to request a one-time increase to the then-prevailing 36 month certificate of deposit rate.

                              - 46 -
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY

     The following table sets forth the change in dollar amount of deposits in the various types of accounts offered by the Company between the dates indicated.


                                                                         INCREASE
                                          BALANCE AT                 (DECREASE) FROM    BALANCE AT
                                         DECEMBER 31,       % OF       DECEMBER 31,    DECEMBER 31,    % OF
                                            1998           DEPOSITS        1997            1997       DEPOSITS
                                         ------------      --------  ---------------   ------------   --------
                                                                 (DOLLARS IN THOUSANDS)
Non-interest bearing accounts              $ 1,042           2.03%       $   375         $   667         1.23%
Passbook and regular savings                 7,222          14.04            167           7,055        13.06
NOW                                          7,669          14.91         (1,199)          8,868        16.42
Christmas club                                  10            .02              2               8         0.01
Certificates of deposit                     32,077          62.39         (1,899)         33,976        62.90
IRA                                          3,397           6.61            (51)          3,448         6.38
                                           -------         ------        -------         -------       ------

 Total                                     $51,417         100.00%       $(2,605)        $54,022       100.00%
                                           =======         ======        =======         =======       ======

     The following table sets forth the average month-end balances and interest rates for interest-bearing demand deposits and time deposits for the periods indicated.

                                                         YEAR ENDED DECEMBER 31,
                                        -----------------------------------------------------
                                                 1998                             1997
                                        ----------------------            -------------------
                                        AVERAGE        AVERAGE            AVERAGE     AVERAGE
                                        BALANCE         RATE              BALANCE      RATE
                                        -------        -------            -------     -------
                                                         (DOLLARS IN THOUSANDS)
Savings deposits                        $ 7,105         3.92%             $ 6,934      3.96%
Interest-bearing demand deposits          8,062         2.86                9,059      2.83
Certificates of deposits                 36,135         5.69               36,295      5.68
                                        -------                           -------
Total                                   $51,302                           $52,288
                                        =======                           =======

     The following table indicates the amount of the Bank's certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 1998 and at such date represented 7.79% of total deposits and had a weighted average rate of 5.90%. The Bank's certificates of deposit in excess of $100,000 primarily consist of deposits from individual retail customers. To the extent the Bank is unable to replace maturing deposits, it may sell investment securities classified as available for sale.

                                         CERTIFICATES
MATURITY PERIOD                          OF DEPOSITS
---------------                          ------------
                                        (IN THOUSANDS)
Three months or less                        $  755
Over three months through six months           868
Over six months through 12 months              486
Over 12 month                                1,898
                                            ------
Total                                       $4,007
                                            ======

     Borrowings. Savings deposits historically have been the primary source of funds for the Bank's lending, investments and general operating activities. The Bank is authorized, however, to use advances from the FHLB of Chicago to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The FHLB of Chicago functions as a central reserve bank providing credit for savings institutions and certain other member financial institutions. As a member of the FHLB System, the Bank is required to own stock in the FHLB of Chicago and is authorized to apply for advances. Advances are made pursuant to several different

                              - 47 -
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY
 programs, each of which has its own interest rate and range of maturities. There were no FHLB advances outstanding at December 31, 1998.

     The following table sets forth certain information regarding short-term borrowings by the Bank at the dates and for the periods indicated.

                                                AT DECEMBER 31,
                                              --------------------
                                              1998            1997
                                              ----            ----
                                             (DOLLARS IN THOUSANDS)
   Amounts outstanding at end of period:
    FHLB advances                             $  --         $  750

   Rate paid on:
    FHLB advances                                --%          5.86%

   Maximum amount of borrowings outstanding
    at end of any month end:
    FHLB advances                             $ 750         $1,750

   Approximate average short-term borrowings
    outstanding with respect to:
    FHLB advances                                45          1,375

   Rate paid on:
    FHLB advances                              5.86%          5.69%

   -----
   <F1> Based on month-end balances.

SUBSIDIARY ACTIVITIES

     The Bank has one subsidiary service corporation, Herrin First
Service Corporation. Herrin First Service Corporation was formed in 1971 by the Bank for the purpose of developing a residential subdivision located in Herrin. Such development was completed and all lots were subsequently sold. No further development activities have been undertaken or are planned, and the subsidiary is inactive. Its assets consist of various liquid assets totaling $243,000.

PERFORMANCE RATIOS

     The table below sets forth certain performance ratios of the Company at or for the years indicated.

                                                          AT OR FOR THE YEAR ENDED
                                                                DECEMBER 31,
                                                          ------------------------
                                                            1998           1997
                                                            ----           ----
   PERFORMANCE RATIOS:
    Return on assets (net income divided by average
     total assets)                                           -.21%          0.24%
    Return on average shareholders' equity (net income
     divided by average shareholders' equity)               -1.14           1.33
    Interest rate spread (combined weighted average
     interest rate earned less combined weighted
     average interest rate cost)                             2.34           2.41
    Ratio of average interest-earning assets to average
     interest-bearing liabilities                          118.60         119.63
    Ratio of noninterest expense to average total assets     3.43           2.84


                              - 48 -
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY

COMPETITION

     The Bank faces strong competition both in originating real estate, agriculture, automobile, consumer and other loans and in attracting deposits. The Bank competes for real estate and other loans principally on the basis of interest rates, the types of loans it originates and the quality of services it provides to borrowers. Its competition in originating real estate loans comes primarily from other savings institutions, commercial banks and mortgage bankers making loans secured by real estate located in the Bank's market area. Commercial banks, credit unions and finance companies provide vigorous competition in consumer lending. Competition may increase as a result of the continuing reduction of restrictions on the interstate operations of financial institutions.

EMPLOYEES

     As of December 31, 1998, the Bank had 22 full-time employees and 2 part-time employees, none of whom was represented by a collective bargaining agreement, and management considers the Bank's relationships with its employees to be good.

PROPERTIES

     The following table sets forth the location and certain additional information regarding the Bank's offices at December 31, 1998.

                                                         BOOK VALUE AT                     DEPOSITS AT
                                    YEAR      OWNED OR    DECEMBER 31,     APPROXIMATE     DECEMBER 31,
                                   OPENED      LEASED        1998        SQUARE FOOTAGE       1998
                                   ------      ------        ----        --------------       ----
MAIN OFFICE:                                          (DOLLARS IN THOUSANDS)
318 South Park Avenue
Herrin, Illinois 62948              1949       Owned         $362             4,678          $45,173

BRANCH OFFICE:

New Route 13 East
Carterville, Illinois 62918         1975       Owned          124             1,895            6,244


                              - 49 -
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY

                 SUPERVISION AND REGULATION

GENERAL

     As a bank holding company, the Company is subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, a bank holding company may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank or savings and loan association, without the prior approval of the Federal Reserve. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

     The Company and the Bank are subject to supervision and examination by applicable federal banking agencies. The earnings of the Bank, and therefore, the earnings of the Company, are affected by general economic conditions, management policies and the legislative and governmental actions of various regulatory authorities, including the Federal Reserve, the FDIC and the OCC. In addition, there are numerous governmental requirements and regulations that affect the activities of the Company and the Bank.

CERTAIN TRANSACTIONS WITH AFFILIATES

     There are various legal restrictions on the extent to which a bank holding company and certain of its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be on non-preferential terms and secured by designated amounts of specified collateral and be limited, as to the holding company or any one of such nonbank subsidiaries, to 10% of the lending institution's capital stock and surplus and, as to the holding company and all such nonbank subsidiaries in the aggregate, to 20% of such capital stock and surplus.

PAYMENT OF DIVIDENDS

     The Company is a legal entity separate and distinct from the Bank.
The principal source of the Company's revenues is dividends from the Bank. Various federal statutory provisions limit the amount of dividends the Bank can pay to the Company without regulatory approval. The approval of federal regulatory agencies is required for any dividend if the total of all dividends declared in any calendar year would exceed the total of the institution's net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand. The payment of dividends by the Bank also may be affected by other factors, such as the maintenance of adequate capital.

CAPITAL ADEQUACY

     The Federal Reserve has issued standards for measuring capital adequacy for bank holding companies. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions operating in major international financial markets. The banking regulators have issued standards for banks that are similar to, but not identical with, the standards for bank holding companies.

     In general, the risk-related standards require financial institutions and financial institution holding companies to maintain certain capital levels based on "risk-adjusted" assets, so that categories of assets with potentially higher credit risk will require more capital backing than categories with lower credit risk. In addition, banks and bank holding companies are required to maintain capital to support off balance sheet activities such as loan commitments. The Company and the Bank exceed all applicable capital adequacy standards.

                                - 50 -
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY

SUPPORT OF THE BANK

     Under Federal Reserve policy, the Company is expected to act as a source of financial strength to the Bank and to commit resources to support the Bank in circumstances where it might not choose to do so absent such a policy. This support may be required at times when the Company may not find itself able to provide it. In addition, any capital loans by the Company to the Bank also would be subordinate in right of payment to deposits and certain other indebtedness of such subsidiary.

     Consistent with this policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition.

FIRREA AND FDICIA

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), contains a cross-guarantee provision that could result in insured depository institutions owned by the Company being assessed for losses incurred by the FDIC in connection with assistance provided to, or the failure of, any other insured depository institution owned by the Company. Under FIRREA, failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC.

     The Federal Deposit Insurance Corporation Improvement Act of 1991, as amended ("FDICIA"), made extensive changes to the federal banking laws. FDICIA instituted certain changes to the supervisory process, including provisions that mandate certain regulatory agency actions against undercapitalized institutions within specified time limits. FDICIA contains various other provisions that may affect the operations of banks and savings institutions.

     The prompt corrective action provision of FDICIA requires the federal banking regulators to assign each insured institution to one of five capital categories ("well capitalized," "adequately capitalized" or one of three "undercapitalized" categories) and to take progressively more restrictive actions based on the capital categorization, as specified below. Under FDICIA, capital requirements include a leverage limit, a risk-based capital requirement and any other measure of capital deemed appropriate by the federal banking regulators for measuring the capital adequacy of an insured depository institution. All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees that would cause the institution to fail to satisfy the minimum levels for any relevant capital measure.

     The FDIC and the Federal Reserve adopted capital-related regulations under FDICIA. Under those regulations, a bank will be well capitalized if it: (i) had a risk-based capital ratio of 10% or greater; (ii) had a ratio of Tier I capital to risk-adjusted assets of 6% or greater; (iii) had a ratio of Tier I capital to adjusted total assets of 5% or greater; and (iv) was not subject to an order, written agreement, capital directive or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. An association will be adequately capitalized if it was not "well capitalized" and: (i) had a risk-based capital ratio of 8% or greater; (ii) had a ratio of Tier I capital to risk-adjusted assets of 4% or greater; and (iii) had a ratio of Tier I capital to adjusted total assets of 4% or greater (except that certain associations rated "Composite 1" under the federal banking agencies' CAMEL rating system may be adequately capitalized if their ratios of core capital to adjusted total assets were 3% or greater). The Bank was "well capitalized" as of December 31, 1998.

                                - 51 -
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY

     Banking agencies have recently adopted final regulations that mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as part of the institution's regular safety and soundness examination. Banking agencies also have recently adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. After gaining experience with the proposed measurement process, these banking agencies intend to propose further regulations to establish an explicit risk-based capital charge for interest rate risk.

DEPOSITOR PREFERENCE STATUTE

     Legislation enacted in August 1993 provides a preference for deposits and certain claims for administrative expenses and employee compensation against an insured depository institution in the liquidation or other resolution of such an institution by any receiver. Such obligations would be afforded priority over other general unsecured claims against such an institution, including federal funds and letters of credit, as well as any obligation to shareholders of such an institution in their capacity as such.

FDIC INSURANCE ASSESSMENTS

     The Bank is subject to FDIC deposit insurance assessments. The FDIC has adopted a risk-based premium schedule. Each financial institution is assigned to one of three capital groups well-capitalized, adequately capitalized or undercapitalized and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors, and on the basis of other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC. See "-- FIRREA and FDICIA."

INTERSTATE BANKING AND OTHER RECENT LEGISLATION

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal"), enacted in 1994, facilitates the interstate expansion and consolidation of banking organizations by permitting (i) bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state, (ii) the interstate merger of banks, except for banks located in Montana and Texas, which states enacted legislation to "opt out" of this authority, (iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state,
(iv) foreign banks to establish, with approval of the regulators in the United States, branches outside their home states to the same extent that national or state banks located in the home state would be authorized to do so and (v) banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same state or a different state.

     There also have been a number of recent legislative and regulatory proposals designed to strengthen the federal deposit insurance system and to improve the overall financial stability of the United States banking system and to provide for other changes in the bank regulatory structure, including proposals to reduce regulatory burdens on banking organizations and to expand the nature of products and services banks and bank holding companies may offer. It is not possible to predict whether or in what form these proposals may be adopted in the future and, if adopted, what their effect will be on the Company.

                                - 52 -
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY

      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                       AND RESULTS OF OPERATIONS

GENERAL

     The Company completed its initial public offering on June 28, 1996 in connection with the Conversion. A total of 876,875 shares of Common Stock were sold which resulted in net proceeds of $7.4 million. The Company acquired all of the capital stock of the Association (now, the Bank) in exchange for a portion of the net proceeds.

     The Bank's net income is dependent primarily on its net interest income, which is the difference between interest income earned on its loan and mortgage-backed and related securities portfolio and interest paid on interest-bearing liabilities. Net interest income is determined by (i) the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities ("interest rate spread") and (ii) the relative amounts of interest-earning assets and interest-bearing liabilities. The Bank's interest rate spread is affected by regulatory, economic and competitive factors that influence interest rates, loan demand and deposit flows. To a lesser extent, the Bank's net income also is affected by the level of non-interest income, including fees and service charges, and by the level of its operating expenses and provision for loan losses.

     The operations of the Bank are significantly affected by prevailing economic conditions, competition and the monetary, fiscal and regulatory policies of governmental agencies. Lending activities are influenced by the demand for and supply of housing, competition among lenders, the level of interest rates and the availability of funds. Deposit flows and costs of funds are influenced by prevailing market rates of interest, primarily on competing investments, account maturities and the levels of personal income and savings in the Bank's market area.

ASSET/LIABILITY MANAGEMENT

     The Bank has sought to reduce its exposure to changes in interest rates by matching more closely the effective maturities or repricing characteristics of its interest-earning assets and interest-bearing liabilities. The matching of the Bank's assets and liabilities may be analyzed by examining the extent to which its assets and liabilities are interest rate sensitive.

     The Company's Board of Directors reviews the maturities of the Company's assets and liabilities and establishes policies and strategies designed to regulate the Company's flow of funds and to coordinate the sources, uses and pricing of such funds. The first priority in structuring and pricing the Company's and the Bank's assets and liabilities is to maintain an acceptable interest rate spread while reducing the net effects of changes in interest rates.

     The Bank has employed various strategies intended to minimize the adverse effect of interest rate risk on future operations by providing a better match between the interest rate sensitivity between its assets and liabilities. In particular, the Bank's strategies are intended to stabilize net interest income for the long term by protecting its interest rate spread from increases in interest rates. Such strategies include the origination in the loan portfolio of adjustable-rate mortgage loans secured by one- to four-family residential real estate, and, to a lesser extent, multi-family and commercial real estate loans and the origination of other loans with greater interest rate sensitivities than long-term, fixed-rate, residential mortgage loans. For the years ended December 31, 1998 and 1997, approximately 89.29% and 40.93%, respectively, of the one- to four-family residential loans originated by the Bank had adjustable rates. The Bank's origination of multi-family, church and commercial real estate loans comprised 7.78% and 17.66% of total loan originations during the same respective periods.


                                - 53 -
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY

     In order to increase the interest rate sensitivity of its assets, the Company also has maintained a consistent level of short and intermediate term investment securities and other assets. At December 31, 1998, the Bank had $15.7 million of investment securities and interest-bearing deposits maturing or repricing within one year and $5.2 million of investment securities, mortgage-backed securities and interest-bearing deposits maturing or repricing within one to five years.

INTEREST RATE SENSITIVITY ANALYSIS

     The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific period if it will mature or reprice within that period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities, and is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. At December 31, 1998, the Bank had a cumulative positive one-year interest rate sensitivity gap of 21.94%, as a result of which its net interest income could be slightly positively affected by rising interest rates and slightly negatively affected by falling interest rates. Generally, during a period of rising interest rates, a negative gap would adversely affect net interest income while a positive gap would result in an increase in net interest income, while conversely during a period of falling interest rates, a negative gap would result in an increase in net interest income and a positive gap would adversely affect net interest income.

     The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1998 which are expected to mature or reprice in each of the time periods shown. This table reflects the Bank's assets only and does not reflect the Company's consolidated balances.

                                                       OVER ONE   OVER FIVE    OVER TEN       OVER
                                           ONE YEAR    THROUGH     THROUGH     THROUGH       TWENTY
                                           OR LESS    FIVE YEARS  TEN YEARS  TWENTY YEARS    YEARS    TOTAL
                                           -------    ----------  ---------  ------------    -----    -----
                                                                (DOLLARS IN THOUSANDS)
Interest-earning assets:
Single-family mortgage loans               $17,662     $ 8,549    $ 1,980      $  284       $   --   $28,475
Investment securities                        3,704       1,357        225          --           --     5,286
Mortgage-backed securities                   2,475       1,975        239          83           11     4,783
Other short-term investments                11,731         198         --          --           --    11,929
Other loans                                  4,057       2,975      1,122         351           --     8,505
                                           -------     -------    -------      ------       ------   -------
     Total                                  39,629      15,054      3,566         718           11    58,978
                                           -------     -------    -------      ------       ------   -------

Interest-bearing liabilities:
NOW accounts                                 1,869       3,931      1,388         408           24     7,620
Passbook/Christmas club                      1,832       3,758      1,326         389           23     7,328
Time deposits                               22,339      12,642        193         300           --    35,474
     Total                                  26,040      20,331      2,907       1,097           47    50,422
                                           -------     -------    -------      ------       ------   -------

Interest sensitivity gap                   $13,589     $(5,277)   $   659      $ (379)      $  (36)  $ 8,556
                                           =======     =======    =======      ======       ======   =======
Cumulative interest sensitivity gap        $13,589     $ 8,312    $ 8,971      $8,592       $8,556   $ 8,556
                                           =======     =======    =======      ======       ======   =======
Ratio of interest-earning assets
     to interest-bearing liabilities        152.19%      74.04%    122.67%      65.45%       23.40%   116.97%
                                           =======     =======    =======      ======       ======   =======
Ratio of cumulative gap to
     total assets                            21.94%      13.42%     14.49%      13.87%       13.82%    13.82%
                                           =======     =======    =======      ======       ======   =======

     The preceding table was prepared utilizing certain assumptions regarding prepayment and decay rates provided by a private data processing and consulting firm. While management believes that these assumptions are reasonable, the actual interest rate sensitivity of the Bank's assets and liabilities could vary significantly from the information set forth in the table due to market and other factors. The following assumptions were

                                - 54 -
PRELIMINARY PROXY MATERIALS
CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY
used: (i) adjustable rate mortgage-backed securities will prepay at the rate of 41.1% per year for six month securities and 45.0% for one-year securities; (ii) fixed rate mortgage-backed securities will prepay annually at the rate of 11.2%; (iii) adjustable rate first mortgage loans on single-family residential properties will prepay at the rate of 31.1% per year for one-year loans and 45.0% for three-year loans; (iv) nonresidential mortgage loans will prepay at the rate of 11.2% per year for fixed rate and 18.0% per year for adjustable rate; (v) home equity loans will prepay at the rate of 11.2% per year; (vi) consumer loans will prepay at the rate of 16.0% per year; and (vii) fixed rate mortgage loans on single-family residential properties will prepay annually as follows:

     COUPON RATE          ANNUAL PREPAYMENT-RATE
     7.01 to 8.00%                 21.4%
     8.01 to 9.00%                 26.2
     9.01 to 10.00%                24.1
    10.01 to 12.00%                25.7

     In addition, it is assumed that fixed maturity deposits are not withdrawn prior to maturity and that other deposits are withdrawn or repriced at an annual rate of 25%.

     The interest rate sensitivity of the Bank's assets and liabilities illustrated in the table above could vary substantially if different assumptions were used or actual experience differs from the assumptions used. If passbook and NOW accounts were assumed to mature in one year or less (which does not reflect actual experience), the Bank's one-year gap would have been substantially negative.

     Certain shortcomings are inherent in the method of analysis presented in the preceding table setting forth the maturing and repricing of interest-earning assets and interest-bearing liabilities. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of change in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate loans, have features which restrict changes in interest rates on a short-term basis and over the life of the assets. In addition, the proportion of adjustable rate loans in the Bank's portfolio could decrease in future periods if market interest rates remain at or decrease below current levels due to refinancing activity. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in the table. Finally, the ability of many borrowers to service their adjustable rate debt may decrease in the event of an interest rate increase.

AVERAGE BALANCE, INTEREST AND AVERAGE YIELDS AND RATES

     The following table sets forth certain information relating to the Company's average interest-earning assets and interest-bearing liabilities and reflects the average yield on assets and average cost of liabilities for the periods and at the date indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from month-end balances. Management does not believe that the use of month-end balances instead of daily balances has caused any material difference in the information presented. The table also presents information for the periods and at the date indicated with respect to the difference between the average yield earned on interest-earning assets and average rate paid on interest-bearing liabilities, or "interest rate spread," which savings institutions have traditionally used as an indicator of profitability. Another indicator of an institution's net interest income is its "net yield on interest-earning assets," which is its net interest income divided by the average balance of interest-earning assets. Net interest income is affected by the interest rate spread and by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income.


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

                                                                YEARS ENDED DECEMBER 31,
                                                        1998                               1997
                                           -----------------------------    --------------------------------
                                                                 AVERAGE                             AVERAGE
                                                                  YIELD/                              YIELD/
                                           BALANCE    INTEREST     COST     BALANCE      INTEREST      COST
                                           -------    --------   -------    -------      --------    -------
                                                               (DOLLARS IN THOUSANDS)
Interest-earning assets:
 Loans receivable                          $41,280     $3,355       8.13%   $44,841       $3,526        7.86%
 Investment securities                       6,408        386       6.02      9,097          562        6.18
 Mortgage-backed securities                  5,865        371       6.33      8,257          539        6.53
 Short-term investments and other
 interest-earning assets                     7,342        335       4.56      2,000          111        5.53
                                           -------     ------               -------       ------
 Total interest-earning assets              60,895      4,447       7.30     64,195        4,738        7.38
                                                       ------                             ------
Noninterest-earning assets                   3,518                            2,683
                                           -------                          -------
 Total assets                              $64,413                          $66,878
                                           =======                          =======

Interest-bearing liabilities:
 Deposits                                  $51,302     $2,544       4.96    $52,288       $2,587        4.95
 FHLB advances                                  45          3       6.46      1,375           78        5.69
                                           -------     ------               -------       ------
 Total interest-bearing liabilities         51,347      2,547       4.96     53,663        2,665        4.97
                                                       ------                             ------

 Noninterest-bearing liabilities             1,455                              946
                                           -------                          -------
 Total liabilities                          52,802                           54,609

Shareholder's equity                        11,611                           12,269
                                           -------                          -------
 Total liabilities and
 shareholder's equity                      $64,413                          $66,878
                                           =======                          =======

Net interest income                                    $1,900                             $2,073
                                                       ======                             ======
Interest rate spread                                                2.34%                               2.41%
Net yield on interest-earning assets                                3.12%                               3.23%
Ratio of average interest-earning
 assets to average interest-bearing
 liabilities                                                      118.60%                             119.63%
                                                                  ======                              ======


RATE/VOLUME ANALYSIS

     The table below sets forth certain information regarding changes in interest income and interest expense of the Company for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to: (i) changes in volume (changes in volume multiplied by old rate); (ii) changes in rate (change in rate multiplied by old volume) and (iii) changes in rate-volume (changes in rate multiplied by the changes in volume).

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

                                                    YEAR ENDED DECEMBER 31,
                                            --------------------------------------
                                                  1997        VS.       1998
                                            --------------------------------------
                                                       INCREASE (DECREASE)
                                                            DUE TO
                                            --------------------------------------
                                                                  RATE/
                                            VOLUME     RATE      VOLUME      TOTAL
                                            ------     ----      ------      -----
                                                        (IN THOUSANDS)
Interest income:                            $(282)     $121       $(10)      $(171)
  Loans receivable                           (166)      (14)         4        (176)
  Investment securities                      (156)      (17)         5        (168)
  Mortgage-backed securities
  Short-term investments and
    other interest-earning assets             295       (19)       (52)        224
                                            -----      ----       ----       -----
      Total interest-earning assets          (309)       71        (53)       (291)
                                            -----      ----       ----       -----
Interest expense:
  Deposits                                    (49)        5          1         (43)
  FHLB advances                               (76)       11        (10)        (75)
                                            -----      ----       ----       -----
      Total interest-bearing liabilities     (125)       16         (9)       (118)
                                            -----      ----       ----       -----

Change in net interest income               $(184)     $ 55       $(44)      $(173)
                                            =====      ====       ====       =====

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 1998 AND DECEMBER 31, 1997

     The Company's total assets decreased by $4.1 million, or 6.13%, from $67.5 million at December 31, 1997 to $63.3 million at December 31, 1998. The decrease was due primarily to decreases of $9.9 million in loans receivable and $3.0 million in investment and mortgage-backed securities. These decreases were partially offset by an increase of $8.5 million in cash, cash equivalents and certificates of deposit from December 31, 1997 to December 31, 1998.

     The Company's loan portfolio decreased by $9.9 million, or 21.43%, from $46.3 million at December 31, 1998 to $36.4 million at December 31, 1998. The decrease in loan activity during the period is attributed to the level of repayments on existing loans exceeding new loan demand for the year ended December 31, 1998.

     The allowance for loan losses totaled $372,000 and $400,000 at December 31, 1998 and 1997, respectively. The allowance for loan losses as a percentage of non-performing loans was 75.46% and 64.62% as of December 31, 1998 and 1997, respectively. During 1998, net loan charge-offs amounted to $134,000. An additional provision of $106,000 was made during the year. The determination of the allowance for loan losses is based on management's analysis, performed on a quarterly basis, of various factors, including the market value of the underlying collateral, growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, historical loss experience, delinquency trends and prevailing economic conditions. Although management believes its allowance for loan losses is adequate, there can be no assurance that additional allowances will not be required or that losses on loans will not be incurred.

     At December 31, 1998, the ratio of non-performing loans to total loans was 1.36%, as compared to 1.34% at December 31, 1997. The small increase in the ratio was primarily due to the decrease in the total amount of the loan portfolio. The effect on the ratio caused by this decrease was largely offset by a decrease in the total amount of nonperforming loans at December 31, 1998 as compared to December 31, 1997. At December 31, 1998, the ratio of the allowance for loan losses to total loans was 1.02%, as compared to 0.86% at December 31, 1997. The increase in this ratio was again due to the decrease in the total amount of loans outstanding at December 31, 1998 as compared to December 31, 1997.

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

     At December 31, 1998, the Company's investment portfolio included mortgage-backed and related securities classified as available-for-sale carried at a market value of $661,000 and mortgage-backed and related securities classified as held-to-maturity totaling $4.3 million. The balance of the Company's investment portfolio at December 31, 1998 consisted of investment securities classified as available-for-sale totaling $1.1 million and investment securities classified as held-to-maturity totaling $5.3 million.

     The Company's total portfolio of investment and mortgage-backed and related securities totaled $11.3 million at December 31, 1998, a decrease of $3.0 million from $14.3 million at December 31, 1997. This decrease was due to maturities and sales of investment and mortgage-backed securities totaling $3.4 million and principal payments received on mortgage-backed securities totaling $2.3 million during 1998. This decrease was partially offset by securities purchases of $2.7 million during 1998. During the year ended December 31, 1998, the Company's portfolio of investment securities and mortgage-backed and related securities classified as available-for-sale increased capital by $12,000 (net of taxes) as a result of an increase in the market value of such securities classified as available-for-sale pursuant to Statement of Financial Accounting Standards No. 115.

     Total liabilities decreased by $3.3 million, or 5.94%, from $55.3 million at December 31, 1997 to $52.0 million at December 31, 1998. Total deposits decreased by $2.6 million, or 4.82%, from $54.0 million at December 31, 1997 to $51.4 million at December 31, 1998. The decrease in total liabilities was primarily attributable to that decrease in deposits, and to the $750,000 decrease in borrowings from the FHLB during 1998. Management attributes the decrease in deposits to competition from other local banks to attract deposit business. The decrease in deposits has primarily affected the Bank's levels of one-year and five-year maturity certificates of deposit.

     Certificates of deposit at December 31, 1998 included approximately $2.1 million of deposits with balances of $100,000 or more that mature within one year. Such time deposits are inherently risky because their continued presence in the Bank is usually dependent solely upon the rates paid by the Bank rather than any customer relationship and, therefore, are likely to be withdrawn upon maturity if another institution offers higher interest rates. The Bank may be required to resort to other funding sources such as borrowing or sales of its securities held available-for-sale if the Bank believes that increasing its rates to maintain such deposits would adversely affect its operating results. At this time, the Bank does not believe that it will need to significantly increase its deposit rates to maintain such certificates of deposit and, therefore, does not anticipate resorting to alternative funding sources.

     Historically, the Company has not made significant use of borrowings. However, the Bank has obtained FHLB advances as needed for liquidity purposes. At December 31, 1998, the Bank had no FHLB advances outstanding.

     Total shareholders' equity at December 31, 1998 amounted to $11.3 million, a decrease of $850,000, or 7.00%, as compared to $12.1 million at December 31, 1997. This decrease was primarily due to the $684,000 repurchase of Company stock performed by the Company during 1998, along with dividends of $239,000 paid on Company stock and a net loss of $133,000 from operations. These decreases were offset by amortization of ESOP and MRP expense of $194,000 and $12,000 in unrealized holding gains on securities (net of tax). See "-- Liquidity and Capital Ratios" for a discussion of the Bank's compliance with applicable regulatory capital requirements.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 1998 AND
1997

     Net Income. The Company incurred a net loss of $133,000 for the year ended December 31, 1998, as compared to net income of $163,000 for the year ended December 31, 1997. The decrease of $296,000, or 181.60%, reflects a decrease of $173,000, or 8.35%, in net interest income. Also contributing to the decrease in net income were an increase of $320,000, or 16.90%, in non-interest expense, and a decrease of $7,000, or

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

3.61%, in non-interest income. These changes were partially offset by a $50,000 decrease in the provision for loan losses, and a decrease of $154,000 in the provision for income taxes.

     Net Interest Income. Net interest income decreased $173,000, or 8.35%, from $2.1 million for the year ended December 31, 1997 to $1.9 million for the year ended December 31, 1998. This decrease was primarily due to the decrease in the ratio of average interest-earning assets to average interest-bearing liabilities from 119.63% for the year ended December 31, 1997 to 118.60% for the year ended December 31, 1998, while the net yield on interest-earning assets decreased from 2.41% for the year ended December 31, 1997 to 2.34% for the year ended December 31, 1998. The decrease in the net yield on interest-earning assets resulted from a decrease in interest yields on securities and short-term investments. The average balance of interest-earning assets decreased from $64.2 million for the year ended December 31, 1997 to $60.9 million for the year ended December 31, 1998. The interest rate spread of the Company decreased by seven basis points from 2.41% for the year ended December 31, 1997 to 2.34% for the year ended December 31, 1998, as the one basis point decrease in the average cost of interest-bearing liabilities was more than offset by the eight basis point decrease in the average yield on interest-earning assets.

     Interest Income. Total interest income decreased by $291,000, or 6.14%, from $4.7 million for the year ended December 31, 1997 to $4.4 million for the year ended December 31, 1998. The decrease was due primarily to a decrease of $3.3 million, or 5.14%, in average interest-earning assets from $64.2 million for the year ended December 31, 1997 to $60.9 million for the year ended December 31, 1998. The decrease in the average interest-earning assets was primarily due to the decrease in the average balance of loans receivable for the year ended December 31, 1998 as compared to the year ended December 31, 1997. The decrease in interest income also reflects an eight basis point decrease in the average yield on interest-earning assets from 7.38% for the year ended December 31, 1997 to 7.30% for the year ended December 31, 1998.

     Interest on loans decreased $171,000, or 4.85%, from $3.5 million for the year ended December 31, 1997 to $3.4 million for the year ended December 31, 1998. The decrease in interest on loans was due to a decrease of $3.6 million, or 7.94%, in the average balance of loans from $44.8 million for the year ended December 31, 1997 to $41.3 million for the year ended December 31, 1998. The decrease in loans reflects a decline in the new loans being originated by the Bank compared with the level of repayments on existing loans. The decline was primarily reflected in a decrease in the outstanding balance of one- to four-family residential loans in 1998 as compared with 1997.

     Interest on investment securities decreased $176,000, or 31.32%, from $562,000 for the year ended December 31, 1997 to $386,000 for the year ended December 31, 1998. Such decrease was due to a decrease of $2.7 million, or 29.56%, in the average balance of investment securities from $9.1 million for the year ended December 31, 1997 to $6.4 million for the year ended December 31, 1998, coupled with a 16 basis point decrease in the average yield on such securities during the same period. Interest on mortgage-backed and related securities decreased $168,000, or 31.17%, from $539,000 for the year ended December 31, 1997 to $371,000 for the year ended December 31, 1998. This decrease was due to a decrease of $2.4 million, or 28.97%, in the average balance of mortgage-backed and related securities from $8.3 million for the year ended December 31, 1997 to $5.9 million for the year ended December 31, 1998, along with a 20 basis point decrease in the average yield on those securities during the same period. Interest on short-term investments increased by $224,000, or 201.80%, from $111,000 for the year ended December 31, 1997 to $335,000 for the year ended December 31, 1998. Such increase was due to an increase of $5.3 million, or 267.10%, in the average balance of short-term investments and other interest-earning assets from $2.0 million for the year ended December 31, 1997 to $7.3 million for the year ended December 31, 1998. This increase was partially offset by a decrease of 97 basis points in the average yield being earned on these securities for the year ended December 31, 1998 as compared to the year ended December 31, 1997. These changes reflect proceeds from sales and maturities of securities and loan payments being reinvested to a greater degree in interest-bearing cash and cash equivalent accounts and other short-term investments.

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

     Interest Expense. Interest expense decreased by $118,000, or 4.43%, from $2.7 million for the year ended December 31, 1997 to $2.5 million for the year ended December 31, 1998. This decrease was primarily due to a decrease of $2.3 million, or 4.32%, in the average balance of interest-bearing liabilities from $53.7 million for the year ended December 31, 1997 to $51.3 million for the year ended December 31, 1998. This decrease in the average balance of interest-bearing liabilities is the result of a $1.3 million decrease in the average balance of borrowings from the FHLB, coupled with a decrease of $986,000, or 1.89%, in the average balance of deposits from $52.3 million for the year ended December 31, 1997 to $51.3 million for the year ended December 31, 1998. The decrease in interest expense also reflects a one basis point decrease in the average cost of interest-bearing liabilities from 4.97% for the year ended December 31, 1997 to 4.96% for the year ended December 31, 1998.

     Provision for Loan Losses. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risk inherent in its loan portfolio and the general economy. Such evaluation is based on an analysis of various factors, including the market value of the underlying collateral, growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, historical loss experience, delinquency trends and prevailing and projected economic conditions. The Bank established a provision for loan losses of $106,000 for the year ended December 31, 1998, a decrease of $50,000 from the $156,000 provision for loan losses made during the year ended December 31, 1997. The 1998 provision was deemed necessary due to net charged-off loans of $134,000 during the year ended December 31, 1998. Although the Company believes that the present level of the allowance for loan losses is adequate to reflect the risks inherent in its loan portfolio, there can be no assurance that the Company will not experience increases in its nonperforming assets, that it will not increase the level of the allowance for loan losses in the future or that significant provisions for losses will not be required based on factors such as deterioration in market conditions, changes in borrowers' financial conditions, delinquencies and defaults.

     Non-Interest Income.  Non-interest income decreased $7,000, or
3.61%, from $194,000 for the year ended December 31, 1997 to $187,000 for the year ended December 31, 1998. The largest components of non-interest income for the years ended December 31, 1998 and 1997 included $45,000 and $50,000, respectively, in loan and other service fees and $134,000 and $121,000, respectively, in other service charges and other miscellaneous operating income. In addition, the Company realized $8,000 of realized gains on the sale of real estate owned during the year ended December 31, 1998, as compared with $23,000 of realized gains on the sale of investments and real estate owned during the year ended December 31, 1997.

     Non-Interest Expense. Non-interest expense increased $320,000, or 16.90%, from $1.9 million for the year ended December 31, 1997 to $2.2 million for the year ended December 31, 1998. The components of this net increase included increases of $215,000 in legal and professional fees and an additional expense adjustment for mortgage loan rebates of $148,000. These increases were partially offset by decreases of $5,000 in compensation and employee benefits expense and net decreases of $38,000 in other expense items.

     The increase in legal and professional services was attributed to fees connected with ongoing litigation, expenses incurred during 1998 resulting from proxy contests involving the Company and payments for consulting and other professional services. The rebate adjustment is a result of a review of interest rate adjustments made in the past relating to adjustable rate mortgages. This review was conducted in the fourth quarter of 1998 by the Bank. Based upon this review, the Bank has determined that it is probable that rebates of excess interest income should be made to a portion of the Bank's adjustable rate loan customers. The Bank currently estimates the amount of these potential rebates at $148,300. This amount has been recorded as a liability on the December 31, 1998 consolidated statement of financial condition, and has been recorded as a charge to current period operations on the consolidated statement of income for the year ended December 31, 1998.

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

     Income Tax Expense. The provision for income taxes was $(99,000) for the year ended December 31, 1998 as compared with $55,000 for the year ended December 31, 1997. The $154,000 decrease was primarily due to the decrease in income before income taxes from $218,000 for the year ended December 31, 1997 to a loss of $232,000 for the year ended December 31, 1998. The negative tax expense (or tax benefit) of $99,000 for the year ended December 31, 1998 also reflects the effect of items such as tax-exempt interest income upon the Company's income tax computation.

YEAR 2000 COMPLIANCE MATTERS

     As with all providers of financial services, the Bank's operations are heavily dependent on information technology systems. The Bank is addressing the potential problems associated with the possibility that the computers that control or operate the Bank's information technology systems and infrastructure may not be programmed to read four-digit date codes and, upon arrival of the year 2000, may recognize the two-digit code "00" as the year 1900, causing systems to fail to function or to generate erroneous data.

     As part of the awareness, inventory and assessment phases of its action plan related to the Year 2000 problem, the Bank has identified the operating systems which are considered critical to the ongoing operations of the Bank and the Company. The Bank is working with companies that supply or service its information technology systems to remedy any perceived Year 2000 problems. As a part of the implementation of its Year 2000 action plan, the Bank has purchased a number of new computers which have been determined to be Year 2000 compliant.

     Of the systems that the Bank has identified as mission critical, the most significant is the on-line account processing system that is performed by a third party service provider, NCR. As of December 31, 1998, NCR has substantially completed its testing of internal systems, and has completed its proxy testing by user participants and its on-line testing. The Bank's review of this proxy test indicates that the transactions performed, the hardware specifications and other factors used in the proxy test closely match the Bank's own operational environment and available hardware. The Bank intends to continue its own program of appropriate testing of this and other mission critical systems.

     The Bank is in the process of evaluating its non-technological systems to determine whether such systems have embedded technology that could be affected by the Year 2000 problem. As of the date hereof, the Bank does not anticipate that any disruption relating to such systems will have a material adverse effect on the Bank's operations.

     During 1998, the Bank developed a contingency plan in the event the mission-critical systems are not successfully renovated in a timely manner or such systems were to actually fail at Year 2000 critical dates. Among other issues, that plan addresses the possibility that NCR, the current data service provider, could fail to operate on January 1, 2000. A business resumption plan was formed to deal with this possibility. With respect to a short-term remedy for business disruptions potentially caused by the Year 2000 problem, the Bank's Board and management have determined that a manual system is the most reasonable approach to allow the Bank to continue to effectively serve its customer base. The business resumption plan addresses preparation, logistics, departmental requirements and guidelines for the potential handling of specific types of banking transactions on such a manual basis.

     Management has indicated that, as of December 31, 1998, approximately $43,000 of expenditures have been incurred resulting from the Bank's efforts to make its systems Year 2000 compliant. Management is currently estimating that approximately $8,000 of additional expenditures will be incurred during 1999 in connection with this issue. No assurance can be given, however, that significant expense will not be incurred in future periods. In the event that the Bank is ultimately required to purchase additional replacement computer

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systems, programs and equipment, or if the Bank is required to incur substantial additional expense to make the Bank's current systems, programs and equipment Year 2000 compliant, the Bank's net earnings and financial condition could be adversely affected.

     In addition to possible expense related to its own systems, the Bank could incur losses if loan payments are delayed due to Year 2000 problems affecting any major borrowers in the Bank's primary market area. Because the Bank's loan portfolio is highly diversified with regard to individual borrowers and types of businesses, and the Bank's primary market area is not significantly dependent upon one employer or industry, the Bank does not expect any significant or prolonged difficulties that will affect net earnings or cash flow.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity refers to the ability of the Company to convert assets into cash or cash equivalents without significant loss. Liquidity management involves evaluating the Company's and the Bank's daily cash flow requirements to meet customer demands, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs. Without proper liquidity management, the Company would not be able to perform the primary function of a financial intermediary and would, therefore, not be able to meet the production and growth needs of the communities it serves.

     The Bank's primary sources of funds are deposits and proceeds from maturing investment securities, mortgage-backed and related securities and principal and interest payments on loans, investment securities and mortgage-backed and related securities. While maturities and scheduled amortization of investment securities, mortgage-backed and related securities and loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and other factors.

     The primary investing activity of the Bank is the origination of loans, the purchase of investment securities and certificates of deposit, and the purchase of mortgage-backed and related securities. During the years ended December 31, 1998 and 1997, the Bank originated loans totaling $5.7 million and $16.5 million, respectively. The primary financing activity of the Bank is accepting savings deposits.

     The Bank has other sources of liquidity if there is a need for funds. As stated earlier, the Company has a portfolio of investment securities and mortgage-backed and related securities with an aggregate market value of $1.8 million at December 31, 1998 classified as available-for-sale. Another source of liquidity is the Bank's ability to obtain advances from the FHLB of Chicago. In addition, the Bank maintains a significant portion of its investments in interest-bearing deposits at other financial institutions that will be available when needed.

     A strong capital position is important to the continued profitability of the Bank because it promotes depositor and investor confidence and provides a solid foundation for future growth. Under regulatory guidelines, the Bank's capital strength is measured in two tiers which are used in conjunction with risk-adjusted assets to calculate the risk-based capital ratios. The Bank's Tier 1 risk-based capital ratio and total risk-based capital ratio were 30.4% and 31.6%, respectively, at December 31, 1998. These levels currently exceed the minimum ratios of 4% and 8%, respectively. Another important indicator of capital adequacy in the banking industry is the leverage ratio, which is a measure of the ratio of the Bank's Tier 1 capital to total average assets. The Bank's leverage ratio was 15.7% at December 31, 1998, which exceeded regulatory minimum guidelines.

IMPACT OF INFLATION AND CHANGING PRICES

     The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of the

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

Company's operations. Unlike most industrial companies, nearly all the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

     Accounting for Stock-Based Compensation. SFAS No. 123, "Accounting for Stock Based Compensation" was issued by the Financial Accounting Standards Board ("FASB") in October, 1995. SFAS No. 123 establishes a fair value-based method of accounting for stock options and other equity instruments. It requires the use of that method for transactions with other than employees and encourages its use for transactions with employees. It permits entities to continue to use the intrinsic value method included in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", but regardless of the method used to account for the compensation cost associated with stock option and similar plans, it requires employers to disclose information in accordance with SFAS No. 123. The general principle underlying SFAS No. 123 is that equity instruments are recognized at the fair value of the consideration received for them. If the fair value of the consideration received cannot be reasonably determined, the fair value of the equity instrument itself may be used. The fair value method of accounting for stock options and other instruments applies this general principle measuring compensation cost for employers as the excess of the fair value of the equity instrument over the amount paid by the employee. The definition of fair value in SFAS No. 123 is the same as that included in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of."

     SFAS No. 123 requires significantly expanded disclosures, including disclosure of the pro forma amount of net income (and earnings per share for public entities) as if the fair value-based method were used to account for stock-based compensation if the intrinsic value method of APB-25 is retained.

     The recognition requirements for transactions with other than employees apply for transactions entered into, after December 15, 1995.
The recognition alternative of the fair value-based method for transactions with employees may be implemented immediately upon issuance of SFAS No.
123. The disclosure requirements, which apply regardless of the recognition method chosen, are applicable for financial statements for fiscal years beginning after December 15, 1995.

     With the adoption in 1997 of stock-based compensation plans (See
Note 12 of Notes to Consolidated Financial Statements), the Company is accounting for the plan according to the disclosure requirements of SFAS No. 123.

     Accounting for Transfers and Servicing of Financial Assets. In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 125 establishes accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on the consistent application of the financial components approach. This approach requires the recognition of financial assets and servicing assets that are controlled by the reporting entity, the derecognition of financial assets when control is surrendered, and the derecognition of liabilities when they are extinguished. Specific criteria are established for determining when control has been surrendered in the transfer of financial assets. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. Subsequent to the issuance of SFAS No. 125, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125." This statement defers for one year the effective date of SFAS No. 125 as applies to secured borrowings and collateral and certain other transactions. The Company has adopted the relevant provisions of the statement. The provisions of the statement adopted in 1997 did not have a material effect on the Company's financial position or operating results.


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

     Earnings per Share. In February 1997, the FASB issued SFAS No. 128, "Earnings per Share". SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. The statement simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, "Earnings per Share", and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the two computations. This statement is effective for financial statements issued for periods ending after December 15, 1997, with earlier application not permitted. The Company has adopted SFAS No. 128 effective for the year ended December 31, 1997.

     Comprehensive Income. In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     This statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. This statement is effective for fiscal years beginning after December 15, 1997. The management of the Company adopted the provisions of the statement in January, 1998, and has presented comprehensive income information in the consolidated statements of financial condition and statements of shareholders' equity.

     Disclosures about Segments of an Enterprise and Related Information. In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement is effective for financial statements for periods beginning after December 15, 1997. The management of the Company adopted the appropriate provisions of the statement at January 1, 1998.

     Employers' Disclosure about Pensions and Other Postretirement Benefits. In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 standardizes the disclosure requirements for pensions and other postretirement benefits. This statement is effective for financial statements for periods beginning after December 15, 1997. The management of the Company adopted the appropriate provisions of the statements at January 1, 1998.

     Accounting for Derivative Instruments and Hedging Activities.  In
June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes a new model for accounting for existing standards. SFAS
No. 133 is effective for fiscal years beginning after June 15, 1999, but earlier application is permitted as of the beginning of any fiscal quarters subsequent to June 15, 1998. Upon the statement's initial application, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of SFAS No. 133. Adoption of SFAS No. 133 is not expected to have a material effect on the Company's financial position or operating results.


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

     Accounting for Mortgage-Backed Securities.  In October 1998, the
FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" ("SFAS No. 134"). SFAS No. 134 amends the earlier SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." SFAS No. 134 requires that, after the securitization of mortgage loans held for sale, an entity engaged in mortgage banking activities should classify the resulting mortgage-backed securities or other retained interests based on its ability and intent to sell or hold those investments. The statement is effective for the first fiscal quarter beginning after December 15, 1998. The management of the Company does not currently believe that its activities meet the definition of "mortgage banking activities," and therefore does not anticipate that this statement will have a material effect on the Company's financial position or operating results.

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

     STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of the Record Date, certain information as to those persons who were beneficial owners of more than five percent (5%) of the Common Stock and as to the shares of the Common Stock beneficially owned by each of the Company's directors and executive officers and by all executive officers and directors of the Company as a group. Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based upon such reports, management knows of no persons, other than those set forth below, who owned more than 5% of the outstanding shares of the Common Stock as of the Record Date.

                                                              NUMBER OF SHARES       PERCENT OF OUTSTANDING
                NAME AND ADDRESS <F1>                      BENEFICIALLY OWNED <F2>     COMMON STOCK <F3>
                ---------------------                      -----------------------     -----------------
Roger O. Hileman                                                  40,333<F4>                     %
Charles E. Stevens                                                27,452<F5>
James C. Walker                                                   24,452<F5>
Randall A. Youngblood                                             27,452<F5>
Paul R. Calcaterra                                                27,452<F5>
B. D. Cross                                                       27,452<F5>
James L. Cripps                                                   15,092<F6>
D. Burns                                                           5,000
Barrett R. Rochman                                                80,312
Heartland Bancshares, Inc. Employee Stock Ownership Plan          68,939
Tontine Financial Partners, L.P.                                  80,800<F7>
Tontine Overseas Associates, L.L.C.                                6,800<F7>
Directors and executive officers as a group (9 persons)            _____<F8>

-----------
<F*> less than one percent

<F1> Unless otherwise indicated, the address for each person is 318 South
     Park Avenue, Herrin, Illinois  62948-3604.

<F2> Includes the following:  stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated through certain employee benefit plans of the Company; stock in which the individual either has or shares voting and/or investment power; and shares that the individual has the right to acquire at any time within 60 days of the Record Date. Each person or relative of such person whose shares are included herein exercises sole or shared voting and dispositive power as to the shares reported. Does not include shares with respect to which directors Walker, Stevens, Youngblood, Cross and Calcaterra have "voting power" by virtue of their positions as trustees of the trust holding 68,939 shares under the Company's ESOP. The ESOP trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no timely direction is received are voted by the ESOP trustees in proportion to the participant-directed voting of allocated shares.

<F3> The percentage calculations for beneficial ownership are based upon
     _________ shares of Common Stock that were issued and outstanding as of March ____, 1999. In calculating the percentage ownership by each named individual, the number of shares outstanding is deemed to include any shares of Common Stock that the individual has the right to acquire within 60 days of the Record Date.

<F4> Includes 8,768 shares that Mr. Hileman has the right to acquire within 60 days after the Record Date upon the exercise of stock options. Also includes 4,059 shares under the ESOP and 3,506 shares under the MRP that have vested or are subject to vesting within 60 days after the Record Date.

<F5> Includes 1,752 shares that each of Messrs. Stevens, Walker,
     Youngblood, Calcaterra and Cross has the right to acquire within 60 days after the Record Date upon the exercise of stock options and 700 shares under the MRP for each such individual that have vested or are subject to vesting within 60 days after the Record Date.

<F6> Includes 876 shares under the MRP held by Mr. Cripps' spouse that have vested or are subject to vesting within 60 days after the Record Date. Also includes 1,715 shares under the ESOP owned by Mr. Cripps' spouse.


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

<F7> The information is based on a Schedule 13D (Amendment No. 1), dated
     May 14, 1998, of Tontine Financial Partners, L.P., Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C. and Jeffrey
     L. Gendell (collectively, the "Tontine Group"). The information in the Schedule 13D indicates that Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Jeffrey L. Gendell share voting and dispositive power with respect to 80,800 shares and that Tontine Overseas Associates, L.L.C. and Jeffrey L. Gendell share voting and dispositive power with respect to 6,800 shares. The address for the Tontine Group is 31 West 52nd Street, 17th Floor, New York, New York 10017.

<F8> Includes 17,528 shares that all directors and executive officers as a group have the right to acquire within 60 days after the Record Date upon the exercise of stock options. Also includes 4,059 shares under the ESOP and 7,882 shares under the MRP that have vested or are subject to vesting within 60 days after the Record Date.

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

            MARKET FOR THE COMMON STOCK AND DIVIDENDS

     The Common Stock is listed over the counter through the National Daily Quotation System "Pink Sheets" published by the National Quotation Bureau, Inc. As of the Record Date, there were approximately ____ shareholders of record.

     The following table sets forth the reported high and low sale prices of shares of the Common Stock for the past two fiscal years, and the quarterly cash dividends per share declared for the periods indicated.

                                       MARKET PRICE
                                    ------------------            CASH
     1997                           HIGH           LOW          DIVIDENDS
     ----                           ----           ---          ---------
     First Quarter                $15.25         $14.00           $.10
     Second Quarter                17.0625        15.25            .10
     Third Quarter                 16.25          14.75            .10
     Fourth Quarter                16.25          15.00            .10

     1998
     ----

     First Quarter                $15.50         $15.00           $.10
     Second Quarter                15.75          14.8125          .10
     Third Quarter                 14.8125        12.00            .10
     Fourth Quarter                14.75           9.00             --

     The last reported sale price for the Common Stock on 2,000 shares on December 18, 1998, the last business day on which a sale occurred prior to the announcement of the signing of the Agreement, was $12.25. The last reported sale price of the Common Stock on ______________, 1999, the last practicable date prior to the mailing of this Proxy Statement was $_________ per share.

                      INDEPENDENT ACCOUNTANTS

     Gray Hunter Stenn, LLP served as the Company's independent auditors for the 1998 fiscal year and continues to serve in such capacity. A representative of Gray Hunter Stenn, LLP is expected to be present at the Special Meeting to respond to appropriate shareholders' questions and will have the opportunity to make a statement if he or she so desires.

                           OTHER MATTERS

     The Board of Directors is not aware of any business to be presented at the Special Meeting other than those matters referred to in the Notice of Special Meeting and described herein. If any other matter should properly come before the Special Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by proxies in accordance with their discretion and judgment as to the best interests of the Company.

                       SHAREHOLDER PROPOSALS

     It is not currently anticipated that the Company will hold a 1999 Annual Meeting of Shareholders unless the Merger is not consummated. In the event the Merger is not consummated and the 1999 Annual Meeting of Shareholders is held, any shareholder proposal intended for inclusion in the Company's proxy statement and proxy relating to the 1999 Annual Meeting of Shareholders must be received at the Company's main office at 318 South Park Avenue, Herrin, Illinois, no later than ________, 1999 for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations

                                - 68 -
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

governing the solicitation of proxies. Under the Company's Articles of Incorporation, shareholder proposals, including nominations of directors, which do not appear in the Proxy Statement may be considered at a meeting of shareholders only if they involve a matter proper for shareholder action and written notice of the proposal is received by the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of the meeting; provided, however, that if less than forty days' notice of the meeting is given to shareholders, such notice shall be delivered to the Secretary of the Company not later than the close of business of the tenth day following the day on which notice of the meeting was mailed to shareholders.

     Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth the following: (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Company. Each such notice given by a shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter the following: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the shareholder; and
(iv) any material interest of the shareholder in such business.

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

          INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                               Page
                                                               ----

Independent Auditors' Report                                    F-1

Consolidated Statements of Financial Condition
  as of December 31, 1998 and 1997                              F-2

Consolidated Statements of Income for the Years Ended
  December 31, 1998 and 1997                                    F-3

Consolidated Statements of Shareholders' Equity for the Years
  Ended December 31, 1998 and 1997                              F-4

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1998 and 1997                                    F-5

Notes to Consolidated Financial Statements                      F-6




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



                   INDEPENDENT AUDITORS' REPORT
                   ----------------------------




The Board of Directors
Heartland Bancshares, Inc.
Herrin, Illinois


We have audited the accompanying consolidated statements of financial condition of Heartland Bancshares, Inc. and Subsidiary (the Company) as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended.
These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heartland Bancshares, Inc. and Subsidiary as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                        /s/ Gray Hunter Stenn, LLP




Marion, Illinois
January 22, 1999



                                F-1
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

                   HEARTLAND BANCSHARES, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                (IN THOUSANDS)
                                                               December 31,
                                                           1998           1997
                                                           ----           ----
                      ASSETS
                      ------
Cash and cash equivalents
 Interest-bearing                                         $10,220        $ 3,319
 Noninterest-bearing                                        1,982          1,651
Certificates of deposit                                     1,379             95
Investment securities available-for-sale at
 estimated market value (amortized cost of $1,122
 and $1,692, respectively)                                  1,145          1,714
Investment securities held-to-maturity (estimated
 market value of $5,320 and $5,651, respectively)           5,287          5,627
Mortgage-backed and related securities available-for-
 sale at estimated market value (amortized cost of
 $663 and $1,269, respectively)                               661          1,249
Mortgage-backed and related securities held-to-
 maturity (estimated market value of $4,285 and
 $5,694, respectively)                                      4,251          5,737
Loans receivable, net                                      36,382         46,307
Investments required by law                                   539            577
Property, equipment, and property held
 for investment, net                                          486            461
Accrued interest receivable                                   229            292
Prepaid expenses and other assets                              60             32
Prepaid income taxes                                          173             --
Foreclosed real estate                                        293            239
Deferred tax asset                                            238            161
                                                          -------        -------
TOTAL ASSETS                                              $63,325        $67,461
------------                                              =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Liabilities
-----------
 Deposits                                                 $51,417        $54,022
 Accrued interest on deposits                                  49             63
 Advances from borrowers for taxes and insurance              205            228
 Other liabilities                                            359            127
 Accrued income taxes                                          --            126
 Short-term borrowings                                         --            750
                                                          -------        -------
 Total Liabilities                                        $52,030        $55,316
 -----------------                                        -------        -------

Commitments and Contingencies
-----------------------------

Stockholders' Equity
--------------------
 Preferred stock, $.01 par value per share: 1,000,000
   shares authorized, - 0 - issued                        $    --        $    --
 Common stock, $.01 par value per share:  4,000,000
   shares authorized; 876,875 shares issued; 832,833 and
   876,875 outstanding at December 31, 1998 and
   December 31, 1997, respectively                              9              9
 Additional paid-in capital                                 8,255          8,212
 Unearned employee stock ownership plan (ESOP) shares        (429)          (519)
 Management recognition plan (MRP) shares                    (435)          (496)
 Treasury stock (44,042 shares at cost)                      (684)            --
 Retained earnings - substantially restricted               4,566          4,938
 Accumulated other comprehensive income                        13              1
                                                          -------        -------

 Total Stockholders' Equity                               $11,295        $12,145
 --------------------------                               -------        -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $63,325        $67,461
------------------------------------------                =======        =======

See accompanying notes to consolidated financial statements.

                                F-2
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

                    HEARTLAND BANCSHARES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In Thousands, Except Per Share Data)
                                                                Year Ended
                                                           ---------------------
                                                                December 31,
                                                            1998           1997
                                                           ------         ------
Interest Income
---------------
 Interest on first mortgage loans                          $3,136         $3,338
 Interest on other loans                                      219            188
 Interest on investments, securities and
   deposits with banks                                        721            673
 Interest on mortgage-backed securities                       371            539
                                                           ------         ------
     Total Interest Income                                 $4,447         $4,738
     ---------------------

Interest Expense
----------------
 Interest on deposits                                      $2,544         $2,587
 Interest on other borrowed funds                               3             78
                                                           ------         ------
     Total Interest Expense                                $2,547         $2,665
     ----------------------                                ------         ------

Net Interest Income                                        $1,900         $2,073
-------------------

Provision for Loan Losses                                     106            156
-------------------------                                  ------         ------

Net Interest Income After Provision
-----------------------------------
 for Loan Losses                                           $1,794         $1,917
 ---------------                                           ------         ------

Non-Interest Income
-------------------
 Initial service charges and other loan fees               $   45         $   50
 Gain on sale of investment securities                         --              4
 Gain on sale of mortgage-backed securities                    --              7
 Gain on sale of other real estate                              8             12
 Other                                                        134            121
                                                           ------         ------
     Total Non-Interest Income                             $  187         $  194
     -------------------------                             ------         ------

Non-Interest Expense
--------------------
 Compensation to directors, officers, and
   employees                                               $  763         $  750
 Pension expense and other employee benefits                  134            152
 Office properties and equipment expense
   including depreciation                                     143            129
 Advertising                                                   24             44
 Federal insurance premiums                                    48             42
 Stationery, postage, and office supplies                      66             69
 Checking account expense                                      20            132
 Service bureau expense                                       155            102
 Legal and professional services                              482            248
 Adjustment for mortgage loan rebates                         148             --
 Other                                                        223            212
 Loss on sale of other real estate                              6             13
 Loss on sale of investment securities                          1             --
                                                           ------         ------
     Total Non-Interest Expense                            $2,213         $1,893
     --------------------------                            ------         ------

Income Before Income Taxes                                 $ (232)        $  218
--------------------------

Income Tax Expense (Benefit)                                  (99)            55
                                                           ------         ------

Net Income (Loss)                                          $ (133)        $  163
-----------------                                          ======         ======

Earnings (Loss) per Common Share - Basic
----------------------------------------
 Net income                                                 $(.17)          $.20
                                                           ======         ======

Earnings (Loss) per Common Share - Assuming Dilution
----------------------------------------------------
 Net income                                                 $(.17)          $.20
                                                           ======         ======


See accompanying notes to consolidated financial statements.

                                    F-3
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

                                     HEARTLAND BANCSHARES, INC. AND SUBSIDIARY
                                  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                   (IN THOUSANDS)
                                                                                               Accumulated
                                           Additional Unearned                                    Other
                                   Common   Paid-In     ESOP      MRP    Treasury  Retained   Comprehensive
                                    Stock   Capital    Shares    Shares    Stock   Earnings      Income      Total
                                   ------  ---------- --------   ------  -------- ----------- -------------  -----
Balance at December 31, 1996         $ 9    $8,153     $(632)    $  --     $  --    $5,101        $(15)     $12,616
----------------------------
Comprehensive income (loss):
 Net income (loss)                   $--    $   --     $  --     $  --     $  --    $  163        $ --      $   163
 Other comprehensive income,
   net of tax:
    Unrealized gains (losses) on
     securities:
     Gain arising during year
     (net of tax of $14)              --        --        --        --        --        --          20           20
     Reclassification adjustment
     (net of tax of $3)               --                  --        --        --        --          (4)          (4)
                                     ---    ------     -----     -----     -----    ------        ----      -------
Total comprehensive income (loss)    $--    $   --     $  --     $  --     $  --    $  163        $ 16      $   179
Purchase of shares for MRP                                        (552)                                        (552)
Amortization of MRP                                                 56                                           56
Cash dividends paid                   --        --        --        --        --      (326)         --         (326)
Amortization of ESOP expense          --        59       113        --        --        --          --          172
                                     ---    ------     -----     -----     -----    ------        ----      -------

Balance at December 31, 1997          $9    $8,212     $(519)    $(496)    $  --    $4,938        $  1      $12,145
----------------------------
Comprehensive income (loss):
 Net income (loss)                   $--    $   --     $  --     $  --     $  --    $ (133)       $ --      $  (133)
 Other comprehensive income,
   net of tax:
    Unrealized gains (losses) on
     securities:
     Gain arising during year
     (net of tax of $8)               --        --        --        --        --        --          14           14
     Reclassification adjustment
     (net of tax of $1)               --        --        --        --        --        --          (2)          (2)
                                     ---    ------     -----     -----     -----    ------        ----      -------
Total comprehensive income (loss)    $--    $   --     $  --     $  --     $  --    $ (133)       $ 12      $  (121)
Purchase of treasury stock
 (44,042 shares at cost)              --        --        --        --      (684)       --          --         (684)
Amortization of MRP                                                 61                                           61
Cash dividends paid                   --        --        --        --        --      (239)         --         (239)
Amortization of ESOP expense          --        43        90        --        --        --          --          133
                                     ---    ------     -----     -----     -----    ------        ----      -------
Balance at December 31, 1998         $ 9    $8,255     $(429)    $(435)    $(684)   $4,566        $ 13      $11,295
----------------------------         ===    ======     =====     =====     =====    ======        ====      =======


See accompanying notes to consolidated financial statements.

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

                         HEARTLAND BANCSHARES, INC. AND SUBSIDIARY
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                      (IN THOUSANDS)
                                                                          Year Ended
                                                                    ----------------------
                                                                          December 31,
                                                                      1998           1997
                                                                    -------        -------
Cash Flows From Operating Activities
------------------------------------
 Net income (loss)                                                  $  (133)       $   163
                                                                    -------        -------
 Adjustments to reconcile net income to net
 cash provided (used) by operating activities
   Depreciation                                                     $    65        $    55
   Discount accretion/premium amortization-securities, net              (32)            (2)
   Amortization of deferred loan origination fees                       (30)           (11)
   Amortization of ESOP expense                                         133            172
   Amortization of MRP expense                                           61             56
   Provision for loan losses                                            106            156
   (Gain) loss on sale of investments                                     1            (11)
   (Gain) loss on sale of other real estate                              (2)             1
   (Increase) decrease in accrued interest receivable                    63             24
   (Increase) decrease in prepaid expenses/other assets                 (28)            24
   (Increase) decrease in prepaid income taxes                         (173)            73
   (Increase) decrease in deferred income taxes                         (84)          (107)
   Increase (decrease) in accrued interest payable                      (14)            14
   Increase (decrease) in other liabilities                             232             20
   Increase (decrease) in accrued income taxes                         (126)           126
   Total Adjustments                                                $   172        $   590
   -----------------                                                -------        -------

Net Cash Provided by Operating Activities                           $    39        $   753
-----------------------------------------                           -------        -------

Cash Flows From Investing Activities
------------------------------------
 Net (increase) decrease in certificates of deposit                 $(1,284)       $   198
 Proceeds from maturities of investment securities
   and mortgage-backed securities held-to-maturity                    2,420          3,660
 Proceeds from maturities of investment securities and
   mortgage-backed securities available-for-sale                        450            350
 Principal payments on mortgage-backed securities                     2,341          1,433
 Net (increase) decrease in loans receivable                          9,639         (5,122)
 Purchases of property and equipment                                    (90)           (37)
 Purchase of investment securities held-to-maturity                  (2,450)          (251)
 Purchase of mortgage-backed securities held-to-maturity               (227)            --
 Purchase of investment securities available-for-sale                    --           (200)
 Proceeds from sale of investment securities available-for-sale         374            251
 Proceeds from sale of mortgage-backed securities
   available-for-sale                                                    --          1,084
 Proceeds from sale of investment securities held-to-maturity           125             --
 Purchase of Federal Home Loan Bank stock                                (8)           (88)
 Proceeds from the redemption of Federal Home Loan bank stock            46             --
 Proceeds from sale of other real estate                                158             29
                                                                    -------        -------
 Net Cash Provided by Investing Activities                          $11,494        $ 1,307
 -----------------------------------------                          -------        -------

Cash Flows From Financing Activities
------------------------------------
 Net increase (decrease) in deposits                                $(2,605)       $ 1,190
 Net increase (decrease) in mortgage escrow funds                       (23)           (24)
 Dividends on common stock                                             (239)          (326)
 Net increase (decrease) in short term borrowings                      (750)           750
 Shares acquired by MRP                                                  --           (552)
 Purchase of treasury stock                                            (684)            --
                                                                    -------        -------

 Net Cash Provided by (Used in) Financing Activities                $(4,301)       $ 1,038
 ---------------------------------------------------                -------        -------

Net Increase (Decrease) in Cash and Cash Equivalents                $ 7,232        $ 3,098
----------------------------------------------------

Cash and Cash Equivalents at Beginning of Year                        4,970          1,872
                                                                    -------        -------

Cash and Cash Equivalents at End of Year                            $12,202        $ 4,970
----------------------------------------                            =======        =======

Supplemental Disclosures
------------------------
Cash Paid During the Period for:
 Interest                                                           $ 2,561        $ 2,651
 Income taxes paid (refunded)                                       $   285        $   (37)
Loans Transferred to Foreclosed Real Estate During Period           $   276        $   220
Proceeds From Sales of Foreclosed Real Estate Financed
 Through Loans                                                      $    19        $    84



See accompanying notes to consolidated financial statements.

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                       HEARTLAND BANCSHARES, INC.
                       --------------------------

                           AND SUBSIDIARY
                           --------------

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              ------------------------------------------

                      DECEMBER 31, 1998 AND 1997
                      --------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of Heartland Bancshares, Inc. (the "Company") and its subsidiary, Heartland National Bank (the "Bank"), are in accordance with generally accepted accounting principles and conform to general practices within the financial institution industry. The more significant of the principles used in preparing the financial statements are briefly described below.

     BUSINESS

     The Company (through the Bank) provides a full range of financial services to individual and corporate customers from two office locations in Herrin and Carterville, Illinois. The Company is subject to competition from other financial institutions in the area, is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

     On June 28, 1996, First Federal Savings and Loan Association of Herrin (the "Association") completed its conversion from a federal mutual savings and loan association to a federal stock savings and loan association and then from a stock association to a national bank known as Heartland National Bank. Simultaneously, Heartland National Bank was acquired by Heartland Bancshares, Inc. which was formed to act as the holding company of the Bank. At the date of the conversion, the Company completed the sale of 876,875 shares of $.01 par value common stock (the "Common Stock") at $10.00 per share. Net proceeds from the above transactions, after deducting offering expenses, underwriting fees and amounts retained to fund the Company's employee stock ownership plan (the "ESOP"), totaled approximately $7.4 million.

     The Company is primarily engaged in the business of directing, planning and coordinating the business activities of the Bank. These activities primarily consist of accepting deposits from the general public and investing these funds in loans in the Bank's market area and in investment securities and mortgage-backed securities.

     BASIS OF PRESENTATION

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the year. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.


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

     Management believes that the allowances for losses on loans and real estate acquired by foreclosures or in satisfaction of loans are adequate. While management uses available information to provide for such allowances, future additions to the allowances may be necessary based upon changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses. Such agencies may require the Company to recognize additions to the allowances based upon their judgments about information available to them at the time of their examination.

     PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Heartland Bancshares, Inc., Heartland National Bank and Herrin First Service Corporation, a wholly-owned subsidiary of Heartland National Bank. All significant intercompany balances and transactions are eliminated in consolidation.

     Herrin First Service Corporation was formed in 1971 by the Association for the purpose of developing a residential subdivision. Such development was completed and all lots were subsequently sold. No further development activities have been undertaken or are currently planned, although the corporation, with regulatory approval, recently purchased and subsequently sold one residential real estate property.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents were $12,202,000 and $4,970,000 at December 31, 1998 and December 31, 1997, respectively. For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts of cash due from banks, short-term investment accounts and the Bank's Regulation D reserve and all highly liquid
     instruments with original maturities of 3 months or less.   The Bank
     has a reserve requirement pass-thru deposit for its deposits at the Federal Home Loan Bank of Chicago. This requirement was $5,000 at December 31, 1998 and December 31, 1997.

     INVESTMENT SECURITIES

     The Company accounts for its security holdings in accordance with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). At acquisition, SFAS No. 115 requires that securities be classified into one of three categories: trading;, available-for-sale; or held-to-maturity. Trading securities are bought and held principally with the intention of selling them in the near-term.
     The Company has no trading securities. Investment securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts using the level-yield method over their contractual lives. Other marketable securities are classified as available-for-sale and are carried at fair value. Realized and unrealized gains and losses on trading securities are included in net income. Unrealized gains and losses on securities available-for-sale are recognized as other comprehensive income, net of related tax. Cost of securities sold is recognized using the specific identification method.

     Securities available-for-sale are stated at fair value for December 31, 1998 and December 31, 1997. Fair value is based on market prices quoted in financial publications or other independent sources. Pursuant to SFAS No. 115, net unrealized gains or losses are excluded from earnings and reported, net of deferred income taxes, as a separate component of stockholders' equity until realized. The adjusted cost of the specific security available-for-sale that is sold is used to compute any gain or loss upon sale.

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

     MORTGAGE-BACKED SECURITIES

     Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities. Mortgage-backed securities classified as held-to-maturity are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts.

     Premiums and discounts are amortized using methods approximating the level-yield method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Mortgage-backed securities classified as available-for-sale are stated at fair value at December 31, 1998 and December 31, 1997. Adjustments for unrealized gains and losses on mortgage-backed securities are recorded in the same manner as those on investment securities. In the event any securities are sold, the cost of securities sold is determined using the specific identification method.

     REAL ESTATE OWNED

     Real estate properties acquired through loan foreclosure are recorded at the lower of cost (outstanding principal balance of the related mortgage loan at the date of foreclosure, adjusted for any escrow balance) or estimated fair value, less estimated selling expenses. Costs of holding real estate acquired in settlement of loans are reflected in income currently, except for significant property improvements, which are capitalized to the extent that carrying value does not exceed estimated fair value, net of estimated selling cost.

     Valuations are periodically performed by management and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated fair value.

     PROPERTY, EQUIPMENT AND RELATED DEPRECIATION

     Land is carried at cost. Properties and equipment are carried at cost, less accumulated depreciation. Depreciation of properties and equipment is being determined by the straight-line method over the estimated useful lives of the related assets. The estimated useful lives are ten to forty years for buildings and improvements and three to thirty-three years for equipment.

     LOANS RECEIVABLE

     Loans are considered a held-to-maturity asset and, accordingly, are carried at historical cost. Loans receivable are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan origination fees and discounts. Interest on loans is accrued and credited to operations based upon the principal amount outstanding. Unearned discount on home improvement loans is amortized over the estimated lives of the related loans using various methods which approximate the effective interest method.

     The Company adopted SFAS No. 114 "Accounting by Creditors for Impairment of a Loan" ("SFAS No. 114") and SFAS No. 118 "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures," ("SFAS No. 118"), an amendment of SFAS No. 114, effective January 1, 1995. These statements address the accounting by creditors for impairment of certain loans. They apply to all creditors and to all loans, uncollateralized as well as collateralized, except for large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, loans measured at fair value or at lower of cost or fair value, leases and debt securities. The Company considers all one- to four-family residential mortgage loans, construction loans and all consumer loans (as presented in Note 4) to

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
     be smaller-balance homogeneous loans. These statements apply to all loans that are restructured involving a modification of terms.
     Loans within the scope of these statements are considered impaired when, based on current information and events, it is probable that all principal and interest will not be collected in accordance with the contractual terms of the loans. Management determines the impairment of loans based on knowledge of the borrower's ability to repay the loan according to the contractual agreement and the borrower's repayment history. Pursuant to SFAS No. 114, management does not consider an insignificant delay or insignificant shortfall to impair a loan. Management has determined that a delay less than 90 days will be considered an insignificant delay and that an amount less than $15,000 will be considered an insignificant shortfall.
     The Company does not apply SFAS No. 114 using major risk classifications, but applies SFAS No. 114 on a loan by loan basis. Impaired loans are charged off when management determines that principal and interest are not collectible. Any excess of the Company's recorded investment for impairment in the loans over the measured value of the loans is provided for in the allowance for loan losses.

     Loans are placed on nonaccrual when a loan is specifically determined to be impaired. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

     Loan fees are deferred and amortized using the level-yield method over the estimated life of the individual loans, adjusted for actual prepayments. Amortization of deferred loan fees are suspended during periods in which the related loan is in nonaccrual status.

     VALUATION ALLOWANCE FOR LOANS AND REAL ESTATE OWNED

     The Company's allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb probable losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans and economic conditions. The Company's allowance is increased by a provision for loan losses which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses.

     INCOME TAXES

     Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     EARNINGS PER SHARE

     In accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"), earnings per common share are being computed and presented on both a basic and diluted basis. Basic earnings per share are computed based on the weighted average number of shares actually outstanding during the period in question. In addition to using the weighted average number of outstanding shares, diluted earnings per share computations also consider the dilutive effect of stock options. The number of shares that would be issued from the exercise of stock options has been reduced

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
     by the number of shares that could have been purchased from the proceeds at the average market price of the Company's stock. In accordance with Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans" ("SOP 93-6"), only employee stock ownership plan shares that have been committed to be released are considered outstanding shares. The number of shares outstanding has also been reduced by shares repurchased by the Company and held as treasury stock (see Note 23).

     DIVIDENDS PER SHARE

     In accordance with the provisions of SOP 93-6, dividends paid on unallocated employee stock ownership plan shares are not considered dividends for financial reporting purposes.

     ADVERTISING COSTS

     Advertising costs are charged to operations when incurred.

     IMPACT OF NEW ACCOUNTING STANDARDS

     Accounting for Stock-Based Compensation. SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123") was issued by the Financial Accounting Standards Board ("FASB") in October, 1995.
     SFAS No. 123 establishes a fair value-based method of accounting for stock options and other equity instruments. It requires the use of that method for transactions with other than employees and encourages its use for transactions with employees. It permits entities to continue to use the intrinsic value method included in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB-25"), but regardless of the method used to account for the compensation cost associated with stock option and similar plans, it requires employers to disclose information in accordance with SFAS No. 123. The general principle underlying SFAS No. 123 is that equity instruments are recognized at the fair value of the consideration received for them. If the fair value of the consideration received cannot be reasonably determined, the fair value of the equity instrument itself may be used. The fair value method of accounting for stock options and other instruments applies this general principle measuring compensation cost for employers as the excess of the fair value of the equity instrument over the amount paid by the employee. The definition of fair value in SFAS No. 123 is the same as that included in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of."

     SFAS No. 123 requires significantly expanded disclosures, including disclosure of the pro forma amount of net income (and earnings per share for public entities) as if the fair value-based method were used to account for stock-based compensation if the intrinsic value method of APB-25 is retained.

     The recognition requirements for transactions with other than employees apply for transactions entered into after December 15, 1995. The recognition alternative of the fair value-based method for transactions with employees may be implemented immediately upon issuance of SFAS No. 123. The disclosure requirements, which apply regardless of the recognition method chosen, are applicable for financial statements for fiscal years beginning after December 15, 1995.

     The Company accounts for the stock-based compensation plans (see
     Note 12) according to the disclosure requirements of SFAS No. 123.

     Accounting for Transfers and Servicing of Financial Assets.  In
     June, 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities"

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     ("SFAS No. 125").  SFAS No. 125 establishes accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on the consistent application of the financial components approach. This approach requires the recognition of financial assets and servicing assets that are controlled by the reporting entity, the derecognition of financial assets when control is surrendered and the derecognition of liabilities when they are extinguished. Specific criteria are established for determining when control has been surrendered in the transfer of financial assets. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. Subsequent to the issuance of SFAS No. 125, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125" ("SFAS No. 127"). SFAS No. 127 defers for one year the effective date of SFAS No. 125 as applies to secured borrowings and collateral and certain other transactions. The Company has adopted the relevant provisions of the statement. The provisions of the statement did not have a material effect on the Company's financial position or operating results.

     Earnings per Share.  In February, 1997, the FASB issued SFAS No.
     128. SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. The statement simplifies the standards for computing earnings per share previously found in APB Opinion No. 15, "Earnings per Share," and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the two computations. This statement is effective for financial statements issued for periods ending after December 15, 1997, with earlier application not permitted. The Company has adopted SFAS No. 128 effective for the year ended December 31, 1997.

     Comprehensive Income. In June, 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     This statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. This statement is effective for fiscal years beginning after December 15, 1997. The Company has adopted the provisions of the statement in 1998 and has presented comprehensive income information in the consolidated statements of financial condition and statements of stockholders' equity.

     Disclosures about Segments of an Enterprise and Related Information. In June, 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. This statement is effective for financial statements for periods beginning after December 15, 1997. The management of the Company has adopted the appropriate provisions of the statement for 1998.

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

     Employers' Disclosure about Pensions and Other Postretirement Benefits. In February, 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS No. 132"). SFAS No. 132 standardizes the disclosure requirements for pensions and other postretirement benefits. This statement is effective for financial statements for periods beginning after December 15, 1997. The management of the Company has adopted the appropriate provisions of the statements at January 1, 1998.

     Accounting for Derivative Instruments and Hedging Activities. In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999, but earlier application is permitted as of the beginning of any fiscal quarters subsequent to June 15, 1998. Upon the statement's initial application, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of SFAS No. 133. Adoption of SFAS No. 133 is not expected to have a material effect on the Company's financial position or operating results.

     Accounting for Mortgage-Backed Securities. In October, 1998, the FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" ("SFAS No. 134"). SFAS No. 134 amends the earlier SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." The new statement requires that, after the securitization of mortgage loans held for sale, an entity engaged in mortgage banking activities should classify the resulting mortgage-backed securities or other retained interests based on its ability and intent to sell or hold those investments. The statement is effective for the first fiscal quarter beginning after December 15, 1998. The management of the Company does not currently believe that its activities meet the definition of "mortgage banking activities," and therefore does not anticipate that this statement will have a material effect on the Company's financial position or operating results.

     RECLASSIFICATIONS

     Certain reclassifications have been made for 1997 to conform with the 1998 financial statement presentation. The reclassifications had no effect on previously reported net income or retained earnings.

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

2.   INVESTMENT SECURITIES

     Securities held-to-maturity and available-for-sale consist of the following:

                                                GROSS        GROSS    ESTIMATED
                                AMORTIZED     UNREALIZED   UNREALIZED   MARKET
                                   COST          GAINS       LOSSES     VALUE
                                ---------     ----------   ---------- ---------
                                                  (1,000'S)
                                -----------------------------------------------
    Held-to-Maturity:

     December 31, 1998
     -----------------

     U. S. government and
       federal agencies           $4,897         $37           $4       $4,930
     Municipal securities *<F*>      390          --           --          390
                                  ------         ---          ---      ------

     Total                        $5,287         $37           $4       $5,320
     -----                        ======         ===           ==       ======

    <F*>Local issues with no actively traded markets to establish fair market value different from amortized cost.

                                                GROSS        GROSS    ESTIMATED
                                AMORTIZED     UNREALIZED   UNREALIZED   MARKET
                                   COST          GAINS       LOSSES     VALUE
                                ---------     ----------   ---------- ---------
                                                  (1,000'S)
                                -----------------------------------------------
    Held-to-Maturity:

     December 31, 1997
     -----------------

     U. S. government and
       federal agencies           $4,842         $33           $9      $4,866
     Municipal securities <F*>       785          --           --         785
                                  ------         ---          ---      ------

     Total                        $5,627         $33           $9      $5,651
     -----                        ======         ===           ==      ======

<F*>Local issues with no actively traded markets to establish fair market value different from amortized cost.

                                    F-13
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

                                                GROSS        GROSS    ESTIMATED
                                AMORTIZED     UNREALIZED   UNREALIZED   MARKET
                                   COST          GAINS       LOSSES     VALUE
                                ---------     ----------   ---------- ---------
                                                  (1,000'S)
                                -----------------------------------------------
    Available-for-Sale:

     December 31, 1998
     -----------------

     U. S. government and
       federal agencies           $  997         $21          $--      $1,018
     Municipal securities            125           2           --         127
                                  ------         ---          ---      ------

       Total                      $1,122         $23          $--      $1,145
       -----                      ======         ===          ===      ======


                                                GROSS        GROSS    ESTIMATED
                                AMORTIZED     UNREALIZED   UNREALIZED   MARKET
                                   COST          GAINS       LOSSES     VALUE
                                ---------     ----------   ---------- ---------
                                                  (1,000'S)
                                -----------------------------------------------
    December 31, 1997
    -----------------

     U. S. government and
       federal agencies           $1,692         $22          $--      $1,714
     Municipal securities             --          --           --          --
                                  ------         ---          ---      ------

       Total                      $1,692         $22          $--      $1,714
       -----                      ======         ===          ===      ======


     The amortized cost and estimated market value of debt securities at December 31, 1998 and December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations without call or prepayment penalties.


     Amounts maturing in:

                                     SECURITIES               SECURITIES
                                  HELD-TO-MATURITY        AVAILABLE-FOR-SALE
                                ---------------------    ---------------------
                                            ESTIMATED                ESTIMATED
                                AMORTIZED     MARKET     AMORTIZED     MARKET
                                   COST       VALUE        COST        VALUE
                                ---------   ---------    ---------   ---------
                                                 (1,000'S)
                                ----------------------------------------------
    December 31, 1998
    -----------------
     One year or less             $3,704      $3,709       $  250      $  252
     After one year through
       five years                  1,358       1,386          872         893
     After five years through
       ten years                     225         225           --          --
     After ten years                  --          --           --          --
                                  ------      ------       ------      ------

       Total                      $5,287      $5,320       $1,122      $1,145
       -----                      ======      ======       ======      ======

                                  F-14
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

                                     SECURITIES               SECURITIES
                                  HELD-TO-MATURITY        AVAILABLE-FOR-SALE
                                ---------------------    ---------------------
                                            ESTIMATED                ESTIMATED
                                AMORTIZED     MARKET     AMORTIZED     MARKET
                                   COST       VALUE        COST        VALUE
                                ---------   ---------    ---------   ---------
                                                 (1,000'S)
                                ----------------------------------------------
    December 31, 1997
    -----------------
     One year or less             $2,042      $2,041       $  100      $  100
     After one year through
       five years                  3,360       3,385        1,592       1,614
     After five years through
       ten years                     225         225           --          --
     After ten years                  --          --           --          --
                                  ------      ------       ------      ------
       Total                      $5,627      $5,651       $1,692      $1,714
       -----                      ======      ======       ======      ======

     No securities were pledged at December 31, 1998 or December 31, 1997 to secure deposits in excess of $100,000.

     For the years ended December 31, 1998 and 1997, the Company sold investment securities resulting in net realized losses of $1,000 and net realized gains of $4,000, respectively. These sales had approximate net after-tax effects of $(600) and $2,500, respectively. These securities were sold for total proceeds of $499,000 and $251,000, respectively. These totals include the sale of the held-to-maturity securities described below.

     During the second quarter of 1998, the holding company (Heartland Bancshares, Inc.) sold a municipal security which had been classified as held-to-maturity for total proceeds of $124,909, resulting in a net loss of $91. As a result of this transaction, the other securities of that issue held by the holding company (which comprise all of the held-to-maturity securities held by the holding company) were transferred to the available-for-sale category. These securities are currently shown at estimated market value as required by SFAS No. 115. These securities had an amortized cost of approximately $250,000, with an unrealized gain of approximately $2,199 at transfer.


                                F-15
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

3.   MORTGAGE-BACKED AND RELATED SECURITIES

     Mortgage-backed and related securities consist of the following:

                                               GROSS        GROSS     ESTIMATED
                                AMORTIZED    UNREALIZED   UNREALIZED    MARKET
                                   COST        GAINS        LOSSES      VALUE
                                ---------    ----------   ----------  ---------
                                                   (1,000'S)
                                -----------------------------------------------
    Held-to-Maturity:

     December 31, 1998
     -----------------

     FNMA                         $1,921         $34          $10      $1,945
     GNMA                            629          11           --         640
     FHLMC                         1,701           5            6       1,700
                                  ------         ---          ---      ------

       Total                      $4,251         $50          $16      $4,285
       -----                      ======         ===          ===      ======


                                               GROSS        GROSS     ESTIMATED
                                AMORTIZED    UNREALIZED   UNREALIZED    MARKET
                                   COST        GAINS        LOSSES      VALUE
                                ---------    ----------   ----------  ---------
                                                   (1,000'S)
                                -----------------------------------------------

    December 31, 1997
    -----------------

     FNMA                         $2,352         $12          $19      $2,345
     GNMA                            871          21           --         892
     FHLMC                         2,514           4           61       2,457
                                  ------         ---          ---      ------

       Total                      $5,737         $37          $80      $5,694
       -----                      ======         ===          ===      ======

                                               GROSS        GROSS     ESTIMATED
                                AMORTIZED    UNREALIZED   UNREALIZED    MARKET
                                   COST        GAINS        LOSSES      VALUE
                                ---------    ----------   ----------  ---------
                                                   (1,000'S)
                                -----------------------------------------------

    Available-for-Sale:

     December 31, 1998
     -----------------

     FNMA                           $199         $--          $--        $199
     GNMA                             --          --           --          --
     FHLMC                           464           1            3         462
                                    ----         ---          ---        ----

       Total                        $663         $ 1          $ 3        $661
       -----                        ====         ===          ===        ====




                                F-16
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

                                               GROSS        GROSS     ESTIMATED
                                AMORTIZED    UNREALIZED   UNREALIZED    MARKET
                                   COST        GAINS        LOSSES      VALUE
                                ---------    ----------   ----------  ---------
                                                   (1,000'S)
                                -----------------------------------------------

    December 31, 1997
    -----------------

     FNMA                         $  433         $--          $ 7      $  426
     GNMA                             --          --           --          --
     FHLMC                           836           1           14         823
                                  ------         ---          ---      ------

       Total                      $1,269         $ 1          $21      $1,249
       -----                      ======         ===          ===      ======


     The above securities are issued, guaranteed or collateralized by one of the following: the Government National Mortgage Association
     (GNMA), the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC).

     A summary of maturities, by contractual maturity, of mortgage-backed and related securities held-to-maturity and available-for-sale as of December 31, 1998 is shown below.

                                     SECURITIES               SECURITIES
                                  HELD-TO-MATURITY        AVAILABLE-FOR-SALE
                                ---------------------    ---------------------
                                            ESTIMATED                ESTIMATED
                                AMORTIZED     MARKET     AMORTIZED     MARKET
                                   COST       VALUE        COST        VALUE
                                ---------   ---------    ---------   ---------
                                                  (1,000'S)
                                ----------------------------------------------
    Mortgage-backed securities:
     In one year or less          $    -      $    -       $535        $532
     After one year through
       five years                  2,649       2,662        128         129
     After five years through
       ten years                     548         550          -           -
     After ten years               1,054       1,073          -           -
                                  ------      ------       ----        ----

      Total                       $4,251      $4,285       $663        $661
      -----                       ======      ======       ====        ====


                              F-17
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

     A summary of maturities, by contractual maturity, of mortgage-backed and related securities held-to-maturity and available-for-sale as of December 31, 1997 is shown below.

                                     SECURITIES               SECURITIES
                                  HELD-TO-MATURITY        AVAILABLE-FOR-SALE
                                ---------------------    ---------------------
                                            ESTIMATED                ESTIMATED
                                AMORTIZED     MARKET     AMORTIZED     MARKET
                                   COST       VALUE        COST        VALUE
                                ---------   ---------    ---------   ---------
                                                  (1,000'S)
                                ----------------------------------------------
    Mortgage-backed securities:
     In one year or less          $    -      $    -       $    -      $    -
     After one year through
       five years                  3,366       3,305        1,269       1,249
     After five years through
       ten years                     761         753            -           -
     After ten years               1,610       1,636            -           -
                                  ------      ------       ------      ------

      Total                       $5,737      $5,694       $1,269      $1,249
      -----                       ======      ======       ======      ======

     For the year ended December 31, 1997, the Company sold mortgage-backed securities resulting in net realized gains of $7,000 having a net after-tax effect of $4,300. These securities were sold for total proceeds of $1,084,000. No mortgage-backed securities were sold during 1998.


                                   F-18
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

4.   LOANS RECEIVABLE, NET

     A comparative summary of loans receivable follows:

                                                    DECEMBER 31,
                                               ---------------------
                                               1998             1997
                                               ----             ----
                                                     (1,000'S)
                                               ---------------------
    Type of Loan:
    ------------
     Real estate loans:
      One- to four-family residential        $28,475           $37,546
      Multi-family residential                 1,028             1,433
      Construction                               653               381
      Church                                   1,671             1,735
      Commercial                               3,171             3,140
                                             -------           -------
      Total Real Estate Loans                $34,998           $44,235
                                             -------           -------

     Consumer loans: (Net of unearned
      Discount of $4,000 at December 31,
      1998 and $8,000 at December 31, 1997)
        Automobiles                          $   466           $   508
        Savings account                          384               477
        Home improvement                         848               779
        Other                                    284             1,157
                                             -------           -------

               Total Consumer Loans          $ 1,982           $ 2,921
                                             -------           -------

               Total Gross Loans             $36,980           $47,156
                                             -------           -------

     Less:
        Loans in process                     $   182           $   375
        Deferred service charge                   44                74
        Allowance for loan losses                372               400
                                             -------           -------

               Total                         $36,382           $46,307
               -----                         =======           =======


    A summary of impaired loans at December 31, 1998 and 1997 is as follows:

                                                    DECEMBER 31,
                                               ---------------------
                                               1998             1997
                                               ----             ----
                                                     (1,000'S)
                                               ---------------------

    Nonaccrual loans                           $478             $619
                                               ====             ====

    Allowance for loan losses on
          impaired loans                       $ 72             $ 62
                                               ====             ====

    Average balance of impaired loans
          During the year                      $559             $618
                                               ====             ====

                            F-19
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

    Additional gross interest income of approximately $13,000 and $23,000 for the years ended December 31, 1998 and 1997, respectively, would have been recorded on nonaccrual loans if interest income had been recognized throughout the periods. None of this income was actually recognized during these periods.


5.  INVESTMENTS REQUIRED BY LAW

    Investments available-for-sale required by law consist of the following:

                                                    DECEMBER 31,
                                               ---------------------
                                               1998             1997
                                               ----             ----
                                                     (1,000'S)
                                               ---------------------

     Federal Home Loan Bank stock              $416             $454
     Federal Reserve Bank stock                 123              123
                                               ----             ----

           Total                               $539             $577
           -----                               ====             ====

     The above investments are valued at cost, which represents redemption value and approximates fair value. Redemption proceeds of $46,000 was received during the year ended December 31, 1998 resulting in no net realized gain or loss.


6.   ALLOWANCE FOR LOAN LOSSES

     A summary of the changes in the allowance for loan losses for the years ended December 31, 1998 and 1997 is as follows:

                                                    DECEMBER 31,
                                               ---------------------
                                               1998             1997
                                               ----             ----
                                                     (1,000'S)
                                               ---------------------

    Balance at beginning of period             $ 400            $300

     Write offs                                 (141)            (60)
     Recoveries                                    7               4
     Provision for loan loss                     106             156
                                                ----            ----

    Balance at end of period                    $372            $400
                                                ====            ====

                              F-20
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

7.   ALLOWANCE FOR OTHER REAL ESTATE

     A summary of the changes in the allowance for other real estate for the years ended December 31, 1998 and 1997 is as follows:

                                                    DECEMBER 31,
                                               ---------------------
                                               1998             1997
                                               ----             ----
                                                     (1,000'S)
                                               ---------------------
    Balance at beginning of period             $ 3              $  5


     Provision for other real estate loss        -                10
     Sales of other real estate                 (3)              (12)
                                               ---              ----

    Balance at end of period                   $ -              $  3
                                               ===              ====


8.   ACCRUED INTEREST RECEIVABLE

     Accrued interest receivable is summarized as follows:

                                                    DECEMBER 31,
                                               ---------------------
                                               1998             1997
                                               ----             ----
                                                     (1,000'S)
                                               ---------------------
    Investment securities                      $ 75             $110

     Mortgage-backed securities                  26               36
     Accrued dividends - FHLB stock               7                8
     Loans                                      121              138
                                               ----             ----

    Total                                      $229             $292
    -----                                      ====             ====

                              F-21
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

9.   PROPERTY, EQUIPMENT AND PROPERTY HELD FOR INVESTMENT

     Property, equipment and property held for investment are summarized as follows:

                                                    DECEMBER 31,
                                               ---------------------
                                               1998             1997
                                               ----             ----
                                                     (1,000'S)
                                               ---------------------
     Land and land improvements                $164             $164
     Office buildings and improvements          286              282
     Furniture property and real estate held    434              348
     Rental property and real estate held
     For development                             81               81
                                               ----             ----

                                               $965             $875
     Less - Accumulated depreciation            479              414
     ----                                      ----             ----

      Total                                    $486             $461
      -----                                    ====             ====

     Depreciation expense for the years ended December 31, 1998 and 1997 was $65,000 and $55,000, respectively.


                                  F-22
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

10.  DEPOSITS

     Deposit accounts and interest rates at December 31, 1998 and 1997 were as follows:

                                                1998                                      1997
                              -----------------------------------------    ----------------------------------
                                                               PERCENT                               PERCENT
                              INTEREST                            OF       INTEREST                     OF
                                RATE              AMOUNT       ACCOUNTS      RATE         AMOUNT     ACCOUNTS
                              --------            ------       --------    --------       ------     --------
                                                               (1,000'S)

     Noninterest-bearing
      accounts                  N/A              $ 1,042         2.03%       N/A          $   667      1.23%

     NOW accounts            2.83%-3.33%         $ 7,669        14.92%          2.93%     $ 8,868     16.42%

     Passbook                3.84%-4.23%         $ 7,222        14.04%    3.84%-4.98%     $ 7,055     13.05%

     Christmas Club                4.08%             $10          .02%          4.08%     $     8      0.01%

     Certificate of Deposit
      91 day                 4.30%-4.32%         $   441          .86%    4.80%-4.81%     $   433       .80%
      6 month                4.74%-4.82%           3,708         7.21%    5.30%-5.35%       3,962      7.33%
      12 month               5.30%-5.37%           7,413        14.42%    5.60%-5.74%       9,508     17.60%
      18 month               5.73%-5.77%           5,822        11.32%    5.68%-5.75%       2,107      3.90%
      30 month               5.86%-5.91%           6,364        12.28%    5.86%-5.96%       6,238     11.55%
      3 year                 5.60%-5.98%             923         1.80%    5.70%-6.98%       2,047      3.79%
      4 year                 5.95%-6.05%             402          .78%    5.94%-6.05%         551      1.02%
      5 year                 5.43%-5.79%             614         1.19%    6.00%-6.08%       2,488      4.61%
      6 year                 6.04%-6.26%           1,095         2.13%    6.03%-6.30%       1,151      2.13%
      8 year                 6.49%-6.85%           1,393         2.71%    6.53%-6.85%       1,355      2.51%
      Jumbo                  4.29%-5.97%           4,007         7.79%    5.33%-6.25%       4.136      7.66%
                             ----------          -------       ------     ----------      -------    ------

                                                 $32,182        62.59%                    $33,976     62.90%
                                                 -------       ------                     -------    ------

     Individual retirement
      Accounts               5.80%-5.93%          $3,292         6.40%    5.75%-5.92%     $ 3,448      6.38%
                             ----------          -------       ------     ----------      -------    ------

     Total                                       $51,417       100.00%                    $54,022    100.00%
                                                 =======       ======                     =======    ======


     The following schedule sets forth the amount and maturities of time deposits at December 31, 1998 and 1997:

                                                    DECEMBER 31,
                                             -------------------------
                                               1998             1997
                                             -------           -------
                                                     (1,000'S)
                                             -------------------------
     Maturing in - Less than one year        $21,605           $25,571
     - From one to two years                   8,681             6,766
     - From two to three years                 3,571             2,268
     - From three to four years                  775             1,732
     - From four to five years                   326               529
     - Over five years                           516               558
                                             -------           -------

    Total                                    $35,474           $37,424
    -----                                    =======           =======

                               F-23
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

     The aggregate amount of time deposits with a minimum denomination of $100,000 was approximately $4,007,000 at December 31, 1998 and $4,136,000 at December 31, 1997.

     The Bank did not have brokered deposits at December 31, 1998 and 1997. Deposits in excess of $100,000 are not federally insured.

     Deposits by officers, directors and employees were $748,000 at December 31, 1998 and $734,000 at December 31, 1997.

     Interest expense on deposits for the years ended December 31, 1998 and 1997 is summarized as follows:

                                                    DECEMBER 31,
                                               ---------------------
                                               1998             1997
                                               ----             ----
                                                     (1,000'S)
                                               ---------------------
     Interest on passbooks                     $  283         $  266
     Interest on NOW accounts                     221            260
     Interest on time deposits                  2,049          2,074
     Early withdrawal penalties                    (9)           (13)
                                               ------         ------

     Total                                     $2,544         $2,587
     -----                                     ======         ======

11.  INCOME TAXES

     The Company and the Bank file consolidated federal income tax returns on a calendar year basis.

     Income tax expense is summarized as follows:

                                                    DECEMBER 31,
                                               ---------------------
                                               1998             1997
                                               ----             ----
                                                     (1,000'S)
                                               ---------------------
    Current Tax Expense (Benefit)
    -----------------------------
     Federal                                   $ (2)           $ 151
     State                                      (10)              11
                                               ----            -----

    Total Current                              $(12)           $ 162
    -------------                              ----            -----
    Deferred Tax Expense (Benefit)
    ------------------------------
     Federal                                   $(75)           $ (87)
     State                                      (12)             (20)
                                               ----            -----

     Total Deferred                            $(87)           $(107)
     --------------                            ----            -----

Total Expense (Benefit)                        $(99)           $  55
-----------------------                        ====            =====

                           F-24
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

     A reconciliation of income taxes at the federal statutory rates to the income tax expense in the financial statements is as follows:

                                                    DECEMBER 31,
                                               ---------------------
                                               1998             1997
                                               ----             ----
                                                     (1,000'S)
                                               ---------------------
    Income tax at statutory rates              $ (79)          $  74

     State income tax - Net of federal tax
      Effect                                      (6)             (7)
     Tax exempt income                           (11)            (14)
     Other                                        (3)              2
                                               -----           -----

    Income tax expense (benefit)               $ (99)          $  55
                                               =====           =====

    Effective tax rates                        42.67%          25.23%
                                               =====           =====


     The Tax Reform Act of 1986 set the statutory rate at 34% effective July 1, 1987. For the periods presented, deferred tax expense results from timing differences in the recognition of income and expense for tax and financial reporting purposes.

     The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities at December 31, 1998 and 1997 are as follows:

                                                    DECEMBER 31,
                                               ---------------------
                                               1998             1997
                                               ----             ----
                                                     (1,000'S)
                                               ---------------------
    Deferred tax assets:

      Allowance for loan losses                $144             $155
      Deferred loan fees                         12               19
      Benefits not currently deductible         123               87
      Mortgage adjustment not currently
        deductible                               57                -
      Other                                      (2)               -
                                               ----             ----

    Total Deferred Tax Assets                  $334             $261
    -------------------------                  ----             ----


                               F-25
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

                                                    DECEMBER 31,
                                               ---------------------
                                               1998             1997
                                               ----             ----
                                                     (1,000'S)
                                               ---------------------
    Deferred tax liabilities:
      Federal Home Loan Bank
        Stock dividends                        $ 18             $ 18
      Allowance for unrealized gains
        on securities available-for-sale          8                1
      Tax basis bad debt reserve                 38               51
      Difference between book and tax
        Depreciation                             32               30
                                               ----             ----

             Total Deferred Tax Liabilities    $ 96             $100
                                               ----             ----

    Net Deferred Tax Asset (Liability)         $238             $161
                                               ====             ====

     The net deferred tax asset shown for the year ended December 31, 1998 has been reduced by a valuation allowance of $3,000. This allowance has been provided to reduce the estimated net realizable value of the Company's 1998 Illinois net operating loss to the amount of tax benefit management believes it will realize.

     No valuation allowance was required for the net deferred tax asset at December 31, 1997.

     There was no material tax effect relating to gains or losses on security sales for the year ended December 31, 1998.

     Taxes relating to gains on security sales were approximately $4,000 for the year ending December 31, 1997.


12.  PENSION PLAN, BENEFIT PLANS AND AGREEMENTS

     Financial Institutions Retirement Fund

     The Bank participates in an industry-wide tax qualified pension trust administered by the Financial Institutions Retirement Fund (the "Fund"). An employee will be eligible for membership in the Comprehensive Retirement Program on the first day of the month following the employee's first year of service and attainment of age
     21. A member will be considered active or inactive depending on whether or not he or she completes 1,000 hours of service each calendar year.

     For the plan year beginning July 1, 1998, the full funding limitation will continue to be applied on an employer-by-employer basis. Each employer in an overfunded position will use its excess designated "Future Employer Contribution Offset" to absorb future contribution requirements. Employers who are in an unfunded position are billed by the Fund for their required contributions.

     The actuarial cost method used to value all benefits except pre-retirement death and disability benefits is the projected unit credit cost method. For the pre-retirement death and disability benefits, a one year term cost method is used to determine the employer contribution. In the actuarial valuation, assumptions are made as to future compensation levels, mortality and turnover, among other things. Unfunded accrued liabilities and actuarial experience gains and losses are amortized over various

                                F-26
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

     periods prescribed by law. Actuarial gains and losses are spread as a part of the valuation method. The market value of the net assets of the Fund exceeds the liabilities for the present value of accrued benefits.

     Separate actuarial valuations are not made with respect to each employer, nor are the plan assets so segregated. The Bank's (formerly the Association's) prior service costs have been funded and are being amortized over a ten-year period. Current funding costs are charged to operations. Total pension expense for the years ended December 31, 1998 and 1997 was $0 for both years.

     EMPLOYEE STOCK OWNERSHIP PLAN

     The Company has established a tax qualified ESOP for employees of the Company and its subsidiary. Employees who have attained age 21 and completed one year of service are eligible to participate in the ESOP. On June 28, 1996, the Company loaned the ESOP $701,500 to finance the plan's initial purchase of 70,150 shares. The loan is due and payable in ten (10) annual payments of principal and interest beginning December 31, 1996. The principal is to be repaid in equal installments with interest at a variable rate of 1% above prime. The Company intends to contribute sufficient funds to the ESOP to enable it to repay the loan plus such other amounts as the Company's Board of Directors may determine in its discretion. The Company accounts for its ESOP in accordance with SOP 93-6. As shares are committed to be released to participants, the Company reports employee benefits expense based on the average market price of the shares during the period and the shares become outstanding for earnings per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt.
     ESOP benefits expense recorded during the years ended December 31, 1998 and 1997 was $128,378 and $153,762, respectively.

     The ESOP shares were as follows:

                                               1998              1997
                                               ----              ----
     Allocated shares                         18,239             8,418
     Shares ratably released for allocation    8,985             9,821
     Unallocated shares                       42,926            51,911
     Shares distributed                       (1,211)                -
                                              ------            ------

      Total ESOP Shares                       68,939            70,150
      -----------------                       ======            ======

     Fair value of unreleased shares at December 31, 1998 and 1997 was $633,000 and $811,000, respectively.

     DIRECTOR RETIREMENT PLAN

     In connection with the stock conversion of the Association to the Bank, the Board of Directors of the Association (now the Bank) has adopted a director retirement plan (the "Director Retirement Plan"), effective December 31, 1995, for its directors who are members of the Board of Directors at some time on or after the Director Retirement Plan's effective date. Under the Director Retirement Plan, a bookkeeping account in each participant's name is credited with "Performance Units" according to the following formula: (i) 70 Performance Units for each full year of service as a director prior to 1996 plus (ii) 100 Performance Units for each full year of service as a director after 1995 with the value of each Performance Unit equal to the average fair market value of one share of the Company's Common Stock as of December 31st of each of the three years preceding the determination date (or such shorter period as to which trading information is available). Additional Performance Units are to be credited at the end

                                  F-27
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

     of each year after 1995 based upon the amount of dividends paid on the Company's Common Stock. A participant's interest in Performance Units credited on the effective date of the Director Retirement Plan becomes 50% vested if the participant serves on the Board for less than a year after 1995, 75% vested after the second year and 100% vested after the third year. In the event a participant's service on the Board is terminated due to death or disability, the vested percentage becomes 100% regardless of the number of years of service. Performance Units credited after the Director Retirement Plan's effective date are fully vested at all times.

     As of December 31, 1998 and 1997, liabilities in the amounts of $120,709 and $82,657, respectively, have been recognized in the financial statements based on the vested value of the interests in the director retirement plan as of these dates. The amount of expense recognized in the financial statements for the years ended December 31, 1998 and 1997 was $38,052 and $38,738, respectively.

     MANAGEMENT RECOGNITION PLAN

     On January 28, 1997, the shareholders of the Company approved a management recognition plan ("MRP"). With funds contributed by the Company, the MRP has purchased, in the aggregate, 35,075 shares of the Company's Common Stock (the maximum number of shares allowed to be purchased). Such shares were purchased in the open market. In June, 1997, the MRP's administrative committee voted to grant awards of Common Stock totaling 21,917 shares to certain executive officers and directors of the Company and the Bank. These awards are deemed to be effective as of the date of shareholder approval of the MRP. Common Stock granted under the MRP vests over a five year period at twenty percent per year. Under current accounting standards, when MRP awards are granted, the Company will recognize compensation expense based on the fair market value of the Common Stock on the date the awards are granted with such amount being amortized over the expected vesting period for the award. As of December 31, 1997, 35,075 shares had been purchased on the open market by the MRP to fund the plan at a total cost of approximately $552,000. This amount has been recorded in the consolidated financial statements as an increase in a contra equity account. This contra equity account will be amortized to expense over the period over which the MRP awards become vested. The amount of expense recognized in the financial statements for the year ended December 31, 1998 and 1997 was $61,368 and $56,254, respectively.

     STOCK OPTION AND INCENTIVE PLAN

     Also on January 28, 1997, the shareholders of the Company approved a stock option and incentive plan (the "Option Plan"). The Option
     Plan provides for the granting of stock options and stock appreciation rights to certain employees and directors of the Company and the Bank and has a term of ten years from the effective date of the Option Plan after which no awards may be granted. The Option Plan intends to reserve 87,687 authorized, but unissued shares (or treasury shares) of Common Stock for issuance upon the future exercise of options or stock appreciation rights. At the effective date of the plan, certain executive officers and directors of the Company and the Bank will receive a grant of an option under the plan to purchase up to 87,683 shares of Common Stock at an exercise price per share equal to its fair market value on that date. The plan provides for one-fifth of the options granted to be exercisable on each of the first five anniversaries of the date the option was granted. The Company applies APB-25 in accounting for the Option Plan. Recognition of compensation expense for stock options is not required when options are granted at an exercise price equal to or exceeding the fair market value of the Company's Common Stock on the date the option is granted. Therefore, no expense related to the Option Plan is reflected on the accompanying financial statements.


                                 F-28
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


    Had compensation cost been determined on the basis of fair value pursuant to FASB Statement No. 123, net income and earnings per share would have been reduced as follows:

                                        1998            1997
                                        ----            ----
    Net Income
    ----------
       As reported                   $(133,000)       $163,000
                                     =========        ========
       Pro forma                     $(171,000)       $113,000
                                     =========        ========

    Basic earnings per share
    ------------------------
       As reported                   $    (.17)       $    .20
                                     =========        ========
       Pro forma                     $    (.21)       $    .14
                                     =========        ========

    Diluted earnings per share
    --------------------------
       As reported                   $    (.17)       $    .20
                                     =========        ========
       Pro forma                     $    (.21)       $    .14
                                     =========        ========

     The following is a summary of the status of the stock option plan during 1998 and 1997:

                                                  1998                        1997
                                       --------------------------    ------------------------
                                                        WEIGHTED                    WEIGHTED
                                                        AVERAGE                     AVERAGE
                                       NUMBER OF        EXERCISE      NUMBER OF     EXERCISE
                                         SHARES          PRICE         SHARES        PRICE
                                       ---------       ----------    ---------     ----------
Outstanding at January                   87,683        $1,227,618           -      $        -
Granted                                       -                 -      87,683       1,227,618
Exercised                                     -                 -           -               -
Forfeited                                     -                 -           -               -
                                         ======        ==========      ======      ==========

Outstanding at December 31               87,683        $1,227,618      87,683      $1,227,618
                                         ======        ==========      ======      ==========

Options exercisable at
 December 31                             17,537        $  245,518           -      $        -
                                         ======        ==========      ======      ==========

Weighted average fair value of
 options granted during the year                       $        -                  $1,227,618
                                                       ==========                  ==========


    The following is a summary of the status of options outstanding at December 31, 1998:

                                          OUTSTANDING OPTIONS                   EXERCISABLE OPTIONS
                                 --------------------------------------       -----------------------
                                                WEIGHTED
                                                AVERAGE        WEIGHTED                      WEIGHTED
                                               REMAINING       AVERAGE                       AVERAGE
                 EXERCISE                     CONTRACTUAL      EXERCISE                      EXERCISE
                   PRICE         NUMBER          LIFE           PRICE         NUMBER          PRICE
                 --------        ------       -----------      --------       ------         --------
                  $14.00         87,683         8 years         $14.00        17,537          $14.00

                                    F-29
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

     EMPLOYMENT AGREEMENTS

     The Company and the Bank have entered into separate employment agreements with certain officers of the Company and the Bank. These agreements provide for salary terms, potential severance benefits and potential benefits which could be due to these officers in the event of a change in control of the Company.


13.  REGULATORY MATTERS

     The Company is regulated by the Board of Governors of the Federal Reserve System ("FRB") and is subject to securities registration and public reporting regulations of the Securities and Exchange
     Commission. The Bank is regulated by the Federal Deposit Insurance Corporation ("FDIC") and the Office of the Comptroller of the Currency ("OCC").

     The Bank is subject to the capital requirements of the FDIC and the OCC. The FDIC requires the Bank to maintain minimum ratios of Tier 1 capital to total risk-weighted assets and total capital to risk-weighted assets of 4% and 8%, respectively. Tier 1 capital consists of total shareholders' equity calculated in accordance with generally accepted accounting principles less intangible assets, and total capital is comprised of Tier 1 capital plus certain adjustments, the only one of which is applicable to the Bank is the allowance for possible loan losses. Risk-weighted assets refer to the on- and off-balance sheet exposures of the Bank adjusted for relative risk levels using formulas set forth in FDIC regulations. The Bank is also subject to an FDIC leverage capital requirement, which calls for a minimum ratio of Tier 1 capital to quarterly average total assets of 3% to 5%, depending on the institution's composite ratings as determined by its regulators.

     At December 31, 1998 and 1997, the Bank was in compliance with all of the aforementioned capital requirements as summarized below.

                                                        DECEMBER 31,
                                                  -----------------------
                                                    1998           1997
                                                    ----           ----
                                                         (1,000'S)
                                                  -----------------------
Tier I Capital:
   Common stockholders' equity                    $ 9,585        $ 9,543
   Unrealized holding loss (gain) on
      securities available-for-sale                     2             13
                                                  -------        -------

          Total Tier I Capital                    $ 9,587        $ 9,556
          --------------------                    =======        =======

Tier II Capital:
   Total Tier I capital                           $ 9,587        $ 9,556
   Qualifying allowance for loan losses               372            400
                                                  -------        -------

          Total Capital                           $ 9,959        $ 9,956
          -------------                           =======        =======

Risk-weighted assets                              $31,561        $35,404
Average assets                                    $61,255        $65,988



                                      F-30
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

                                                                                  TO BE WELL
                                                                             CAPITALIZED UNDER THE
                                                         FOR CAPITAL           PROMPT CORRECTIVE
                                   ACTUAL             ADEQUACY PURPOSES        ACTION PROVISIONS
                                   -----------      --------------------     ---------------------
                               AMOUNT    RATIO      AMOUNT         RATIO     AMOUNT          RATIO
                               ------    -----      ------         -----     ------          -----
As of December 31, 1998:
 Total Risk-Based Capital
   (to Risk-Weighted Assets)   $9,959    31.55%     $2,525  > or =  8.0%     $3,156  > or =  10.0%
 Tier I Capital
   (to Risk-Weighted Assets)    9,587    30.38%      1,262  > or =  4.0%      1,894  > or =   6.0%
 Tier I Capital
   (to Average Assets)          9,587    15.65%      2,450  > or =  4.0%      3,063  > or =   5.0%

As of December 31, 1997:
 Total Risk-Based Capital
   (to Risk-Weighted Assets)   $9,956    28.12%     $2,833  > or =  8.0%     $3,541  > or =  10.0%
 Tier I Capital
   (to Risk-Weighted Assets)    9,556    26.99%      1,416  > or =  4.0%      2,125  > or =   6.0%
 Tier I Capital
   (to Average Assets)          9,556    14.48%      2,640  > or =  4.0%      3,299  > or =   5.0%


     Subject to applicable law, the Boards of Directors of the Company and the Bank may each provide for the payment of dividends. Future declarations of cash dividends, if any, by the Company may depend upon dividend payments by the Bank to the Company. Subject to regulations of the OCC, the Bank may not declare or pay a cash dividend if its stockholder's equity would thereby be reduced below either the aggregate amount then required for the liquidation account of the minimum regulatory capital requirements imposed by federal regulations. The Bank may not declare or pay a cash dividend to the Company in excess of 100% of its net income to date, less dividends paid, during the current calendar year plus the preceding year's net income, less any dividends paid or declared during that year without prior regulatory approval.

          Retained earnings at December 31, 1998 include approximately $1,200,000 for which federal income tax has not been provided. The Bank was allowed a special bad debt deduction limited generally to 8 percent of otherwise taxable income and subject to certain limitations based on aggregate loans and savings account balances at the end of the year. If the amounts that qualify as deductions for federal income tax purposes are later used for purposes other than for bad debt losses, they will be subject to federal income tax at the then current corporate rate. The unrecorded deferred tax liability on the above amount is approximately $450,000.

          On June 3, 1998, the Bank entered into a formal agreement with the OCC. The agreement requires that the Bank adopt a formal strategic plan, including a written plan with timetables to ensure that all of its information systems are Year 2000 compliant, and to take certain other actions with respect to the internal audit and compliance functions and its policies and procedures. The Bank does not expect that such written agreement will have a material adverse effect on its operations.


                                  F-31
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

14.  OTHER NONINTEREST INCOME AND EXPENSE

     Other noninterest income and expense amounts are summarized as follows:

                                                         DECEMBER 31,
                                                      -----------------
                                                        1998     1997
                                                        ----     ----
                                                          (1,000'S)
                                                      -----------------
     Other Noninterest Income
     ------------------------
     Service charges                                    $102     $103
     Other                                                32       18
                                                        ----     ----

        Total                                           $134     $121
        -----                                           ====     ====


                                                         DECEMBER 31,
                                                      -----------------
                                                        1998     1997
                                                        ----     ----
                                                          (1,000'S)
                                                      -----------------
     Other Noninterest Expense
     -------------------------
     Contributions                                      $  8     $  6
     Dues and subscriptions                               11       10
     General assessment                                   37       28
     Insurance and surety bond                            22       19
     Payroll taxes                                        41       41
     Real estate owned expense                            37       10
     Other                                                42       46
     Filing fees                                           8        9
     Printing                                             --       28
     Conventions and meetings                              2        8
     Employee education and seminars                      10        2
     Miscellaneous fees                                    5        5
                                                        ----     ----

        Total                                           $223     $212
        -----                                           ====     ====



                                          F-32
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

15.  RELATED PARTY TRANSACTIONS

     Officers and directors of the Company and the Bank, and individuals related to such individuals, incurred indebtedness in the form of loans as customers. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not involve more than the normal risk of collectibility. The balance of these loans at December 31, 1998 and 1997, totaled approximately $270,000 and $585,000, respectively.

                                                         DECEMBER 31,
                                                      -----------------
                                                        1998     1997
                                                        ----     ----
                                                          (1,000'S)
                                                      -----------------
     Balance at January 1                               $585     $542

     New Loans                                             8      112
     Payments                                           (323)     (69)
                                                        ----     ----

     Balance at December 31                             $270     $585
                                                        ====     ====


16.  DEFERRED COMPENSATION

     The Company has an agreement with certain directors to invest a part of current directors fees. These fees are held in Company accounts at the Bank's highest certificate rate until the permanent disability, resignation or removal from office of the director, at which time the fees are payable in either a lump sum or on a monthly installment basis as directed by an election made by the director.

     The total liability is $67,000 and $65,000 for the years ended December 31, 1998 and 1997, respectively. A $4,000 payment was made from the accounts during 1998. Deferred compensation contributions charged to income for the years ended December 31, 1998 and 1997 were $3,000 and $0, respectively.


17.  COMMITMENTS AND CONTINGENCIES

     The Bank is, in the normal course of business, a party to certain off-balance-sheet financial instruments with inherent credit risk. These instruments, which include commitments to extend credit and standby letters of credit, are used by the Bank to meet the financing needs of its customers. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the Company's statements of financial condition.


                                F-33
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

     Financial instruments with off-balance-sheet credit risk for which the contract amounts represent potential risk were as follows:

                                                         DECEMBER 31,
                                          -----------------------------------------
                                                 1998                  1997
                                                 ----                  ----
                                                          (1,000'S)
                                          -----------------------------------------
                                                     INTEREST                INTEREST
                                          AMOUNT      RATE         AMOUNT      RATE
                                          ------      ----         ------      ----
Commitments to extend credit - Fixed       $189    7.75%-9.50%      $113   8.75%-9.50%
                             - Variable     292    7.25%-7.875%       45      7.88%
Letters of credit                            20        N/A            --       N/A
                                           ----                     ----

     Total                                 $501                     $158
                                           ====                     ====


     The Company's maximum exposure to credit loss under commitments to extend credit and standby letters of credit is the equivalent of the contractual amount of those instruments. The same credit policies are used by the Company in granting commitments and conditional obligations as are used in the extension of credit.

     The commitments noted above consist of loans approved by the Bank with the funds not yet being disbursed. Commitments to extend credit are legally binding agreements to lend to a borrower as long as the borrower performs in accordance with the terms of the contract. Commitments generally have fixed expiration dates or other termination clauses. As a portion of the commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.

     Standby letters of credit are commitments issued by the Bank to guarantee the specific performance of a customer to a third party.

     Collateral may be required by both commitments and standby letters of credit in accordance with the normal credit evaluation process based upon the creditworthiness of the customer and the credit risk associated with the particular transaction. Collateral held varies but may include residential and commercial real estate, accounts receivable, inventory and equipment.

     The Company is a defendant in lawsuits filed by three former employees asking for damages in excess of $240,000. Outside counsel for the Company has advised the Company that, at this stage in the proceedings, they cannot offer an opinion as to the probable outcome. The Company is vigorously defending its position. No amounts have been recorded in the financial statements for these matters.


18.  CONCENTRATION OF CREDIT RISK

     Most of the Bank's business activity is with customers located within Williamson, Jackson and Franklin counties in Illinois. At December 31, 1998 and 1997, the Bank was considered to have a significant concentration of credit risk for loans made to various local churches. Loans made to various churches total $1,671,000 and $1,735,000 at December 31, 1998 and 1997, respectively. This comprises 5% of the total loan portfolio and 15% of tangible capital at December 31, 1998.


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     At December 31, 1998, the Company had cash balances in excess of the
     FDIC limits at other institutions of approximately $12,098,000.


19.  LIQUIDATION ACCOUNT

     At the time of the conversion from mutual to stock form, the Bank established a liquidation account for the benefit of eligible savings account holders who continue to maintain their savings accounts with the Bank after conversion. In the event of a complete liquidation of the Bank (and only in such event), eligible savings account holders who continue to maintain their accounts with the Bank shall be entitled to receive a distribution from the liquidation account after payment to all creditors but before any liquidation distribution with respect to common stock. The initial liquidation account will be proportionately reduced for any subsequent reduction in the eligible holder's deposit accounts. The creation and maintenance of the liquidation account will not restrict the use or application of any of the capital accounts of the Company, except that the Company may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect of such dividend or repurchase would be to cause the Company's equity to be reduced below the aggregate amount then required for the liquidation account or the amount required by federal or state law.


20.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

     Cash and cash equivalents and certificates of deposit - The carrying amount of cash and short-term instruments approximate their fair value.

     Securities held-to-maturity and securities available-for-sale - Fair values for investment securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

     Loans receivable and loan commitments - For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one-to-four family residential), other consumer loans, commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

     The fair value of commitments to extend credit is estimated using fees currently charged to enter into similar agreements and the creditworthiness of the customers. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

     Investments required by law - Stock in Federal Home Loan Bank and stock in Federal Reserve Bank are valued at cost which represents redemption value and approximates fair value.

     Deposit liability - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of

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     variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Accrued interest - The carrying amounts of accrued interest approximate their fair values.

     Short-term borrowings - As a result of the short-term nature of these instruments, the carrying amount approximates their fair value.

     The Company, in accordance with SFAS No. 107, has estimated fair values of the financial instruments as follows:

                                       DECEMBER 31,            DECEMBER 31,
                                           1998                    1997
                                 ------------------------ -----------------------
                                         (1,000'S)               (1,000'S)
                                 ------------------------ -----------------------
                                  CARRYING          FAIR   CARRYING         FAIR
                                   AMOUNT          VALUE    AMOUNT         VALUE
                                   ------          -----    ------         -----
Financial Assets:
     Cash and cash equivalents     $12,202        $12,202   $ 4,970       $ 4,970

     Certificates of deposit         1,379          1,379        95            95

     Investment securities and
     mortgage-backed and related
     securities                     11,344         11,411    14,327        14,308

     Loans                          36,754         38,392    46,707        45,839
     Allowance for loan losses        (372)            --      (400)           --
                                   -------        -------   -------       -------

     Loans, net of allowance        36,382         38,392    46,307        45,839

     Investments required by law       539            539       577           577

     Accrued interest receivable       229            229       292           292

Financial Liabilities:
     Deposits                       51,417         51,699    54,022        54,145

     Escrow accounts                   205            205       228           228

     Accrued interest on deposits       49             49        63            63

     Short-term borrowings              --             --       750           750

Off Balance Sheet Financial
Instruments:
     Loan Commitments                   --             --        --            --
     Letters of Credit                  --             --        --            --


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21.  PARENT COMPANY FINANCIAL INFORMATION

     The following are condensed balance sheets as of December 31, 1998 and 1997 and condensed statements of income and cash flows for the periods ended December 31, 1998 and 1997 for Heartland Bancshares, Inc. (parent company only):

                        CONDENSED BALANCE SHEETS
                                                     DECEMBER 31,
                                                  ------------------
                                                    1998      1997
                                                    ----      ----
                                                      (1,000'S)
                                                  ------------------
Assets:
     Cash                                          $  268    $  439
     Investment securities and mortgage-
         backed securities                          1,275     2,104
     Investment in subsidiary                       4,735     4,694
     Other assets                                     219       233
                                                   ------    ------

            Total Assets                           $6,497    $7,470
                                                   ======    ======

Liabilities and Stockholders' Equity:
     Other liabilities                             $   52    $  175
     Stockholders' equity                           6,445     7,295
                                                   ------    ------

            Total Liabilities and Stockholders'
                 Equity                            $6,497    $7,470
                                                   ======    ======


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

                    CONDENSED STATEMENTS OF INCOME
                                                     DECEMBER 31,
                                                  ------------------
                                                    1998      1997
                                                    ----      ----
                                                      (1,000'S)
                                                  ------------------
Interest income                                      $157      $245
Other                                                  (1)        4
                                                    -----      ----

                                                     $156      $249
Operating expenses                                    433       337
                                                    -----      ----

     Income (loss) before income taxes and equity
     in undistributed earnings of subsidiary        $(277)     $(88)

Income tax expense (benefit)                         (113)      (46)
                                                    -----      ----

     Income (loss) before equity in undistributed
     earnings of subsidiary                         $(164)     $(42)

Equity in undistributed earnings of subsidiary         31       205
                                                    -----      ----

         Net Income                                 $(133)     $163
                                                    =====      ====

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

                    CONDENSED STATEMENTS OF CASH FLOWS
                                                     DECEMBER 31,
                                                  ------------------
                                                    1998      1997
                                                    ----      ----
                                                      (1,000'S)
                                                  ------------------
Operating activities:
     Net income                                     $(133)    $ 163
     Equity in undistributed earnings of
         subsidiary                                   (31)     (205)
     Other, net                                        87       271
                                                    -----     -----

         Net Cash Used in Operating Activities      $ (77)    $ 229
                                                    -----     -----

Investing activities:
     Net (increase) decrease in investment
     securities                                     $ 829     $ 641
                                                    -----     -----

         Net Cash Used in Investing Activities      $ 829     $ 641
                                                    -----     -----

Financing activities:
     Dividends paid                                 $(239)    $(326)
     Shares acquired by MRP                            --      (552)
     Purchase of treasury stock                      (684)       --
                                                    -----     -----

         Net Cash Provided by Financing Activities  $(923)    $(878)
                                                    -----     -----

         Net Change in Cash and Cash Equivalents    $(171)    $  (8)

Cash and Cash Equivalents at Beginning of Year        439       447
                                                    -----     -----

Cash and Cash Equivalents at End of Year            $ 268     $ 439
                                                    =====     =====



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22.  SHORT-TERM BORROWINGS

     The following information relates to the short-term borrowings of the Company for the years ended December 31, 1998 and 1997.

                                                     DECEMBER 31,
                                                  ------------------
                                                    1998      1997
                                                    ----      ----
                                                      (1,000'S)
                                                  ------------------

     Federal Home Loan Bank borrowings:
     Balance at year end                            $ --      $  750

     Weighted average interest rate
     at year end                                      --%       5.86%

     Average amount outstanding during
     the year                                       $ 45      $1,375

     Maximum amount outstanding at
     any month                                      $750      $1,750

     Weighted average interest rate
     during the year                                5.86%       5.69%

     Short-term borrowings consisted of borrowings from the Federal Home Loan Bank with maturities greater than one business day.

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23.  EARNINGS PER SHARE

     The following data shows the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock.

                                                        1998       1997
                                                        ----       ----
     Income (loss) available to common stockholders
      used in basic EPS                              $(133,000)  $163,000
                                                     =========   ========

     Income (loss) available to common stockholders
      after assumed conversions of dilutive
      securities                                     $(133,000)  $163,000
                                                     =========   ========

     Weighted average number of common shares
      used in basic EPS                                800,174    819,736

     Effect of dilutive securities:
      Stock options                                      1,767      7,784
                                                     ---------   --------

     Weighted number of common shares and
      dilutive potential common stock used
      in diluted EPS                                   801,941    827,520
                                                     =========   ========

24.  SEGMENT INFORMATION

     As discussed in Note 1, during 1998, the Company adopted the appropriate provisions of SFAS No. 131. The principal business of the Company is overseeing the business of the Bank and investing the portion of the net proceeds from its initial public offering retained by it. The Company has no significant assets other than its investment in the Bank, a loan to the ESOP plan and certain investment securities and cash and cash equivalents. The Bank's principal business consists of attracting deposits from the general public and investing these deposits in loans to its customers. The Bank's operating facilities are contained in Williamson County, Illinois, and its lending is concentrated within the counties of Williamson, Jackson and Franklin located in southeastern Illinois. The Bank has no customer from which it derives 10% or more of its revenue. With these facts in mind, the Company's management believes that the Company is comprised of only one reportable operating segment, and that the consolidated financial statements adequately reflect the financial condition and operations of that segment.


25.  PROPOSED MERGER

     On December 23, 1998, an Agreement and Plan of Merger (the "Agreement") was entered into by the following parties: (1) the Company; (2) Banterra Corp. ("Banterra"); and (3) Banterra Acquisitionco, Inc. ("Acquisitionco"), a wholly owned subsidiary of Banterra. The Agreement provides for the acquisition of the Company by Banterra by means of a merger (the "Merger"), with the Company surviving the Merger and becoming a wholly owned subsidiary of Banterra. The Agreement provides that the Merger is subject to the approval of all applicable regulatory agencies, the approval by the holders of the Company's Common Stock and the satisfaction or waiver of a number of other conditions. Subject to these conditions, the Agreement provides that each outstanding share of the

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     Company's Common Stock will be cancelled and converted into the right to receive $15.75 in cash. Also, under conditions specified in the Agreement, each holder of an option to acquire the Company's Common Stock that is outstanding and fully vested will be cancelled and converted into the right to receive $1.75 in cash multiplied by the number of shares covered by the option. Approval of the Agreement and the Merger will require the affirmative vote of at least two-thirds of all votes entitled to be cast by the Company's shareholders. The Agreement has been approved and adopted by the Board of Directors of the Company and Banterra. A special meeting of the Company's shareholders is scheduled to be held in the first half of 1999 to vote on the proposed Merger.


26.  STOCK REPURCHASE PLAN AND TREASURY STOCK

     During 1998, the Board of Directors of the Company adopted a program to repurchase 43,843 shares, or 5%, of the Company's outstanding Common Stock. It is management's current intention that all repurchased shares will be held as treasury stock and will be used for general corporate purposes, including the exercise of stock options. As of December 31, 1998, the repurchase program has been completed, with 43,843 shares being repurchased under the Stock Repurchase Plan. During the third quarter of 1998, the Company acquired another 199 shares of treasury stock in a transaction unrelated to the Stock Repurchase Plan.


27.  MORTGAGE RATE ADJUSTMENT

     During the fourth quarter of 1998, the Bank conducted a review of interest rate adjustments made in the past relating to adjustable rate mortgages. Based upon this review, the Bank has determined that it is probable that rebates of excess interest income should be made to a portion of the Bank's adjustable rate loan customers. The Bank currently estimates the amount of these potential rebates at $148,300. This amount has been recorded as a liability on the December 31, 1998 consolidated statement of financial condition, and has been recorded as a charge to current period operations on the consolidated statements of income. The after-tax effect of this charge is approximately $87,000.


28.  YEAR 2000 COMPLIANCE MATTERS

     As with all providers of financial services, the Bank's operations are heavily dependent on information technology systems. The bank is addressing the potential problems associated with the possibility that the computers that control or operate the Bank's information technology systems and infrastructure may not be programmed to read four-digit date codes and, upon arrival of the year 2000, may recognize the two-digit code "00" as the year 1900, causing systems to fail to function or to generate erroneous data.

     As part of the awareness, inventory and assessment phases of its action plan related to the Year 2000 problem, the Bank has identified the operating systems which are considered critical to the ongoing operations of the Bank and the Company. The Bank is working with companies that supply or service its information technology systems to remedy any perceived Year 2000 problems. As a part of the implementation of its Year 2000 action plan, the Bank has purchased a number of new computers which have been determined to be Year 2000 compliant.

     Of the systems that the Bank has identified as mission critical, the most significant is the on-line account processing system that is performed by a third party service provider, NCR. As of December 31, 1998, NCR has substantially completed its testing of internal systems, and has completed its proxy testing by

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     user participants and its on-line testing.  The Bank's review of this proxy test indicates that the transactions performed, the hardware specifications and other factors used in the proxy test closely match the Bank's own operational environment and available hardware. The Bank intends to continue its own program of appropriate testing of this and other mission critical systems.

     The Bank is in the process of evaluating its non-technological systems to determine whether such systems have embedded technology that could be affected by the Year 2000 problem. As of the date hereof, the Bank does not anticipate that any disruption relating to such systems will have a material adverse effect on the Bank's operations.

     During 1998, the Bank developed a contingency plan in the event the mission-critical systems are not successfully renovated in a timely manner or such systems were to actually fail at Year 2000 critical dates. Among other issues, that plan addresses the possibility that NCR, the current data service provider, could fail to operate on January 1, 2000. A business resumption plan was formed to deal with this possibility. With respect to a short-term remedy for business disruptions potentially caused by the Year 2000 problem, the Bank's Board and management have determined that a manual system is the most reasonable approach to allow the Bank to continue to effectively serve its customer base. The business resumption plan addresses preparation, logistics, departmental requirements and guidelines for the potential handling of specific types of banking transactions on such a manual basis.

     Management has indicated that, as of December 31, 1998, approximately $43,000 of expenditures have been incurred resulting from the Bank's efforts to make its systems Year 2000 compliant. Management is currently estimating that approximately $8,000 of additional expenditures will be incurred during 1999 in connection with this issue. No assurance can be given, however, that significant expense will not be incurred in future periods. In the event that the Bank is ultimately required to purchase additional replacement computer systems, programs and equipment, or if the Bank is required to incur substantial additional expense to make the Bank's current systems, programs and equipment Year 2000 compliant, the Bank's net earnings and financial condition could be adversely affected.

     In addition to possible expense related to its own systems, the Bank could incur losses if loan payments are delayed due to Year 2000 problems affecting any major borrowers in the Bank's primary market area. Because the Bank's loan portfolio is highly diversified with regard to individual borrowers and types of businesses, and the Bank's primary market area is not significantly dependent upon one employer or industry, the Bank does not expect any significant or prolonged difficulties that will affect net earnings or cash flow.

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                               ANNEX A
                               -------



                         _________________, 1999

Board of Directors
Heartland Bancshares, Inc.
318 Park Avenue
Herrin, Illinois  62948

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock (the "Heartland Common Stock") of Heartland Bancshares, Inc. ("Heartland") of the consideration to be received by such shareholders in a merger (the "Merger") of Heartland with Banterra Corp., Eldorado, Illinois ("Banterra"), pursuant to the Agreement and Plan of Merger dated December 23, 1998 (the "Agreement"). Unless otherwise noted, all terms used herein will have the same meaning as defined in the Agreement.

     As more specifically set forth in the Agreement, and subject to a number of conditions and procedures described in the Agreement, in the Merger each of the issued and outstanding shares of Heartland Common Stock shall be exchanged for $15.75 of cash. All outstanding and vested options for the right to purchase Heartland Common Stock will be cancelled and automatically converted into the right to receive $1.75 in cash.

     Trident Financial Corporation ("Trident") is a financial consulting and investment banking firm experienced in the valuation of business enterprises with considerable experience in the valuation of thrift institutions. In the past, Trident and its affiliates have provided financial advisory services for Heartland and have received fees for the rendering of these services. In addition, in the ordinary course of our business we may trade the securities of Heartland for our own account and for the accounts of our customers and, accordingly, may at any one time hold a long or short position in such securities. Trident is not affiliated with Heartland or Banterra.

     In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available information concerning Heartland, including the audited financial statements for each year in the three year period ended December 31, 1998; (iii) certain other internal information, primarily financial in nature, concerning the business and operations of Heartland furnished to us by Heartland for purposes of our analysis; (iv) information with respect to the trading market for Heartland Common Stock; (v) certain publicly available information with respect to other companies that we believe to be comparable to Heartland and the trading markets for such other companies' securities; and (vi) certain publicly available information concerning the nature and terms of other transactions that we believe relevant to our inquiry. We met with certain officers and employees of Heartland to discuss the foregoing. We have also taken into account our assessment of general economic, market, financial and regulatory conditions and trends, as well as our knowledge of the thrift industry, experience in connection with similar transactions and general knowledge of securities valuation.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available. We have not attempted independently to verify any such information. We have not conducted a physical inspection of the properties or facilities of Heartland, nor have we made or obtained any independent evaluations or appraisals of

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any such properties or facilities.  We did not specifically evaluate
Heartland's loan portfolio or the adequacy of reserves for possible loan losses.

     Based upon and subject to the foregoing, we are of the opinion that the consideration to be received by the holders of Heartland Common Stock in the Merger is fair, as of the date hereof, from a financial point of view, to such holders. The standard employed by us in reaching our judgment as to fairness of such consideration from a financial point of view was whether our estimation of the economic value of such consideration is within the range of estimated economic values within which companies having the characteristics of Heartland and Banterra might negotiate a merger transaction at arm's length and not whether such consideration is at or approaching the higher end of such range.

     Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and does not address Heartland's underlying business decision to effect the Merger. Finally, our opinion does not constitute a recommendation to any shareholder of Heartland as to how such shareholder should vote at the shareholders' meeting held in connection with the Merger.

     This opinion is being delivered to the Board of Directors of Heartland and may not be summarized, excerpted from, reproduced, disseminated or delivered to any third party without the express written consent of Trident. Our opinion is as of the date set forth above, and events or circumstances occurring after this date may adversely impact the validity of the bases of our opinion and/or such opinion.

                                    Very truly yours,

                                    TRIDENT FINANCIAL CORPORATION


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                               ANNEX B
                               -------

     Following is the text of the dissenters' rights provisions set forth at Sections 11.65 and 11.70, respectively, of the Illinois Business Corporation Act of 1983, as amended:

     Section 11.65.  Right to Dissent.  (a)  A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions: (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30; (2) consummation of sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business; (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (i) alters or abolishes a preferential right of such shares; (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares; (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

     (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

     (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

     Section 11.70. Procedure to Dissent. (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

     (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.


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     (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

     (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are canceled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

     (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

     (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

     (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

     (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.


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     (i)  The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

          (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b),
     (c), (d), or (f).

          (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

     (j)  As used in this Section:

          (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

          (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.


                                 B-3
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                      HEARTLAND BANCSHARES, INC.
                        318 SOUTH PARK AVENUE
                     HERRIN, ILLINOIS  62948-3604

For the Special Meeting of Shareholders to be held _______________, 1999

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of HEARTLAND BANCSHARES, INC. (the "Company"), does hereby nominate, constitute and appoint __________ and ___________ or each of them (with full power to act alone), true and lawful proxies and attorneys-in-fact, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the shares of common stock, $0.01 par value (the "Common Stock") of the Company standing in the name of the undersigned on its books at the close of business on ______________, 1999 at the Special Meeting of shareholders to be held at _________________________________, on ______________, 1999,
at _________ _.m. Central Time, and at any adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, as follows:

1. To consider and vote upon the approval of the Agreement and Plan of Merger, dated as of December 23, 1998 (the "Agreement"), pursuant to which the Company will be acquired by Banterra Corp. ("Banterra") by means of a merger of Banterra Acquisitionco., Inc., a wholly owned subsidiary of Banterra, with and into the Company with the Company as the surviving corporation, whereby, upon consummation of the merger, each share of Common Stock of the Company will be converted into the right to receive $15.75 in cash and each holder of an option to acquire Common Stock will be entitled to receive $1.75 in cash multiplied by the number of shares covered by the option, as set forth in detail in the accompanying Proxy Statement.

            / / FOR          / / AGAINST           / / ABSTAIN

     To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                A VOTE "FOR" APPROVAL OF THE AGREEMENT.

     The undersigned hereby revokes any other proxies to vote at such meeting and hereby ratifies and confirms all that the proxies and attorneys-in-fact, or each of them, appointed hereunder may lawfully do by virtue hereof. Said proxies and attorneys-in-fact, without limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the Special Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED ABOVE.

      PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY.
                 RETURN USING THE ENVELOPE PROVIDED

             HEARTLAND BANCSHARES, INC. SPECIAL MEETING

Check appropriate box          Date______________     NO. OF SHARES
Indicate changes below:
Address Change?     / /      Name Change? / /


                                     _____________________________________

                                     _____________________________________
                                     When signing as attorney, executor,
                                     administrator, trustee or guardian,
                                     please give your full title. If
                                     more than one person holds the power
                                     to vote the same shares, all must
                                     sign.  All joint owners must sign.
                                     The undersigned hereby acknowledges
                                     receipt of the notice of Special
                                     Meeting and the Proxy Statement
                                     (with all enclosures and attachments),
                                     dated _______, 1999, relating to the
                                     Special Meeting.